Registration No. 024-12128

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Kronos Advanced Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	3564	87-0440410
State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

2501 Garfield Avenue

Parkersburg, WV 26101

(323)680-4772

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Incorp Services, Inc.

3773 Howard Hughes Parkway, Suite 500S,
Las Vegas, NV 89169
Phone: (800) 246-2677

(Address, including zip code, and telephone number, including area code, of agent for service)

                             This Offering Circular shall only be qualified upon order of the Commission.

PRELIMINARY OFFERING CIRCULAR SUBJECT TO COMPLETION,

DATED SEPTEMBER 27, 2023

Kronos Advanced Technologies, Inc.

MAXIMUM OFFERING AMOUNT: [$866,750.00- $902,000.00]

MAXIMUM NUMBER OF SHARES OFFERED HEREBY: 75,166,667 – 120,266,661

This is a public offering (the “Offering”) of securities of Kronos Advanced Technologies, Inc., a Nevada corporation (the “Company”). We are offering a maximum of 75,166,667 to 120,266,661 (the “Maximum Offering”) of our common stock, par value $0.001 (the “Common Stock”) via subscription at an offering price of $0.0075 to $0.012 share (the “Shares”) pursuant to Tier 1 of Regulation A+.

Additionally, we are registering 8,500,000 shares of common stock issued to Pinnacle Consulting Services, Inc., a Nevada corporation, as a selling shareholder.

This Offering is being conducted on a “best efforts” basis, which means that there is no minimum number of Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this Offering. This Offering will expire on the first to occur of (a) the sale of all the [75,166,667 – 120,266,661] shares of Common Stock offered for subscription hereby, (b) June 11, 2024, subject to extension, in the sole discretion of the Company, not to exceed one year from qualification of the Offering, or (c) when the Company’s board of directors elects to terminate the Offering (as applicable, the “Termination Date”).

There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering in accordance with the Use of Proceeds section of this Offering Circular (See section “Use of Proceeds”) and such other uses as more specifically set forth in this offering circular (“Offering Circular”). We expect to commence the sale of the Shares as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the United States Securities and Exchange Commission (the “SEC”). Purchasers of the Shares will not be entitled to a refund and could lose their entire investment.

Preliminary Note.

This Amendment No. 2 to Form 1-A includes updated financial statements for the fiscal years 2022 and 2023 and disclosure of summary executive compensation for fiscal years 2022 and 2023, updated Management Discussions and Analysis related to  fiscal years 2022 and 2023.

Company Overview

Kronos Advanced Technologies, Inc. (“Kronos” or the “Company”) is a West Virginia-based company focused on the consumer air cleaning market. We develop and sell consumer products and new technologies that significantly change the way air is moved, filtered, and cleansed. Our product technology, uses state-of-the-art, high voltage processes, thereby eliminating the need for traditional porous HEPA filters.

The Company was originally incorporated under the laws of the State of Utah on September 17, 1980, as Penguin Petroleum, Inc. Penguin Petroleum Inc.’s stockholders approved a name change on October 6, 1982, to Petroleum Corporation of America, Inc. On December 29, 1996, stockholders approved a reorganization whereby they exchanged their stock on a one-for-one basis with Technology Selection, Inc., a Nevada corporation. Technology Selection, Inc.’s shares began trading on the Over-the-Counter Bulletin Board on August 28, 1996, under the symbol “TSET”. On November 19, 1998, Technology Selection, Inc. changed its name to TSET, Inc. Effective January 12, 2002, we began doing business as Kronos Advanced Technologies, Inc.; and, as of January 18, 2002, we changed our ticker symbol to “KNOS”.

Kronos Advanced Technologies, Inc. (Kronos) was initially founded in 2002 with the primary business focus of designing and developing air movers. Over time Kronos migrated its business to focus on the consumer air cleaner business. Kronos began this stage of operations as a product development company whose designs introduced new technologies that significantly changed the way air was moved, filtered, and cleansed. Our current air cleaner products use collection plates, located internally which are easily cleaned and long-lasting, unlike some of our competitors’ designs, which require the replacement of less efficient and costly HEPA filters multiple times a year.

The Company’s Common Stock is listed on the Over-The-Counter Bulletin Board under the symbol “KNOS,” and is listed under the Pink Current Information Tier on OTC Markets. For further information, see “Plan of Distribution - Exchange Listing” of this Offering Circular.

The Offering price and our valuation was determined by management in order to attract investors in this Offering. The valuation of our currently outstanding shares of Common Stock and the $0.0075 to $0.012 per share Offering price of the Common Stock has been based upon the trading price and volume of trading of our Common Stock on the OTC Pink exchange and is not based on book value, assets, earnings, or any other recognizable standard of value. (See Determination of Offering Price)

In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of Kronos Advance Technologies, Inc.

No sale may be made to you in this offering if you do not satisfy the investor suitability standards described in this Offering Circular under Plan of Distribution-State Law Exemptions and Investor Suitability Standards. Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE

COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public		Commissions	Proceeds to the Company
Per Share (1)		$0.0075 to 0.012	$0.00		$0.0075 to 0.012
Maximum Offering	$	[$866,750.00- $902,000.00]	$0.00	$	[$866,750.-- $902,000.00]

(1)	Does not account for the payment of offering expenses, estimated at $20,000.00. See “Plan of Distribution” for further detail.

The Company has determined it will not require the services of a FINRA-member broker-dealer or placement agent with respect to this Offering. However, the Company may at some future time decide to engage one or more FINRA-member broker-dealers or placement agents in its discretion. The maximum Offering does not include expenses of the Offering, including fees for administrative, accounting, audit and legal services, fees for EDGAR document conversion and filing, and website posting fees.

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THE SECURITIES UNDERLYING THIS OFFERING STATEMENT MAY NOT BE SOLD UNTIL QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION. THIS OFFERING CIRCULAR IS NOT AN OFFER TO SELL, NOR SOLICITING AN OFFER TO BUY, ANY SHARES OF OUR COMMON STOCK IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH SALE IS PROHIBITED.

INVESTMENT IN SMALL BUSINESS INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, WHICH WE REFER TO AS THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This Offering Circular follows the disclosure format of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is September 27, 2023.

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We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “Kronos Advanced Technologies,” “we,” the “Company,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of Kronos Advanced Technologies, Inc. Our Stock is listed as “KNOS” under the OTC Markets.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward- looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	Our ability to effectively operate our business segments;

●	Our ability to manage our research, development, expansion, growth, and operating expenses;

●	Our ability to evaluate and measure our business, prospects, and performance metrics;

●	Our ability to respond and adapt to changes in technology and customer behavior; and

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions, and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of Kronos Advanced Technologies, Inc., a Nevada corporation.

Company Overview

Current Business Operations

Kronos Advanced Technologies, Inc. (“Kronos” or the “Company”) was originally incorporated under the laws of the State of Utah on September 17, 1980, as Penguin Petroleum, Inc. Penguin Petroleum Inc.’s stockholders approved a name change on October 6, 1982, to Petroleum Corporation of America, Inc. On December 29, 1996, stockholders approved a reorganization whereby they exchanged their stock on a one-for-one basis with Technology Selection, Inc., a Nevada corporation. Technology Selection, Inc.’s shares began trading on the Over-the-Counter Bulletin Board on August 28, 1996, under the symbol “TSET”. On November 19, 1998, Technology Selection, Inc. changed its name to TSET, Inc. Effective January 12, 2001, we began doing business as Kronos Advanced Technologies, Inc.; and, as of January 18, 2002, we changed our ticker symbol to “KNOS”.

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Offering Circular Summary

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of Kronos Advanced Technologies, Inc., a Nevada corporation.

Issuer:	Kronos Advanced Technologies, Inc.

Shares Offered:

A maximum of [Seventy-Five Million One Hundred Sixty-Six Thousand Six Hundred Sixty-Seven to One Hundred Twenty Million Two Hundred Sixty-Six Thousand Six Hundred Sixty-One [75,166,667 to 120,266,661]) shares of our Common Stock by subscription (the “Maximum Offering”), at an offering price of $0.0075 to $0.012 share (the “Shares”).

Number of shares of Common Stock Outstanding before the Offering:	659,323,911 shares of Common Stock.

Number of shares of Common Stock to be Outstanding after the Offering:	[734,490,578 – 779,590,57 shares of Common Stock if the Maximum Offering is sold.

Price per Share:	[$0.0075 - $0.012]

Listing:	Our shares of Common Stock are listed on Over the Counter Pink Sheets exchange under the symbol “KNOS.”

There can be no assurance that the Company Common Stock sold in this Offering will continue to be approved for listing on OTCPNK or other recognized securities exchange. For more information see the section “Risk Factors.”

Maximum Offering:

A maximum of [Seventy-Five Million One Hundred Sixty-Six Thousand Six Hundred Sixty-Seven to One Hundred Twenty Million Two Hundred Sixty-Six Thousand Six Hundred Sixty-One [75,166,667 to 120,266,661] shares of our Common Stock by subscription (the “Maximum Offering”), at an offering price of $0.0075 to $0.012 for gross proceeds to the Company of $800,000.  We will not receive any proceeds from Selling Shareholders, for which we are registering 8,500,000 common shares.

Minimum Number of Shares to Be Sold in this Offering:	None.

Use of Proceeds:

If we sell all the Shares being offered, our net proceeds (there are no commissions) will be $800,000.00.  We will not receive any proceeds from Selling Shareholders, for which we are registering 8,500,000 common shares.  We will use these net proceeds for retiring outstanding debt working capital and general corporate purposes, and such other purposes described in the “Use of Proceeds” section of this Offering Circular.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors”.

Corporate Information:	2501 Garfield Ave, Department C, Parkersburg, WV 26101 https://www.kronosati.co (323) 680-4772

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THE OFFERING:

REGULATION A+; CONTINUOUS REPORTING

REQUIREMENTS UNDER REGULATION A

We are offering our Common Stock pursuant to recently adopted rules by the Securities and Exchange Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier q” of Regulation A+, which allows us to offer of up to $20 million in a 12-month period. For Tier 1 offerings, the offering circular must be filed with, and is subject to review and qualification by, the staff at the SEC and is generally subject to review and qualification by the securities regulator in the states where the offering is being conducted.  The financial statements disclosed in a Tier 1 offering do not have to be audited.

In accordance with the requirements of Tier 1 of Regulation A+, companies offering securities under Tier 1 do not have ongoing reporting requirements other than a final report on Form 1-Z on the status of the offering.

This Offering Circular contains a fair summary of the material terms of documents summarized herein. All concepts, goals, estimates and business intentions are revealed and disclosed as such are known to management as of the date of this Offering Circular. Circumstances may change so as to alter the information presented herein at a later date. This material will be updated by Amendment to this document and by means of press releases and other communications to Shareholders. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

As used in this Offering Circular, all references to “Kronos Advance Technologies,” “capital stock,” “Common Stock,” “Shares,” “preferred stock,” “stockholders,” “shareholders” applies only to Kronos Advance Technologies, Inc. As used in this Offering Circular, the terms “Company,” “we,” “our” or words of like import mean Kronos Advance Technologies, Inc. All references in this Offering Circular to “years” and “fiscal years” means the twelve-month period ended June 30.

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OUR BUSINESS

Business Overview

Indoor air contains pollutants can affect the quality of life. Some of these pollutants come from outdoors, and others come from indoor sources and activities, such as cooking, cleaning, secondhand smoke, building materials, consumer products, and home furnishings. These indoor air pollutants can be particles or gases, including volatile organic compounds. Common contaminants that can be found indoors include both fine and coarse particulate matter, formaldehyde, mold, and pollen. Indoor air quality will vary from home to home and over the course of a day within a home. Since most people spend about 90% of their time indoors, mostly in their homes, much of their exposures to airborne pollutants will happen in the home.

Our business focus is on the consumer air cleaning market. We do not design, market, or sell our air cleaning products as medical devices. We do not claim our products mitigate, treat, cure, or prevent disease. Our business develops and sells consumer products and new technologies that significantly change the way air is moved, filtered, and cleansed. Our product technology, uses state-of-the-art, high voltage processes, thereby eliminating the need for traditional porous HEPA filters. We believe our products move air silently, have superior filtering capabilities, and in general, cleans ambient air while offering dramatically reduced energy consumption. Our products have unique, variable, and superior filtering capabilities in both shape and size. They are available in a smaller footprint to provide air cleaning in cars. Larger units are available for consumer home use, for business use, or even in extreme industrial applications requiring the destruction of certain hazardous gases. The Company also sells bio-aerosol sensors and wearable sensors which are designed to identify aerosol contaminants in the air.

Our Products

Our technology is currently offered in the form of multiple stand-alone portable products designed to move, filter, and clean the air for businesses, homes, and vehicles. On a broader basis, additional markets that could immediately be impacted using standalone, embedded Kronos® devices include schools, universities, manufacturing clean-rooms, personal automobiles, buses, taxis, and commercial aircraft cabins. Our products are marketed under the Airdog® and KRONOS® brand names.

Our primary products include:

●

Kronos Air Purifier 5G Model 3; an ionic air purifier with washable filter. This stand-alone device measures 10.2” in length x 10.2” wide x 20.5” high and is portable weighing 11 pounds and is manufactured with flame resistant plastic, with the ability to clean the air from an area of up to 215 square feet.

●

Kronos Air Purifier 5G Model 5; FDA CLEARED, an ionic air purifier with washable filter. This stand-alone device measures 12.4” in length x 12” wide x 25.6” high and weighing 23.6 pounds and is manufactured with flame resistant plastic, with the ability to clean the air from an area of up to 450 square feet.

●

Kronos Air Purifier 5G Model 8; an ionic air purifier with washable filter. This stand-alone device measures 15” in length x 15” wide x 30” high and weighing 43.4 pounds and is manufactured with flame resistant plastic, with the ability to clean the air from an area of up to 1000 square feet.

●

Kronos Fit Air; This portable device weighs 7.8 ounces and measures 7.2” in length x 3.5” wide x 3.1” high with the ability to be attached to a wristband, tote or desk or car, clean the air from an area of up to 25 square feet.

●	Kronos Fit Air Bundle; combines the Kronos Fit Air with a connected face mask providing personal filtered air with the benefits of a mask.
●	Kronos Car Air Purifier: at 2.4” high, 8.11” long and 6.89” wide, this portable device powered by a DC 12volt car charger is designed to clean the air in a vehicle.
●

Kronosati Mini; the device is designed to be able to be held in hand on worn on a lanyard to filter the immediate airspace around an individual; the device measures 2” x 3” x &frac23;” and weighs. It contains a re-chargeable battery that connects via USB for recharging.

We also sell 5-layer graphene face masks that are not meant for medical use, and we also sell replacement parts for our principal products.

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We also have a number of other products in various stages of research and development, including space heaters, vaporizers, disinfectors, deodorizers and/or fans. These products have all been conceptualized during our research and development efforts over the past years. Each product varies in its respective level of completion, with none having been finalized and brought to market for sale. All products are waiting on capital and should be finalized as capital becomes available.

The following table discloses our revenues from July 2020 to June 30, 2021, based on sales of our primary products:

Product	Quantity Sold	Revenue
Kronos Air Purifier 5G Model 3	43	$15,601.65
Kronos Air Purifier 5G Model 5	667	$341,348.10
Kronos Air Purifier 5G Model 8	113	$101,005.11
Kronos Fit Air	33	$3,063.45
Kronos Fit Air Bundle	100	$11,669.70
Kronos Car Air Purifier	41	$6,278.75
Kronosati Mini	39	$3,003.56
Replacement Parts	32	$1,423.57
TOTAL		$483,393.89

We market and sell our products directly through our web site: https://1800safeair.com/, and also through independent sales representatives and select retail outlets.

On August 27, 2021, we announced our e-commerce initiative through Channelize.io, which is a Platform-as-a-Service (PaaS) product that allows any of our satisfied customers the ability to sell our products online and earn commissions from sales. Known as “Live Stream Shopping and Real-time Engagement,” we expect this to boost our sales and enhance our brand perception by connecting with our buyers who may showcase and market our products in ways that lead to informed, trusted, and accelerated purchases by new buyers. As of the date of this filing, we have not paid any commissions on customers who have sold any of our products using the PaaS product.

Our “Transition to America” Manufacturing Plan

Kronos is committed to the “Transition to America Initiative” of the Company, effectively moving our manufacturing from China to the United States. This commitment is evident by our acquisition of a 10-acre campus containing manufacturing and warehouse space of 85,000 square feet. This acquisition also included the intellectual property and manufacturing equipment necessary to manufacture electro-mechanical assemblies. As such, this acquisition provided us with the following:

·	85,000 square feet of manufacturing facilities located at our West Virginia located at 2501 Garfield Avenue, Parkersburg, West Virginia.

·	High-speed electronic manufacturing equipment capable of placing 50,000 plus electronic components (resistors, capacitors, Integrated Circuits, etc.) per hour.

·

Facility infrastructure and Intellectual Property including but not limited to proper lighting and power, material handling mezzanines, racks, workstations, conveyors and carts, custom manufacturing software, Standard Operating Procedures, Quality System, personnel records of trained employees, and Enterprise Resource Planning integrated software (ERP) including specialized Material Resource Planning supply chain management software (MRP)

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This acquisition is a true turn-key manufacturing company ready to go.The following constituent, and possibly the most important, is the experience and vision of our Chief Operating Officer, Joseph Florence, the architect of this vision (see “Our Directors and Executive Officers.”)

Additionally, a critical constituent is our Design For eXcellence Strategy (DFX). This strategy understands that Kronos cannot simply manufacture our products within the USA with the intent to build the same design as our globally sourced products. This will not work. Our strategy is to design, utilizing DFX, our next generation of products to be manufactured in the USA. This means we will specifically develop the products for our factory and reduce part counts, incorporating design-for-automation philosophies, all the while improving both the functionality and the aesthetics of our new USA designs. We will ensure our current proprietary and patented technologies are implemented, and we will also intend to develop and patent other technologies, as well as patent the uniqueness of our latest designs during this process. This will naturally occur as part of our process. This process will include fully embracing the new manufacturing initiative called Industry 4.0. We will push our existing highly automated electronic assembly methodologies throughout the factory, genuinely becoming a near “Touchless Manufacturing” facility.

These three items, turnkey facility, management experience and guidance, and best-in-class design process reduce much if not all of the risk of transitioning to a USA manufacturing company. The other key component to point out is that Kronos currently has a viable and best-in-class global product line. Therefore, we will continue to sell this product line and introduce our USA-designed products concurrently as we continue to market and sell our globally manufactured products. We believe this strategy will again emphasize additional risk reduction to our USA-designed products. We will let the design progression and market demand drive our introduction of these new products with little or no business operational pressures.

Our current globally sourced products are comparatively a simple supply chain. Kronos only needs to forecast and order turn-key assemblies. Kronos will continually access the current manufacturing lead time (the time Kronos issued a Purchase order until the time to receive those purchased products into the Kronos warehouses) for these products, our current inventory levels, and our estimated market demand. This ongoing analysis will drive the requirement to place the new purchase orders in a timely manner to ensure we have product inventory to meet market demand.

Kronos has had discussions with our current global manufacturers analyzing the critical sub-assemblies that Kronos could manufacture in our new USA facility to the benefit of both parties. The focus of these discussions is the cost justification when considering the potential savings related to both the tariff costs and shipping costs of sub-assemblies versus those of a completed assembly, as well as a plan to select the most economical components to manufacture in the USA. Additionally, Kronos has reached out to other global research and development companies having conceptual and early-stage manufacturing products in our Air Purification market. In doing so, we have strategically approached these companies and began conversations to jointly select the components or in some cases, the entire product, to be built in the USA. All of these efforts have been well received. Each party is motivated to bring on new USA manufacturing capacity. They view this as an opportunity to have geographic-local manufacturing, improved supply chain management, decentralized manufacturing, and rapid response capabilities to better serve their USA customers. It is important to emphasize that these strategies do no harm to our current supply chain of products. In fact, they enhance our market viability by providing a broader offering of products of which all will represent our Brand with excellence.

Industry Trends

The global portable air cleaner market is experiencing rapid traction. This growth is primarily led by the rising adoption of portable air cleaners for residential and commercial purposes. In pre-COVID 19 periods, people had a general notion that clean air, based on proper ventilation alone, would provide a more healthful environment free of airborne particulate that may include allergens including excessive dust, plant pollen, animal dander, hair, and the like. The onset of the novel coronavirus pandemic and its variants increased interest in the proper methods to achieve clean air. As a result, the use of air cleaners in both residential and commercial settings have increased drastically over the past year. Although undoubtedly recognized as a global disaster, the coronavirus pandemic and the spread of coronavirus variants impacted the portable air cleaner industry in a positive manner. After the onset of the pandemic, the public interest was focused on air purity, general hygiene, and the overall efforts needed to improve each individual’s health generally, and especially to invisible, airborne contaminants. Life-threatening epidemics like H1N1 Swine flu, H5N1 Avian influenza, and now the COVID 19 pandemic and variants have served to focus the general public’s attention, resulting in the increased use of air cleaners in residential and commercial locations. However, we do not market or sell our air purification products as medical devices. We do not claim our products mitigate, treat, cure, or prevent disease.

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Market Opportunity

We expect that the growth of the portable air cleaner market is projected to occur in both commercial and residential markets in the future. Helping to drive this expected domestic growth is a well-educated consumer base with rising awareness of airborne contaminants; becoming accustomed to adapting to preventative measures; and, having both an expendable income and the willingness to invest in products perceived to promote a healthy environment. Other “external” factors contributing to the growth of the domestic air purifier market include global warming, including increases in national disasters, such as seasonal large forest fires and hurricanes, as well as prolonged sweltering heat zones. Such events and conditions are projected to remain and perhaps even increase for the foreseeable future.The commercial segment can best be identified as business applications embodying offices, academic centers, stores, hotels, conference rooms, service automobiles/busing, and small indoor public gathering sites. In contrast, the residential segment consists of single-family homes, condos, and apartments. Of particular note is a recent internal study we conducted indicating that our “satisfied customers” having single-family homes often resort to secondary purchases resulting in multiple air purifiers located in separate rooms throughout their homes. This we believe should be particularly true in families having children or aging parents living at home. We expect trends will continue to accelerate the growth of the global portable air purifier market. In fact, with improved tools and techniques, scientists and health organizations are just beginning to fully understand and accurately quantify the impact of airborne pollutants and contaminants in today’s world.

We plan to expand to a larger, more diverse product platform in the near future, offering Clean Air, Clean Water, and Clean Food solutions for the consumer. Similar to the projected exponential market growth for the portable air purifier market, independent Market Research also indicates dramatic forecasted growth for the water purifier market. As of the date of this Prospectus, we do not offer or have any timetable for the introduction to market of any Clean Air, Clean Water, and Clean Food solutions for the consumer.

Government Regulation of Air Purifiers

Federal Regulation Under the Federal Food, Drug, and Cosmetic Act (FDCA), the U.S. Food and Drug Administration (FDA) regulates devices that include an “instrument, apparatus, implement, machine, contrivance, implant, in vitro reagent, or other similar or related article, including any component, part, or accessory” that is intended to cure, mitigate, treat, or prevent disease or is intended to affect the structure of any function of the body. The FDA regulates air purifiers intended for medical purposes that are used to destroy bacteria in the air by exposure to UV radiation or remove particles from the air through filtration or electrostatic precipitation. Our products use a high voltage electrostatic method of destroying airborne contaminants, and do not use UV radiation methods. We do not market or sell our air purification products as an instrument, apparatus, implement, machine, contrivance, implant, in vitro reagent, or other similar or related article, including any component, part, or accessory that is intended to cure, mitigate, treat, or prevent disease. We do not claim our products mitigate, treat, cure, or prevent disease or eliminate viruses from the air. Our products are not medical devices and not subject to FDA regulation.

The U.S. Environmental Protection Agency does not regulate, certify, or register air cleaning devices or manufacturers. The Agency does provide consumer information on air purification devices on its web site: https://www.epa.gov/indoor-air-quality-iaq/does-epa-certifyregister-or-provide-lists-acceptable-air-cleaners-or-1, and references to industry sources including the Association of Home Appliance Manufacturers, so that consumers may learn about air purification devices. Pursuant to the Energy Policy and Conservation Act (“EPCA”), The U.S. Department of Energy is authorized to regulate the energy efficiency of a number of consumer products and certain industrial equipment. The EPCA established the “Energy Conservation Program for Consumer Products Other Than Automobiles,” which sets forth a variety of provisions designed to improve energy efficiency for certain consumer products, referred to generally as “covered products.” In addition to specifying a list of consumer products that are covered products, EPCA contains provisions enable the Secretary of Energy to classify additional types of consumer products as covered products The U.S. Department of Energy has tentatively determined that air cleaners qualify as a covered product under Part A of Title III of the EPCA, as amended. The Department of Energy has tentatively determined that coverage of air cleaners is necessary and appropriate to carry out the purposes of EPCA, and that the average U.S. household energy use for air cleaners is likely to exceed 100 kilowatt-hours per year. The Department of Energy is currently engaged in soliciting public comments for proposed rules governing air cleaners. The public comment period concluded November 15, 2021. As of the date of this filing, the Department of Energy has not published an abstract of the proposed regulations or conducted a rulemaking for air cleaners. If, after public comment, the Department of Energy issues a final determination of coverage for air cleaners, it may prescribe both test procedures and energy conservation standards for these products. DOE will publish a final decision on coverage as a separate notice, an action that will be completed prior to the initiation of any test procedure or energy conservation standards rulemaking. If the Department of Energy determines that coverage is warranted, it will proceed with its typical rulemaking process for both test procedures and standards. As of the date of this filing, the Department of Energy is not proposing test procedures or energy conservation standards as part of this proposed determination. If the Department of Energy proceeds with a rulemaking to establish energy conservation standards, it would determine if air cleaners satisfied the provisions of 42 U.S.C. 6295(l)(1) (which prescribe energy conservation standards) during the course of that rulemaking.

State Regulation

 On June 3, 2019, the California Air Resources Board (CARB) adopted the indoor air cleaner regulation pursuant to California Assembly Bill 2276 in response to emerging concerns about indoor ozone emissions. While several states and the U.S. Environmental Protection Agency only warn against using ozone generators in occupied indoor spaces, and the Food and Drug Administration limits ozone emissions from medical air cleaner devices, California’s program is unique in that it is the first state to promulgate regulations of air cleaners, and in its breadth and coverage.

The regulation generally imposes certification, ozone testing, electrical safety testing, labeling, notification, and recordkeeping requirements on covered devices intended for use in occupied spaces in California. The ozone emissions concentration limit is 0.050 parts per million (ppm). Personal air cleaners, air cleaners used in motor vehicles, stand-alone air cleaners, and products with a primary purpose other than air cleaning but that include an air cleaner are all examples of covered devices.

Certain exemptions are provided in the current regulation for industrial-use devices. In addition, due to the lack of available test methods and sales data at the time of adoption, the regulation exempts “in-duct” air cleaners that are physically integrated into HVAC systems.

In the years since the regulation was finalized, CARB has observed a significant increase in the use of air cleaners in the state, including in-duct air cleaners, in response to recent large fires, floods, and indoor marijuana use (https://ww2.arb.ca.gov/sites/default/files/2019-05/California%20Air%20Cleaning%20Units%20Market%202023.pdf). CARB believes that this market data along with other new sources of information, including revisions to test methods and the availability of a test method for in-duct devices, warrant regulatory changes.

On October 1, 2020, the regulation was amended with several significant changes. These changes include the immediate elimination of the ozone test requirement for portable air cleaners that use UVGI lamp(s), with or without mechanical filtration, as long as they meet other requirements that are outlined in section 94804(b) of the regulation. The exemption from the regulation of electronic in-duct air cleaning devices has also been eliminated, meaning this type of air cleaner must be CARB certified prior to sale to California residents or businesses. There is a 24-month phase-in period for meeting this new requirement, which will end on October 1, 2022. CARB is not certifying mechanical in-duct air cleaning devices that use only HEPA filtration. The text required on labels of certified air cleaners has also been changed and should now read: “Meets California ozone emissions limits. CARB certified.” The label must still meet the same size requirements. There are also changes to the industrial use exemptions, including the added requirement that ozone-producing air cleaning devices can only be used when no people are present. There are also changes made to the advisory that is required to be placed on an uncertified ozone-producing air cleaner and additional information to be included in owners, operations, and installation manuals for the device. The notification requirement has been eliminated for manufacturers of certified air cleaners, although manufacturers of uncertified ozone-producing air cleaning devices are still required to carry-out the notification requirement as described in section 94807 of the regulation.

As of the date of this filing, our products comply with all CARB regulations related to air cleaners for sale in California, and the Company’s manufacturer is registered with the State of California CARB.

Competitive Strengths

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Our Products are efficacious air cleaners with patented technologies, that provide superior filtering capabilities and the ability to remove airborne contaminants up to 20 times smaller than HEPA filters, while operating at levels much quieter than HEPA based air purifiers. According to the U.S. Environmental Protection Agency, HEPA filters are able to filter airborne particulates sized at 0.3 microns (https://www.epa.gov/indoor-air-quality-iaq/what-hepa-filter-1). Our products contain automatic laser sensors and electrostatic precipitators which, based on our internal testing, as well as independent third-party lab, effectively removed airborne particulate sized as small as 0.0146 microns. Thus, based on our analysis of test data and third-party studies, including that of a 2020 study on electrostatic indoor air cleaners published by the Department of the Built Environment, Aalborg University, which also discusses the efficacy of technologies used by the Company; a 2008 efficacy study of the Company’s air purifiers conducted and published by the Disinfection Research Institute in Moscow, Russia(1) and by Environmental Health and Engineering based in Needham, Massachusetts; and a study published in 2018 by the Association of Home Appliance Manufacturers. Based on the Company testing results, analysis of the test data and an independent third-party testing-our filtering technology is able to capture particulate 20 times smaller than HEPA filters.

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Our products operate continually to sense the amount of airborne contaminants in the air, and automatically adjust the performance of our products to filter and cleanse the air. Our Auto-Mode also adjusts noise levels ranging from 22dB (sleep mode) to 57dB (turbo mode) and averages at 34dB. This volume is half the noise level of traditional air cleaner systems while being far more effective. In fact, this noise level is as quiet as a soft hum, which, when in Auto Mode, only increases slightly when detecting and purifying the ambient air of more significant pollutants. The laser sensors in our products also alert users when to remove and clean our collector plates.

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HEPA filters are designed to trap pollutants such as pollen and dust. Unfortunately, based on this very design, over time, the “collection process” creates a clogged filter, and as such, HEPA air purifiers will stop working if the filter isn’t changed regularly. This clogging action can also result in pollutants that were once trapped and collected migrating through the filter elements and escaping back into the air. Furthermore, when the air temperature is warm and contains high humidity, mold and bacteria can grow on the HEPA filter, causing foul odors and potentially hazardous waste to be emitted back into the room. Kronos’s ultra-efficient air purification module, with its removable washable collector plates, solves this problem by offering to the consumer an easy-clean system that is both safe and effective by handwashing or placing the purification module in a dishwasher. The removable collector plates eliminate the need to replace otherwise expensive HEPA filters and is a significant competitive advantage to the Company’s products.

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Since mold and bacteria like to grow on HEPA filters, they must be replaced every six months; and most likely, more frequently if filtering heavy contaminates. Spending money on HEPA filters can easily cost $500 per year, and the better-quality HEPA filters cost even more. Kronos’s Air Purifier technology eliminates having to purchase replacement filters and saves the user a significant amount of unneeded yearly expenses, making Kronos an economical option.

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Air cleaners using HEPA filters are made of dangerous fiberglass materials that are not bio-degradable, making the disposed of HEPA filters a long-lasting, damaging component to our environment. Kronos’s Filterless technology creates no recurring waste stream of contaminated HEPA filters.

(1)

The laboratory testing was conducted in Russia in 2002. Since then, the Company has had no direct or indirect relationship or communication with the institute and has no present intention to re-engage with the institute or to do so in the future. There has been no direct or indirect material impact on the Company’s current business resulting from the Company’s 2002 laboratory testing in Russia, or due to the Russian invasion of Ukraine.

 Competitive Strategies

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Recently published Market Reports are forecasting significant growth in both the Global and the North American portable air purifier market over the next seven-year period.[1] This growth is projected across the entire spectrum of Room Sized Units, Portable Automotive Units, and also Wearable Devices. The filtering or air purification process itself generally falls into four categories: HEPA Filters; Activated Carbon Filters; Ion Generator based Filters; and Electrostatic Precipitator based Filters. Currently, products using HEPA filters are the consumers’ primary choice, controlling approximately 40% of the residential air purifier market. The other three processes all share similar market share sizes of 18% - 22%. During the forecasted period of 2019 – 2027, each filtering technique is projected to realize substantial growth.

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We intend to leverage our Filterless technology to emphasize the benefits of collecting common contaminants that are not trapped “within” a filter, but instead are neutralized, the remaining airborne contaminates are ionized and then gathered onto the “collector plates” surface. The airflow rate itself remains unaffected during this neutralization and collection process. Thus, the unit itself experiences no degradation in performance and generates no unnecessary noises.

◌	Our products incorporate many intelligent, self-monitoring and reporting technologies, including:

◌	CHILD LOCK: Prevents children from changing the settings; in addition, the unit Powers-Off Immediately if the rear panel is opened.

◌	ONE BUTTON OPERATION: The unit operates with the push of a single button. This allows the user to cycle through different airflow settings quickly and easily or simply pick the Auto Mode setting.

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AUTO MODE - SMART CONTROL: By selecting Auto Mode, the unit automatically adjusts the fan speed according to the contaminate levels that the internal AQI (Air Quality Index) module is reading in real-time. This feature not only provides a hands-free automated process of monitoring the room’s air quality, but it also serves to help the homeowner better manage their power bills.

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SMART APP WITH REAL-TIME AQI: Based on World Health Organization established Air Quality Standards, Kronos’ air purifiers display an Air Quality Index reading (AQI) on a scale ranging from 0-500. With a quick glance, the homeowner can easily verify that their immediate environment offers the highest air quality. In addition, each user can install on their mobile phone a Smart App that will display the measure AQI reading. Even from a remote location, the homeowner can not only monitor a specific room’s air quality, but they can also reset the fan speed or even turn the unit off if desired. Therefore, this Smart App serves as a remote control.

◌	NIGHT MODE: This feature allows the user, if desired, to run the air purifier without the operating lights. 10

DETACHABLE AIR QUALITY LASER DETECTOR: The homeowner can use the detachable detector to measure the air quality in “other rooms” throughout the house. Such readings can then be compared to the AQI levels in the room being “cleansed” by the Kronos air purifier. This information can be vital in helping the homeowner decide whether or not to add additional air purifiers to the strategic locations within their living space.

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GREEN FRIENDLY: The need to replace HEPA filters on a periodic basis, as used in our competitor’s room-sized products, creates a secondary problem: “Non-Degradable Waste.” This seems to be an even greater issue than other non-degradable waste since HEPA filters are “collecting and storing” contaminates by their very nature. In fact, depending on the severity of the environment, used HEPA filters may be considered toxic waste. All Kronos room-sized air purifiers using the Kronos Filterless technology offer a “Green Friendly” alternative.

1 a. Globe News Wire, Portable Air Purifier Market to grow at 11.5% CAGR by 2027 - Market Research Future (MRFR), May 20, 2021;

b. ENERGEN RESEARCH, Air Purifier Market By Technology (HEPA, Activated Carbon, Ionic Filters, and Others), By Applications (Commercial, Residential, Industrial, and Others), and By Regions Forecasts to 2027, September 2020;

c. Allied Market Research, Portable Air Purifier Market by Type (Dust Collectors, Fume & Smoke Detectors, and Others), Technique (High-efficiency Particulate Air, Activated Carbon Filtration and Others): Global Opportunity Analysis and Industry Forecast 2020-2027, June 2020. Report #3;

d. Globe News Wire, Water Purifier Market Analysis – Market Research Future (MRFR), May 20, 2021;

e. Bloomberg Green Energy & Science Section, Covid -19 and Wildfires Spell Big Business for the Air Purifier Industry, August 5, 2021;

f. DATA INTELO, Air Purifier Market by Technology (high-efficiency particulate air (HEPA, ionizers, ozone generators, and electrostatic precipitators), by Type (stand-alone and duct), and Geography (North America, Europe, Asia Pacific, Latin America, and the Middle East & Africa) – Global Industry Analysis, Share, Size, Trends, and Forecast 2021-2028; and, g. Mordor Intelligence, Residential Air Purifiers Market – Growth, Trends, COVID-19 Impact, and Forecasts (2021-2026).

Company History

Kronos Advanced Technologies, Inc. (“Kronos” or the “Company”) was originally incorporated under the laws of the State of Utah on September 17, 1980, as Penguin Petroleum, Inc. Penguin Petroleum Inc.’s stockholders approved a name change on October 6, 1982, to Petroleum Corporation of America, Inc. On December 29, 1996, stockholders approved a reorganization whereby they exchanged their stock on a one-for-one basis with Technology Selection, Inc., a Nevada corporation. Technology Selection, Inc.’s shares began trading on the Over-the-Counter Bulletin Board on August 28, 1996, under the symbol “TSET”. On November 19, 1998, Technology Selection, Inc. changed its name to TSET, Inc. Effective January 12, 2001, we began doing business as Kronos Advanced Technologies, Inc.; and, as of January 18, 2002, we changed our ticker symbol to “KNOS”.

COVID-19 Pandemic Threat and Continuity Plan

Due to lingering effects of the global COVID-19 pandemic, CBGL, under the guidance of its President, is reviewing procedures to monitor current events as they relate to our business and to be prepared to respond to any potential threats or issues in order to protect the Company and its assets. We are also in the process of reviewing plans to locate a back office for our corporate records and information at a location to be designated so that in the event that access to the Company’s offices are restricted, the Company is able to continue with its business and operations.

The Company’s operations may continue to be adversely affected by the ongoing outbreak of the Coronavirus Disease 2019 (COVID-19) notwithstanding whether it is still declared a pandemic. Disruptions which may continue but how so is uncertain; however, it may result in a material adverse impact on the CBGL’s financial position, operations, and cash flows.

Possible continuing effects may include, but are not limited to, disruption to the Company’s operations, inability of management team members and other key personnel and consultants to provide services or provide services in a timely manner, unavailability of equipment, parts and supplies used in operations, lack of access to maintenance and repair facilities, and a decline in the value of the Company’s assets including its equipment and its digital properties.

Additionally, it is possible that the Company is not able to obtain financing due to COVID-19’s effects on the general economy and the capital markets. If the Company is not able to obtain financing due to COVID-19, then it is highly likely that it will be forced to cease its operations. The impact of smaller companies such as CBGL having to cease operations due to effects of

COVID-19 would likely result in the Company not being able to survive and would cause a complete loss of all capital invested in the Company.

Employees, Directors, and Contracted Parties

As of September 27, 2023, we have 2 (2) employees, all of whom are U.S based. None of our U.S employees are represented by a labor union.

Description of Property

Our corporate headquarters are located at 2501 Garfield Avenue, Parkersburg, WV 26101. We acquired the property in a transaction on June 30, 2021, in an exchange transaction with GX7 Limited, a West Virginia limited partnership, 50% of which is owned by current Chief Operating Officer, Joseph Florence. The property includes a 62,400 square foot manufacturing facility, a 15,900 square foot warehouse, and a 7,500 square foot auxiliary building respectively. A 10-acre paved parking lot is also included. The total purchase price of the property is $5,800,000. The Company and GX7 agreed to payment terms as follows: the issuance of 91 million shares of common stock to GX7, and the payment of $2,610,000 in cash. The Company intends to pay GX7 from the proceeds of the loans offered by the West Virginia Economic Development Authority (“WVEDA”). On April 7, 2022, we completed all conditions precedent, and the loans closed by virtue of our purchase of fixed equipment, providing proofs of hazard and flood insurance, title insurance and liability insurance. We also installed all equipment and completed all renovations at the facility, which resulted in the transfer of title of the real estate to the Company from a “contract of sale” to recorded ownership.

Risks Related to Our Business

Our business and our ability to execute our business strategy are subject to a number of risks as more fully described in the section titled “Risk Factors.” These risks include, but are not limited to the following:

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Our limited operating history by which potential investors may measure our chances of achieving success in under our business model. In addition, our executive officers have a lack of experience in managing companies similar to the Company.

●	Our ability to effectively operate our business segments and respond to the highly competitive and rapidly evolving marketplace and regulatory environment in which we intend to operate.

●	Our ability to manage our expansion, growth, and operating expenses.

●	Our management team’s lack of prior managerial experience managing a diverse portfolio of businesses.

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No active market for our common stock exists or may develop, and you may not be able to resell your common stock at or above the initial public offering price. We are publicly traded under KNOS with a limited market liquidity that would enlarge with our offering, and price dependent on our successes.

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand. 12

RISK FACTORS

This investment has a high degree of risk. Before you invest, you should carefully consider the risks and uncertainties described below and the other information in this Prospectus. If any of the following risks occur, it will harm our operating results and financial condition, and the value of our stock could go down. This means you could lose all or a part of your investment.

The novel coronavirus (COVID-19) pandemic may have an expected effect on our business, financial condition, and results of operations.

In March 2020, the World Health Organization declared a novel coronavirus (COVID-19) outbreak as a pandemic worldwide. Many countries, including China and the United States, from time to time, implemented significant governmental measures to control the spread of the virus, including temporary closure of businesses, severe restrictions on travel and the movement of people, and other material limitations on business generally. These measures have resulted in worldwide work stoppages, absenteeism in the labor workforce, and other disruptions. China started as the center of the COVID-19 epidemic, which is where our product supplies are sourced, and our products are assembled and shipped. The pandemic resulted in an increase in the lead time for the manufacturing and delivery of our products. The extent to which the coronavirus and its variants impacts our continuing operations will depend on future developments. These developments are highly uncertain. We cannot predict them with confidence, including the duration and severity of the outbreak, the spread and effects of coronavirus variants, and the actions required to contain the coronavirus, its variants, or treat its impact. In particular, the continued spread of the coronavirus and its variants globally could adversely impact our operations and workforce, including our marketing and sales activities and ability to raise additional capital, which could harm our business, financial condition, and operation results.

RISKS RELATED TO THE COMPANY

We may not be able to continue our business as a going concern – Our Auditor has issued a “Going Concern” Opinion.

Our independent registered public accounting firm included in its opinion for the year ended June 30, 2021, and 2020 an explanatory paragraph referring to our recurring losses from operations and expressing substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to develop profitable operations and to obtain additional funding sources. Our financial statements as of June 30, 2023, and 2022 did not include any adjustments that might result from the outcome of this uncertainty. The reaction of investors to the inclusion of a going concern statement by our auditors, and our potential inability to continue as a going concern, in future years could materially adversely affect our share price and our ability to raise new capital or implement our business plans.

We may need to obtain additional financing, which may not be available.

We need the proceeds from this offering to implement our business plan and expand our operations as described in the “Plan of Operation” section of this Prospectus. As of the year ended June 30, 2022, we had $1,636 cash on hand and total current liabilities of $1,018,453. The Company earned $503,742 in revenues for the fiscal year ended June 30, 2021, for the fiscal year ended June 30, 2022, the Company earned $ 83,003 . For the fiscal year ended June 30, 2023, the Company earned $ 135,931. Our net loss for the year ended June 30, 2022, is $421,967. Our net loss for the year ended June 30, 2023, is $ 456,693. The proceeds of this offering may not be sufficient for us to achieve future profitable operations. We need additional funds to achieve a sustainable sales level to fund ongoing operations out of revenues. There is no assurance that any additional financing will be available or, if available, on terms that will be acceptable to us.

Our operating history may not serve as a complete or adequate basis to judge our future prospects and results of operations.

Although we have operated in the air cleaning business since 2002, our historical operating results may not provide a meaningful basis for evaluating our business, financial performance, and prospects. Even though we have generated revenues, we are also involved in organizational activities, research, and development, and developing our new technologies. Accordingly, you should not rely on our results of operations for any prior periods as an indication of our future performance. At June 30, 2023, and June 30, 2022, our accumulated deficit was $41,551,162 and $41,094,469, respectively. There is a substantial risk that we will not be successful in our development and sales activities, or if initially successful, in thereafter generating significant operating revenues or in achieving profitable operations. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the limitations of a significant operating history. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

We cannot accurately predict future revenues or profitability in the emerging market for air cleaners.

The market for air cleaners is rapidly evolving. As is typical for a rapidly evolving industry, demand, and market acceptance for recently introduced products are subject to a high level of uncertainty. Moreover, since the market for our products is evolving, it is difficult to predict the future growth rate, if any, and size of this market. Because of our limited operating history and the emerging nature of the markets in which we compete, we are unable to accurately forecast our revenues or our profitability. The market for our products and the long-term acceptance of our products are uncertain, and our ability to attract and retain qualified personnel with industry expertise, particularly sales and marketing personnel, is uncertain. To the extent we are unsuccessful in increasing revenues, we may be required to appropriately adjust spending to compensate for any unexpected revenue shortfall, or to reduce our operating expenses, causing us to forego potential revenue generating activities, either of which could have a material adverse effect on our business, results of operations and financial condition.

We currently depend on Chinese suppliers for the sourcing of some parts and the manufacturing and shipping of our products.

We are, and will continue to be for the foreseeable future, substantially dependent on our Chinese suppliers to deliver parts and manufacturing for our products. Although we plan on moving our supply chain and manufacturing to our West Virginia facility, this is not complete as of the date of this filing, and we continue to rely upon our Chinese parts suppliers and manufacturing services. The time and cost associated with relocating our supply chain and manufacturing facilities are uncertain. Although we have established contracts with our Chinese supply chain and manufacturers, we can make no assurance that we will be able to maintain these third-party relationships or establish additional relationships as necessary to support growth and profitability of our business on economically viable terms until we can complete the relocation of our parts and manufacturing business to the United States. As independent companies, our Chinese suppliers make their own business decisions. The suppliers may choose not to do business with us for a variety of reasons, including competition, brand identity, product standards and concerns regarding our economic viability. In addition, their financial condition could also be adversely affected by conditions beyond our control and our business could concurrently suffer. In addition, we will face risks associated with any supplier’s failure to adhere to quality control and service guidelines or failure to ensure an adequate and timely supply of product to our potential and future customers. Any of these factors could negatively affect our business and financial performance. As noted, the coronavirus has affected our lead times for the manufacturing and delivery of our products from China. If we are unable to obtain and maintain a source of supply for our products, our business will be materially and adversely affected.

Price competition could negatively affect our gross margins.

Price competition could negatively affect our operating results. To respond to competitive pricing pressures, we will have to offer our products at lower prices in order to retain or gain market share and customers. If our competitors offer discounts on products in the future, we may need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

If we are unable to build and maintain our brand image and corporate reputation, our business may suffer.

Regardless of our development history, we are nonetheless a relatively new company, having conducted new research and development in the last few years in the air cleaner space. Therefore, our success depends on our ability to build and maintain the brand image for our air cleaner products and effectively build the brand image for any new products. We cannot assure you that any additional expenditure on advertising and marketing will have the desired impact on our products’ brand image and on consumer preferences. Actual or perceived product quality issues or allegations of product flaws, even if false or unfounded, could tarnish the image of our brand and may cause consumers to choose other products. Allegations of product defects, even if untrue, may require us from time to time to recall a product from all of the markets in which the affected product was distributed. Product recalls would negatively affect our profitability and brand image.

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If we are unable to complete and implement our plan to manufacture, market and sell our Air Cleaner products in our West Virginia facility, our growth, sales, and profitability operations may suffer.

We have not yet fully implemented our business plans to manufacture, market and sell our air cleaners and we have initial revenues from the sale of our air cleaners. The success of our business will depend on the completion of our plan to relocate our supply chain and manufacturing to the United States in our West Virginia facility, and the acceptance of our air cleaner products by the general public. Achieving such milestones will require significant investments of time and money. Our sales of air cleaner products may not be accepted by consumers at sufficient levels to support our operations and build our business. If our Air cleaner products are not accepted at sufficient levels, our growth, sales, and profitability may suffer.

The loans offered by the West Virginia Economic Development Authority closed on April 7, 2022, and Kronos is liable for repayment of the loans and interest to West Virginia Economic Development Authority. Without adequate funding the Company may not be able to pay back principal and interest under the loan agreements.

On June 17th, 2021, West Virginia Economic Development Authority (WVEDA) approved in a meeting of its board of directors to grant Kronos two loan offers with the aggregate principal amount not to exceed $2,610,000. The loans are for the Company’s acquisition of the manufacturing facility in West Virginia and for fixed equipment. The loans contain repayment terms of 15 years and 10 years respectively. Interest rates for the two notes are as follows:

Loan (1) $1,845,000: This loan shall bear interest fixed as of the third business day prior to closing equal to the rate of the 20 Year US Treasury Note rate plus 0.75%. This loan has a floor (minimum) interest rate of 2. 75% and shall be adjustable every five years. The loan will be secured by a first lien deed of trust on the project land, improvements, and appurtenances in the amount of $1,845,000, and will be cross collateralized with Loan (2), discussed below.

Loan (2) $765,000: This loan shall bear interest fixed as of the third business day prior to closing equal to the rate of the Wall Street Journal Prime rate multiplied by 0.75%. This loan has a floor (minimum) interest rate of 2.75%. The loan will be secured by a UCC-1 security filing on all assets of the Company and will be cross collateralized with Loan (1).

The Company satisfied the conditions precedent to the closing of the loans, which closed on April 7, 2022, including renovations to the physical buildings and the purchase of the real property, purchase of fixed equipment, hazard and flood insurance, title insurance and liability insurance. However, without adequate funding to implement and develop our business plans, the Company may not be unable to pay back the principal and interest on these secured loans when due.

Changes in economic conditions that impact consumer spending could harm our business.

Our financial performance is sensitive to changes in overall economic conditions that impact consumer spending. Future economic conditions affecting consumer income such as employment levels, business conditions, interest rates, and tax rates could reduce consumer spending or cause consumers to shift their spending to other products. A general reduction in the level of consumer spending or shifts in consumer spending to other products could have a material adverse effect on our growth, sales, and profitability.

New federal and expanded state regulations may result in increased costs which could affect our business.

The Department of Energy has tentatively determined that coverage of air cleaners is necessary and appropriate to carry out the purposes of EPCA, and that the average U.S. household energy use for air cleaners is likely to exceed 100 kilowatt-hours per year. The Department of Energy is currently engaged in developing proposed rules governing air cleaners. The public comment period concluded November 15, 2021. As of the date of this filing, the Department of Energy has not published an abstract of the proposed regulations or conducted a rulemaking for air cleaners. If, after public comment, the Department of Energy issues a final determination of coverage for air cleaners, it may prescribe both test procedures and energy conservation standards for these products.

On June 3, 2019, the California Air Resources Board (CARB) adopted the indoor air cleaner regulation pursuant to California Assembly Bill 2276 in response to emerging concerns about indoor ozone emissions. While several states and the U.S. Environmental Protection Agency only warn against using ozone generators in occupied indoor spaces, and the Food and Drug Administration limits ozone emissions from medical air cleaner devices, California’s program is unique in that it is the first state to promulgate regulations of air cleaners, and in its breadth and coverage.

Potential federal rulemaking and possible expanding state regulations concerning air cleaners may result in increased costs complying with new and existing law, and this could impact our growth, sales, and profitability.

                                                                                                       15

We have incurred losses in prior periods and may incur losses in the future.

We incurred net losses of $456,693 and $493,443 for our fiscal year ended June 30, 2023, and 2022 respectively. As of June 30, 2023, we had an accumulated deficit of $41,551,162. We have not achieved profitability in any period, and we expect to continue to incur net losses for the foreseeable future. Should we continue to incur net losses in future periods, we may not be able to increase the number of employees or our investment in capital equipment, sales and marketing programs and research and development in accordance with present plans. Continuation of net losses may also require us to secure additional financing sooner than expected. Such financing may not be available in sufficient amounts, or on terms acceptable to us and may dilute existing shareholders.

We will require additional capital in the future in order to maintain and expand our operations. Failure to obtain required capital would adversely affect our business.

Until such time as we become profitable, we will be required to obtain additional financing or capital investments in order to maintain and expand our operations and take advantage of future business opportunities. Obtaining additional financing will be subject to, among other factors, market conditions, industry trends, investor sentiment and investor acceptance of our business plan and management. These factors may make the timing, amount, terms, and conditions of additional financing unattractive or unavailable to us. There are no assurances that we will be able to raise cash from equity or debt financing efforts or that, even if raised, such cash would be sufficient to satisfy our anticipated capital requirements. Further, there is no assurance concerning the terms on which such capital might be available. Failure to obtain financing sufficient to meet our anticipated capital requirements could have a material adverse effect on our business, operating results, and financial condition.

 The markets in which we operate are very competitive, and many of our competitors and potential competitors are larger, more established, and better capitalized than we are.

Although air cleaner technology is a rapidly emerging technology, the market for these products is highly competitive and we expect that competition will continue to intensify. Our products compete broadly with other current companies offering air cleaner technology, including companies that offer air purification technology, such as 3M Corporation, Honeywell, Whirlpool, Sharp and Phillips. These products compete directly with the products offered by us.

Many competitors have longer operating histories, larger customer bases, and greater financial, research and development, technical, marketing and sales, and personnel resources than we have. Given their capital resources, the larger companies with whom we compete or may compete in the future, are in a better position to substantially increase their manufacturing capacity, research, and development efforts or to withstand any significant reduction in orders by customers in our markets. Such larger companies typically have broader and more diverse product lines and market focus and thus are not as susceptible to downturns in a particular market. In addition, some of our competitors have been in operation much longer than we have been and therefore may have more longstanding and established relationships with current and potential customers.

Because we are small and do not have much capital, we must limit our activities. Our relative lack of capital and resources will adversely affect our ability to compete with large entities that market air purifier products. We compete against other air purifier manufacturers and retailers, some of which sell their products globally, and some of these providers have considerably greater resources and abilities than we have. These competitors may have greater marketing and sales capacity, established sales and distribution networks, significant goodwill, and global name recognition. Furthermore, it may become necessary for us to reduce our prices in response to competition. A reduction in prices of our products could adversely affect our revenues and profitability.

In addition, other entities not currently offering products similar to us may enter the market. Any delays in the general market acceptance of our products may harm our competitive position. Any such delay would allow our competitors additional time to improve their service or product offerings and provide time for new competitors to develop. Increased competition may result in pricing pressures, reduced operating margins and loss of market share, which could have an adverse effect on our business, operating results, and financial condition.

We operate in an industry that is competitive and subject to technological change.

The air purification industry is characterized by competition and technological change, where we compete on a variety of factors, including price, product features and services. Potential competitors include large air cleaner manufacturers and other companies, some of which have significantly greater financial and marketing resources than we do, and firms that are more specialized than we are with respect to particular markets. Our competitors may be able spend more money on marketing campaigns, respond quicker to new technological changes, or be better adept at attracting customers, employees, and partners. If our competition is better able to develop and market products or services that are cheaper, safer, more effective, or otherwise more appealing to consumers, we may be unable to effectively compete.

Our business model may not be sufficient to ensure our success in our intended market.

Our survival is currently dependent upon our planned development efforts to gain market acceptance of our products in the global market, including but limited to North America, Europe, and Asia. Should our existing and developing target markets not be as responsive to our products as we anticipate, we may not have in place alternate products that we can offer to ensure our survival.

We may receive a significant number of warranty claims or our air purification products that may require significant amounts of service after sale.

Sales of our air purification products may include a warranty to cover issues other than for normal wear and tear. As the possible number and complexity of the features and functionalities of our products increase, we may experience a higher level of warranty claims. If product returns or warranty claims are significant or exceed our expectations, we could incur unanticipated expenditures for parts and services, which could have a material adverse effect on our operating results.

Product and software defects could harm our business.

Manufacturing or design defects, unanticipated use of our products, or inadequate disclosure of risks relating to the use of our products, can lead to injury or other adverse events, including recalls or safety alerts relating to our products. These recalls could lead to significant costs or the removal of our air purification products from the market. Further, even though we rely on third-party manufacturers, their liability is limited contractually; therefore, we could bear the burden of the costs for manufacturing defects. In addition, any defects could subject us to product liability claims, reputational damage, and negative publicity, all of which would negatively impact our business.

 We could be subject to litigation.

Product liability claims are common. Even though we have not been subject to such claims in the past, we could be a named defendant in a lawsuit alleging product liability claims including, but not limited to, defects in the design, manufacture or labeling of our air purification products. Any litigation, regardless of its merit or eventual outcome, could result in significant legal costs and high damage awards or settlements. Although we currently maintain product liability insurance, the coverage is subject to deductibles and limitations, and may not be adequate to cover future claims. Additionally, we may be unable to maintain our existing product liability insurance in the future at satisfactory rates or at adequate amounts.

If product liability lawsuits are brought against us, our business may be harmed, and we may be required to pay damages.

Our business exposes us to potential product liability claims that are inherent in the testing, manufacture, and sale of air purification devices and equipment. We could become the subject of product liability lawsuits alleging that component failures, malfunctions, manufacturing flaws, design defects or inadequate disclosure of product-related risks or product-related information resulted in an unsafe condition or injury to patients.

Regardless of the merit or eventual outcome, product liability claims may result in:

●	decreased demand for our air purification products;
●	injury to our reputation;
●	significant litigation costs;
●	substantial monetary awards to or costly settlements with patients;
●	product recalls;
●	material defense costs;
●	loss of revenues;
●	the inability to commercialize new products or product candidates; and diversion of management attention from pursuing our business strategy

Our business may suffer if we are unable to attract or retain talented personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity, and good faith of management, as well as other personnel. We have a small management team, and the loss of a key individual or our inability to attract suitably qualified replacements or additional staff could adversely affect our business. Our success also depends on the ability of management to form and maintain key commercial relationships within the marketplace. No assurance can be given that key personnel will continue their association or employment with us or that replacement personnel with comparable skills will be found. If we are unable to attract and retain key personnel and additional employees, our business may be adversely affected. We do not maintain key-man life insurance on any of our executive employees, and do not have directors’ and officers’ insurance coverage as of the date this Prospectus is filed.

The lack of available and cost-effective directors and officer’s insurance coverage in our industry may cause us to be unable to attract and retain qualified executives, and this may result in our inability to further develop our business.

Our business depends on attracting independent directors, executives, and senior management to advance our business plans. We currently do not have directors and officer’s insurance to protect directors and the Company against the possible third-party claims. This is due to the significant lack of availability of funds and the offer of such policies at reasonably competitive prices. As a result, the Company and our executive directors and officers are susceptible to liability claims arising by third parties, and as a result, we may be unable to attract and retain qualified independent directors and executive management causing the development of our business plans to be impeded as a result.

The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

Our future performance is dependent on the ability to retain key personnel. The Company’s performance is substantially dependent on the performance of senior management. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the Company’s business, results of operations, and financial condition. If we do not succeed in retaining and motivating our existing personnel, we may be unable to grow effectively.

Management of growth will be necessary for us to be competitive

Successful expansion of our business will depend on our ability to effectively attract and manage staff, strategic business relationships, and shareholders. Specifically, we will need to hire skilled management and technical personnel and manage partnerships to navigate shifts in the general economic environment. The expansion can place significant strains on financial, management, and operational resources, yet failure to expand will inhibit our profitability goals.

Because we are small and do not have much capital, our marketing campaign may not attract enough customers to operate profitably. If we do not make a profit, our financial conditions will be adversely affected.

Since we are small and do not have much capital, we must limit our marketing activities and may not be able to make our products known to potential customers. Because we will be initially limiting our marketing activities to online sales, independent sales representatives and select retail outlets, we may not be able to attract enough immediate customers to operate profitably. If we cannot operate profitably, our financial conditions will be negatively affected and limit our ability to raise additional funding to increase our sales and marketing efforts.

We are pursuing a variety of possible strategies to grow our business, including:

●	collaborations, licensing arrangements, joint ventures, strategic alliances, or partnerships;
●	pursuing sales in international markets; and
●	acquisitions of complementary products or technologies.

In addition to stretching our financial and management resources, each of these strategies has its own inherent risks. For instance, arranging collaborations, licensing arrangements, joint ventures, strategic alliances, partnerships, and acquisitions can be a lengthy and complex process and we may not enter into such arrangements in a timely manner, on a cost-effective basis, on acceptable terms or at all. Even if we do enter into such arrangements, they may not result in achieving and developing new products and revenue streams. Expansion of international development could result in additional costs and risks, including those related to development of new distribution channels, increased shipping and distribution costs, compliance with foreign laws and regulations, as well as U.S. law controlling international business practices of U.S. companies, currency fluctuations as well as subjecting us to geopolitical and trade risks. Failure to implement growth strategies could severely impair our business.

If our products do not achieve greater market acceptance, or if alternative brands are developed and gain market traction, our business would be adversely affected.

Our success is dependent upon the successful development and marketing of our products. Our future success depends on increased market acceptance of our technology and air purifier product lines. The air purification community may not embrace our product line. Acceptance of our products will depend on several factors, including cost, product effectiveness, convenience, strategic partnerships, and reliability. We also cannot be sure that our business model will gain wide acceptance among retailers or the air cleanser community. If the market fails to continue to develop, or develops more slowly than we expect, our business, results of operations and financial condition will be adversely affected. Moreover, if new air purifier brands are developed, our prospective products and current technologies could become less competitive or obsolete. Any of these factors could have a material and adverse impact on our growth and profitability.

Inability of our officers and directors to manage the growth of the business may limit our success.

We expect to grow as we execute our business strategy. Rapid growth would place a significant strain on our management and operational resources. In addition, we expect the demands on our infrastructure and technical support resources to grow along with our customer base, and if we are successful in implementing our marketing strategy, it could experience difficulties responding to demand for our products and technical support in a timely manner and in accordance with market expectations. These demands may require the addition of new management personnel or the development of additional expertise by existing management personnel. There can be no assurance that our networks, procedures, or controls will be adequate to support our operations or that management will be able to keep pace with such growth. Failure to manage growth effectively could have a material adverse effect on our business, operating results, and financial condition.

As we expand, management will be faced with new challenges due to increases in operating expenses and risks related to expansion.

As our business grows and expands, we will spend substantial financial and other resources on developing and introducing new products and expanding our sales and marketing organization, strategic relationships, and operating infrastructure. If our business and revenues grow, we expect that our cost of revenues, sales and marketing expenses, general and administrative expenses, operations, and customer support expenses will increase.

If we fail to capitalize and integrate potential acquisitions with our operations, our business could suffer.

In the future we may acquire more air purification technologies, businesses, or assets. The integration of acquired businesses, technologies or assets requires significant effort and entails risks. We may find it difficult to integrate operations of acquired businesses as personnel may leave and licensees, distributors or suppliers may terminate their arrangements or demand amended terms to these arrangements. Additionally, our management may have their attention diverted while trying to integrate businesses or assets that may be acquired. If we are not able to successfully integrate any businesses or assets that we acquire, we may not realize the anticipated benefits of these acquisitions.

Our success depends on our ability to capitalize on our strategic relationships and partnerships with suppliers, distributors, purchasers, and users of our products.

We will rely on strategic relationships with third parties to expand our manufacturing and distribution channels and to undertake product development and marketing efforts. Our ability to increase sales depends on marketing our products through new and existing strategic relationships. We intend to partner with established existing suppliers and distributors in order to reach target markets such as the medical, healthcare, hospitality, food service and lodging markets. The termination of one or more of our strategic relationships may have a material adverse effect on our business, operating results, and financial condition.

Our newly filed non-provisional patent application may not result in an issued patent, and this could materially affect our current and future business plans, operations, and future profitability.

On July 9, 2021, we applied for a non-provisional utility patent entitled: “Antibacterial and Cellphone Radiation-proof Face Mask” under patent application number 17/372,170. This application is pending for review and there is no guarantee that the U.S. Patent and Trademark Office will issue us a patent, which may affect our profitability.

Our profitability may depend in part on our ability to effectively protect our proprietary rights, including obtaining patent protection for our proprietary designs, utilities, and methods of manufacturing our air purification products, maintaining the secrecy of our internal workings, and preserving our trade secrets, as well as our ability to operate without inadvertently infringing on the proprietary rights of others. There can be no assurance that we will be able to obtain future patents or defend our current and future patents. Further, policing and protecting our intellectual property against unauthorized use by third parties is time-consuming and expensive, and certain countries may not even recognize our intellectual property rights. There can also be no assurance that a third party will not assert patent infringement claims with respect to our products or technologies. Any litigation relating to either protecting our intellectually property or defending our use of certain technologies could have material adverse effect on our business, operating results, and financial condition, regardless of the outcome of such litigation.

The Company’s products are new, and its industry is evolving.

You should consider the Company’s prospects considering the risks, uncertainties, and difficulties frequently encountered by companies in their early stage of development, especially companies in the rapidly evolving air purification industry. To be successful in this industry, the Company must, among other things:

●	develop and introduce functional and attractive air purification products;
●	attract and maintain a large base of consumers;
●	increase awareness of the Company brand and develop consumer loyalty;
●	establish and maintain strategic relationships with distribution partners and service providers;
●	respond to competitive and technological developments;
●	build an operations structure to support the Company business; and
●	attract, retain, and motivate qualified personnel.

The Company cannot guarantee that it will succeed in achieving these goals. Its failure to do so would have a material adverse effect on its business, prospects, financial condition, and operating results.

Some of the Company’s products are new and are only in the early stages of commercialization. The Company is not certain that these products will function as anticipated or be desirable to its intended market. Also, some of the Company’s products and services may have limited functionalities, limiting their appeal to consumers and putting the Company at a competitive disadvantage. The Company could lose customers or be subject to claims if our current or future products and services fail to function correctly or if the Company does not achieve or sustain market acceptance. The failure of our product could have a material adverse effect on the Company’s business, financial condition, and operating results.

As is typical in a new and rapidly evolving industry, demand, and market acceptance for recently introduced products are subject to a high level of uncertainty and risk. Because the company’s market is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. The Company cannot guarantee that a market for the Company will develop or that demand for Company services will emerge or be sustainable. If the market fails to materialize, develops more slowly than expected, or becomes saturated with competitors, the Company’s business, financial condition, and operating results would be materially adversely affected.

As a growing company, we have to develop reliable accounting resources and internal controls. Failure to achieve and maintain effective controls could prevent us from producing reliable financial reports.

Effective internal controls and accounting resources are necessary for us to provide reliable financial reports. We have not implemented a system of internal controls. Failure to implement and maintain an effective internal accounting and control environment could cause us to face regulatory action, and also cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our business and financial results. We plan on developing internal controls focused on processes and classes of transactions for financial statements accounts and disclosures that are most likely to have a material impact on the financial statements and assessments of risk, and those controls that address the risk that the financial statements could be materially misstated. We intend to assign responsibility for the development, implementation, and testing of our internal controls to our independent board member Mary Taylor, a CPA, who will be tasked with the development and review controls in light of identified risks and monitor the operation and assessment of those controls for the financial reporting process. Our emphasis as a smaller reporting company will focus on (i) segregation of duties; (ii) systems access and security; (iii) safeguarding assets; and, (iv) approval and review process. we intend to have these controls established and implemented by the date of our first annual report required to be filed under the Act after our registration becomes effective and we are subject to periodic reporting. We do not have a reliable estimate on the costs of our plans at this time.

Our Certificate of Incorporation and bylaws provide for indemnification of officers and directors at our expense and limit their liability, resulting in a high cost to us and hurting our shareholders’ interests. The Company may spend corporate resources for the benefit of officers and directors.

Our Certificate of Incorporation and Bylaws include provisions that eliminate the personal liability of our directors for monetary damages to the fullest extent possible under the laws of the State of Nevada or other applicable law. These provisions eliminate the liability of our directors and our shareholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Nevada law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

If we fail to establish and maintain an effective internal control system, we may be unable to report our financial results accurately or prevent fraud. Any ability to report and file our financial results accurately and timely could harm our reputation and adversely impact the future trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively. As a result, it may harm our business and reputation. Our small size and any current internal control deficiencies may adversely affect our financial condition, operation results, and access to capital.

Because of the Company’s limited resources, there are limited controls over information processing. There is inadequate segregation of duties consistent with control objectives. Our Company’s Management is composed of a small number of individuals, resulting in limitations on segregation of duties. To remedy this situation, we would need to hire additional staff. Currently, the Company cannot hire other staff to facilitate greater segregation of duties but will reassess its capabilities after completing the Offering.

We may need and may be unable to obtain additional funding on satisfactory terms, which could dilute our stockholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities, and in the future, we intend to rely on revenues generated from operations to fund all the cash requirements of our activities. There is no assurance that we will generate any significant cash from our operating activities in the future. Any debt financing or financing of involving our common stock will likely include financial and other covenants that will restrict our flexibility. At a minimum, these covenants may include restrictions that may impact the number of authorized shares we are required to maintain in order obtain such financing, or our ability to conduct other forms of financing at different terms. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition, and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of financing.

As an “emerging growth company” under the jobs act permits us to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to and intend to rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	provide an auditor attestation concerning Management’s report on the effectiveness of our internal controls over financial reporting;

●

comply with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●

disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Therefore, our financial statements may not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that are held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive, there may be a less active trading market for our common stock, and our stock price may be more volatile.

RISKS RELATED TO THE OFFERING

Unless an active trading market develops for our securities, investors may not be able to sell their shares.

Our shares of Common Stock are quoted on the OTC Markets under the symbol “KNOS”. However, there is not currently an active trading market for our shares of Common Stock and an active trading market may never develop or, if it does develop, may not be maintained. Failure to develop or maintain an active trading market will have a generally negative effect on the price of our shares of Common Stock, and you may be unable to sell your shares of Common Stock or any attempted sale of such shares of Common Stock may have the effect of lowering the market price and therefore your investment could be a partial or complete loss.

Since our shares of Common Stock is thinly traded it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our shares of Common Stock are thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to): the trading volume of our shares, the number of analysts, market-makers and brokers following our shares of Common Stock, new products or services introduced or announced by us or our competitors, actual or anticipated variations in quarterly operating results, conditions or trends in our business industries, additions or departures of key personnel, sales of our shares of Common Stock and general stock market price and volume fluctuations of publicly traded, and particularly microcap, companies.

Investors may have difficulty reselling shares of our Common Stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our shares of Common Stock are thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our shares of Common Stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against us, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTC Markets Pink and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to potential manipulation by market-makers, short-sellers, and option traders.

Our existing directors, executive officers and principal stockholders will continue to have substantial control over us after this offering, which could limit your ability to influence the outcome of key transactions, including a change of control.

After this offering our directors, executive officer, principal stockholders, and their affiliates will beneficially own or control, directly or indirectly, a significant majority of our shares. As a result, these stockholders, acting together, could have significant influence over the outcome of matters submitted to our stockholders for approval, including the election or removal of directors, any amendments to our certificate of incorporation or bylaws and any merger, consolidation, or sale of all or substantially all of our assets, and over the management and affairs of our company. This concentration of ownership may also have the effect of delaying or preventing a change in control of our company or discouraging others from making tender offers for our shares and might affect the market price of our common stock.

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Because we do not expect to pay any dividends on our common stock for the foreseeable future, investors in this offering may never receive a return on their investment.

We do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment.

USE OF PROCEEDS

Assuming the sale by us of the Maximum Offering, we would have funding of $800,000 and no estimated expenses, the total net proceeds to us would be $800,000 because no portion of the Offering is allotted for sales on behalf of shareholders, which we currently intend to use as set forth below. We expect from time to time to evaluate the acquisition of businesses, products, and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. As of the date of this Offering Circular, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of Common Stock. Accordingly, we will retain broad discretion over the use of these proceeds, if any. The following table represents management’s best estimate of the uses of the net proceeds received from the sale of Common Stock assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Common Stock shares offered for sale in this Offering.

Percentage of Offering Sold

	100%	75%	50%	25%
Product Development, Sales & Marketing	200,000	150,000	100,000	50,000
Corporate Development	200,000	150,000	100,000	50,000
Fixed Assets	200,000	150,000	100,000	50,000
Working Capital	200,000	150,000	100,000	50,000
TOTAL	$800,000	$600,000	$400,000	$200,000

The above table does not include sales by existing shareholders of 8,500,000 common shares that are being registered in this offering. The Company will not receive proceeds from the sale of 8,500,000 shares. The 8,500,000 shares pertain to the consulting shares issued on November 2, 2022, to Pinnacle Consulting Services Inc. for services rendered to the company. The agreement included registration rights. Consequently, the 8,500,000 shares are being registered in this Form 1-A.

Because the offering is a “best effort” offering without a minimum offering amount, we may close the offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this offering.

The amounts set forth above are estimates, and we cannot be certain that actual costs will not vary from these estimates. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems, or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors.”

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

We may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses, products, or technologies, although we have no present commitments or agreements for any specific acquisitions or investments. Pending our use of the net proceeds from this Offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

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DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering. You will experience immediate and substantial dilution because the price you pay will be substantially greater than the net tangible book value per share of the shares you acquire, which is currently -$0.003 per share.

On September 22, 2023, there were an aggregate of 659,323,911 shares of Company Common Stock issued and outstanding. Our net tangible book value as of June 30, 2023, was ($2,030598) or ($0.003 per outstanding share of our Common Stock).

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, $800,000, $375,000, $400,000, and $200,000 worth of the subscribed shares offered for sale in this offering, with the Offering Price at the lowest offering price of the range set forth in this Offering Circular:

Funding Level	$800,000		$600,000	$300,000	$200,000
Offering Price	$	. 0.0075 - 0.012	$0.0075 - 0.012	$0.0075 - 0.012	$	[0.0075 - 0.012
Historical net tangle book value per Common Stock share before the Offering		$.00921399	$.00921399	$.00921399		$.00921399
Decrease in net tangible book value per share attributable to new investors in this Offering		$.0012135	$.0009663	$.0006867		$.0003675
Net tangible book value per share, after the offering		.008	.0082	.0085		.0088
Dilution per share to new investors		.0012135	.0009663	.0006867		.0003675

DETERMINATION OF OFFERING PRICE

Prior to the Offering, there has been a limited public market for our Common Stock. Accordingly, the price of the Shares in this Offering was determined by the Company. The principal factors we considered in determining such price include:

●	the information set forth in this Offering Circular and otherwise available;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	our past and present financial performance; including expected recoveries,

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities markets at the time of this Offering;

●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

●	other factors deemed relevant by us.

                                                                                                       24

MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION & RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Significant Accounting Policies and Recent Accounting Pronouncements.

Current Business Operations

Indoor air contains pollutants can affect the quality of life. Some of these pollutants come from outdoors, and others come from indoor sources and activities, such as cooking, cleaning, secondhand smoke, building materials, consumer products, and home furnishings. These indoor air pollutants can be particles or gases, including volatile organic compounds. Common contaminants that can be found indoors include both fine and coarse particulate matter, formaldehyde, mold, and pollen. Indoor air quality will vary from home to home and over the course of a day within a home. Since most people spend about 90% of their time indoors, mostly in their homes, much of their exposures to airborne pollutants will happen in the home.

Our business focus is on the consumer air cleaning market. We do not design, market, or sell our air cleaning products as medical devices. We do not claim our products mitigate, treat, cure, or prevent disease. Our business develops and sells consumer products and new technologies that significantly change the way air is moved, filtered, and cleansed. Our product technology, uses state-of-the-art, high voltage processes, thereby eliminating the need for traditional porous HEPA filters. We believe our products move air silently, have superior filtering capabilities, and in general, cleans ambient air while offering dramatically reduced energy consumption. Our products have unique, variable, and superior filtering capabilities in both shape and size. They are available in a smaller footprint to provide air cleaning in cars. Larger units are available for consumer home use, for business use, or even in extreme industrial applications requiring the destruction of certain hazardous gases. The Company also sells bio-aerosol sensors and wearable sensors which are designed to identify aerosol contaminants in the air.

Our Products

Our technology is currently offered in the form of multiple stand-alone portable products designed to move, filter, and clean the air for businesses, homes, and vehicles. On a broader basis, additional markets that could immediately be impacted using standalone, embedded Kronos® devices include schools, universities, manufacturing clean-rooms, personal automobiles, buses, taxis, and commercial aircraft cabins. Our products are marketed under the Airdog® and KRONOS® brand names.

Our primary products include:

●

Kronos Air Purifier 5G Model 3; an ionic air purifier with washable filter. This stand-alone device measures 10.2” in length x 10.2” wide x 20.5” high and is portable weighing 11 pounds and is manufactured with flame resistant plastic, with the ability to clean the air from an area of up to 215 square feet.

●

Kronos Air Purifier 5G Model 5; FDA CLEARED an ionic air purifier with washable filter. This stand-alone device measures 12.4” in length x 12” wide x 25.6” high and weighing 23.6 pounds and is manufactured with flame resistant plastic, with the ability to clean the air from an area of up to 450 square feet.

●

Kronos Air Purifier 5G Model 8; an ionic air purifier with washable filter. This stand-alone device measures 15” in length x 15” wide x 30” high and weighing 43.4 pounds and is manufactured with flame resistant plastic, with the ability to clean the air from an area of up to 1000 square feet.

●

Kronos Fit Air; This portable device weighs 7.8 ounces and measures 7.2” in length x 3.5” wide x 3.1” high with the ability to be attached to a wristband, tote or desk or car, clean the air from an area of up to 25 square feet.

●	Kronos Fit Air Bundle; combines the Kronos Fit Air with a connected face mask providing personal filtered air with the benefits of a mask.
●	Kronos Car Air Purifier: at 2.4” high, 8.11” long and 6.89” wide, this portable device powered by a DC 12volt car charger is designed to clean the air in a vehicle.
●

Kronosati Mini; the device is designed to be able to be held in hand on worn on a lanyard to filter the immediate airspace around an individual; the device measures 2” x 3” x &frac23;” and weighs. It contains a re-chargeable battery that connects via USB for recharging.

We also sell 5-layer graphene face masks that are not meant for medical use, and we also sell replacement parts for our principal products.

We also have a number of other products in various stages of research and development, including space heaters, vaporizers, disinfectors, deodorizers and/or fans. These products have all been conceptualized during our research and development efforts over the past years. Each product varies in its respective level of completion, with none having been finalized and brought to market for sale. All products are waiting on capital and should be finalized as capital becomes available.

The following table discloses our revenues from July 2022 to June 30, 2023, based on sales of our primary products:

Product	Quantity Sold	Revenue
Kronos Air Purifier 5G (all models)	11		$6474.48
Kronos Fit Air	6		$654,00
Kronos X-3000	26		$1650.70
Miscellaneous products	33		$678.45
Replacement Parts	10		$300.44
		$
Facility rent and services			$126,172.93
		$
TOTAL			$135,931

We market and sell our products directly through our web site: https://1800safeair.com/, and also through independent sales representatives and select retail outlets.

On August 27, 2021, we announced our e-commerce initiative through Channelize.io, which is a Platform-as-a-Service (PaaS) product that allows any of our satisfied customers the ability to sell our products online and earn commissions from sales. Known as “Live Stream Shopping and Real-time Engagement,” we expect this to boost our sales and enhance our brand perception by connecting with our buyers who may showcase and market our products in ways that lead to informed, trusted, and accelerated purchases by new buyers. As of the date of this filing, we have not paid any commissions on customers who have sold any of our products using the PaaS product.

Our “Transition to America” Manufacturing Plan

Kronos is committed to the “Transition to America Initiative” of the Company, effectively moving our manufacturing from China to the United States. This commitment is evident by our acquisition of a 10-acre campus containing manufacturing and warehouse space of 85,000 square feet. This acquisition also included the intellectual property and manufacturing equipment necessary to manufacture electro-mechanical assemblies. As such, this acquisition provided us with the following:

● 85,000 square feet of manufacturing facilities located at our West Virginia located at 2501 Garfield Avenue, Parkersburg, West Virginia.

● High-speed electronic manufacturing equipment capable of placing 50,000 plus electronic components (resistors, capacitors, Integrated Circuits, etc.) per hour.

● Facility infrastructure and Intellectual Property including but not limited to proper lighting and power, material handling mezzanines, racks, workstations, conveyors and carts, custom manufacturing software, Standard Operating Procedures, Quality System, personnel records of trained employees, and Enterprise Resource Planning integrated software (ERP) including specialized Material Resource Planning supply chain management software (MRP).

This acquisition is a true turn-key manufacturing company ready to go.

The following constituent, and possibly the most important, is the experience and vision of our Chief Operating Officer, Joseph Florence, the architect of this vision (see “Our Directors and Executive Officers.”)

Additionally, a critical constituent is our Design For eXcellence Strategy (DFX). This strategy understands that Kronos cannot simply manufacture our products within the USA with the intent to build the same design as our globally sourced products. This will not work. Our strategy is to design, utilizing DFX, our next generation of products to be manufactured in the USA. This means we will specifically develop the products for our factory and reduce part counts, incorporating design-for-automation philosophies, all the while improving both the functionality and the aesthetics of our new USA designs. We will ensure our current proprietary and patented technologies are implemented, and we will also intend to develop and patent other technologies, as well as patent the uniqueness of our latest designs during this process. This will naturally occur as part of our process. This process will include fully embracing the new manufacturing initiative called Industry 4.0. We will push our existing highly automated electronic assembly methodologies throughout the factory, genuinely becoming a near “Touchless Manufacturing” facility.

These three items, turnkey facility, management experience and guidance, and best-in-class design process reduce much if not all of the risk of transitioning to a USA manufacturing company. The other key component to point out is that Kronos currently has a viable and best-in-class global product line. Therefore, we will continue to sell this product line and introduce our USA-designed products concurrently as we continue to market and sell our globally manufactured products. We believe this strategy will again emphasize additional risk reduction to our USA-designed products. We will let the design progression and market demand drive our introduction of these new products with little or no business operational pressures.

Our current globally sourced products are comparatively a simple supply chain. Kronos only needs to forecast and order turn-key assemblies. Kronos will continually access the current manufacturing lead time (the time Kronos issued a Purchase order until the time to receive those purchased products into the Kronos warehouses) for these products, our current inventory levels, and our estimated market demand. This ongoing analysis will drive the requirement to place the new purchase orders in a timely manner to ensure we have product inventory to meet market demand.

Kronos has had discussions with our current global manufacturers analyzing the critical sub-assemblies that Kronos could manufacture in our new USA facility to the benefit of both parties. The focus of these discussions is the cost justification when considering the potential savings related to both the tariff costs and shipping costs of sub-assemblies versus those of a completed assembly, as well as a plan to select the most economical components to manufacture in the USA. Additionally, Kronos has reached out to other global research and development companies having conceptual and early-stage manufacturing products in our Air Purification market. In doing so, we have strategically approached these companies and began conversations to jointly select the components or in some cases, the entire product, to be built in the USA.

All of these efforts have been well received. Each party is motivated to bring on new USA manufacturing capacity. They view this as an opportunity to have geographic-local manufacturing, improved supply chain management, decentralized manufacturing, and rapid response capabilities to better serve their USA customers. It is important to emphasize that these strategies do no harm to our current supply chain of products. In fact, they enhance our market viability by providing a broader offering of products of which all will represent our Brand with excellence.

Overview and Financial Condition

Going Concern

The Company sustained continued operating losses during the most recently completed fiscal years. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classifications of liabilities that may result, should the Company be unable to continue as a going concern.

Management is endeavoring to increase revenue-generating operations. While priority is on generating cash from operations through the sale of the Company’s products, management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity and/or debt securities, which may not be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our shareholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results, and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing shareholders will be reduced, and the new equity securities may have rights, preferences, or privileges senior to those of the current holders of our shares of Common Stock.

                                                                                                        27

Results of Recent Operations

For the Twelve months ended June 30, 2023, and June 30, 2022.

Company revenues for the fiscal year ending June 30, 2023, were $135,931 compared to $83,003 reported during the period ending June 30, 2022. The increase was primarily attributable to certain other sales in the prior period that did not occur in the current period.

During the fiscal year ending June 30, 2023, cost of goods sold was $13,099 compared to $50,8653 for the year earlier period. The decrease was mainly attributable to lower input costs in the current period and a slowing of orders.

During the fiscal year ending June 30, 2023, the Company increased operating expense to $512,042 from $382,216 for the financial period ending June 30, 2022. These increases were mainly attributable a slowing or revenues, higher fees for amortization expense related to final purchase price allocation on the NPE Acquisition, and lower professional fees.

Interest expenses for the quarterly financial period ending June 30, 2023, were $17,496 compared to $17,483 for the financial period ending June 30, 2022.

During the fiscal year ending June 30, 2023, net loss was $421,967 compared to net loss of $421,967 for the financial period ending June 30, 2022. The decline in net loss in the current period was primarily due to a slowing or revenue generation and the declines in interest expense.

The net loss for fiscal year  ending June 30, 2023, results in a loss per share of $0.01, compared to a loss of $0.01 per share during the same period one-year ago.

Liquidity and Capital Resources

As of June 30, 2023, and June 30, 2022, our cash and cash equivalent balances were $499 and $1,636, respectively.

Investment Activities

On December 31, 2018, the Company acquired 600 million digital tokens from First Bitcoin Capital, LLC, an unrelated party, in exchange for a convertible promissory note in the amount of one million dollars. On March 30, 2021, First Bitcoin assigned the promissory note to ANI Holdings, Pty. Ltd., an unrelated third party, granting rights to convert the note into unregistered restricted common stock of the Company. Subsequently ANI Holdings, Pty. Ltd. converted the note into 23,550,100 shares of the Company, terminating the underlying obligation.

In 2021, we stopped accepting digital currencies for the sale of our products and we sold our remaining on hand digital currencies in 2021. The Company does not intend to operate in any manner relating to digital currencies. On March 22, 2021, the Company formed DogeSPAC, LLC in Puerto Rico as a wholly owned subsidiary. We later transferred the 600 million digital tokens acquired in 2018 in a spin off transaction with DogeSPAC, LLC, resulting in DogeSPAC, LLC operating as a separate entity, in exchange for DogeSPAC, LLC issuing to all our shareholders one restricted unit in DogeSPAC, LLC for each share of our common stock. Each of our shareholders of record as of June 15, 2021, received one LLC unit for each share of common stock beneficially owned. The units are “restricted securities” as that term is defined by Rule 144(a)(3). The Interests were acquired directly in an unregistered transaction between the Company and DogeSPAC, LLC not involving any public offering. Resales of the LLC units must be registered under Section 5 of the Act or have an available registration exemption before the LLC Interests may be sold or transferred. The spin off and unit dividend were completed on June 15, 2021, based on the record date, and subsequently paid to all shareholders. The Company is not an affiliate of DogeSPAC, LLC and does not maintain any ownership or control over it. We subsequently liquidated our remaining crypto currency in June 2022 and do not intend to either accept crypto currency as consideration for the purchase of our products or otherwise acquire or invest in crypto currency. Our remaining current subsidiaries are Kronos Advanced Technologies L.L.C., a Colorado limited liability company, and Kronos Advanced Technologies WV, Inc., a West Virginia corporation.

The spin off and unit dividend were completed on June 15, 2021, based on the record date, and subsequently paid to all shareholders. Of those shareholders receiving restricted units in DogeSPAC, LLC, affiliates of our Company received the following units: Michael Rubinov: 450,000 restricted units; Mary Taylor: 50,000 restricted units; Joseph Florence: 100,000 restricted units, totally comprising a total of less than 0.001% of the total number of restricted units issued in the spin off transaction. The Company is no longer an affiliate of DogeSPAC, LLC and does not maintain any ownership or control over it.

The DogeSPAC LLC Interests as “Restricted Securities” as that term is defined by Rule 144(a)(3). The Interests were acquired directly in an unregistered spin off transaction between DogeSPAC, LLC and the Company’s shareholders not involving any public offering, such as under Section 4(a)(2). Resales of the LLC Interests must be registered under Section 5 of the Act or have an available registration exemption before the LLC Interests may be sold or transferred.

We had no crypto currency transactions in 2019 or 2020. Our purchases of crypto currencies began in 2021, as represented by the tables below.

The Company does not intend to operate in any manner relating to digital currencies.

DogeCoin

Date	Amount Paid	Coins Received	Average Price Per Coin
2/2/21	12.62	367.61376000	0.03432950931978170
2/4/21	2205.26	51,158.90646000	0.04304346558879660
2/4/21	621.51	13,894.37574100	0.04340188189554410
2/4/21	1609.24	37,585.46020000	0.04318791738489170
2/5/21	1768.29	41,918.69577000	0.04289748333476480
2/5/21	621.51	14,119.31330000	0.04299699640454220
2/8/21	1082.95	14,863.36154000	0.04554932749153120
2/10/21	690.41	10,407.54955000	0.04672314835695910
4/19/21	828.64	2,507.26961000	0.05053153490096790
4/20/21	677.13	2,160.84779000	0.05353676744178250
4/22/21	748.74	2,879.85402000	0.05663565131905110
4/22/21	672.62	2,703.43813000	0.05930573339595470
5/5/21	1654.52	3,016.87025000	0.06677397785026380

LiteCoin

Date	Amount Paid	Coins Received	Average Price Per Coin
2/2/21	71.42	0.49308000	144.84465
2/19/21	846.82	3.56629000	237.4512449

Bitcoin

Date	Amount Paid	Coins Received	Average Price Per Coin
2/3/21	46.79	0.00133000	35180.45113
2/23/21	5485.17	0.11514000	47639.13497

Prior to the Company’s spin off transaction, its Dogecoin balances for 2021 were as follows; Note: the Company had no crypto currency assets in 2020:

Date	Coins sold	Avg trading price	Selling Price	Cost/Price	Gain (Loss)
2/3/21	353	0.0329	$11.6137	12	$(0.50)
2/5/21	25,528	0.0453	$1,156.4184	1097.627324	$58.79
2/5/21	19,146	0.0453	$867.3138	823.2204932	$44.09
2/5/21	20,000	0.0455	$910.0000	859.9399281	$50.06
2/11/21	30,000	0.0727	$2,181.0000	1401.694451	$779.31
2/11/21	30,000	0.072	$2,160.0000	1401.694451	$758.31
5/3/21	10,000	0.4123	$4,123.0000	593.057334	$3,529.94
5/3/21	10,000	0.5	$5,000.0000	593.057334	$4,406.94
5/4/21	10,000	0.45	$4,500.0000	593.057334	$3,906.94
5/6/21	5,000	0.6538	$3,269.0000	333.8698893	$2,935.13
5/8/21	5,000	0.7	$3,500.0000	333.8698893	$3,166.13
	165,027				$19,635.14

The Company’s crypto currencies noted in the above table consisted of Dogecoin, Bitcoin, Tether, and LiteCoin. The Company had no material crypto currency transactions in 2019 or 2020. As of April 25, 2022, the Company had the following remaining crypto currencies:

Coin	Balance	BTC Value	U.S. Dollar Value
Tether [Omni Layer]	6281.520	0.16776503	$6279.50
Bitcoin	0.270269	0.270269	$947.02
Tether [ERC20]	63.81719200	0.00170441	$63.80
Dogecoin	7,785.16989	0.000007284	$2,047.54

As of June 9, 2022, the Company sold its remaining crypto currencies, and its account balance is zero.

Convertible Notes Payable

As of July 05, 2022, Kronos Advanced Technologies issued a one-year convertible note to PharmaConsult LTD in the amount of $11,074 with an interest rate of 10% per annum.

As of July 21, 2022, Intellicalm’s $100,000 promissory note plus interest due is scheduled to be converted in full at $0.007 per share for a total of 15,827,850 shares. The shares have not been issued yet, however a resolution for the conversion has been recorded.

Since December 31, 2018, the Company has issued an aggregate of $1,487,500 of convertible promissory notes. Of this amount $1,250,000 was issued for acquisitions and $237,500 was issued for cash. Of the issued notes, four were paid back prior to maturity. There are two convertible notes outstanding: one to Intellicalm in the amount of $100,000; one to First Bitcoin Capital in the amount of $250,000. Neither note has been satisfied or converted into common stock as of the date of this filing. A description of each note follows:

On December 31, 2018, the Company issued a convertible promissory note in the amount of $1,000,000. The note is due on December 31, 2023, and bears interest at 5% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 80% multiplied by the average of the three lowest trading prices during the previous ten (10) day trading period ending on the latest completed trading day prior to the conversion date. Pursuant to current accounting guidelines, the Company recorded a note discount of $1,000,000 to account for the note’s derivative liability. In addition, the Company recorded an amount of discount in excess of the note principal of $250,000 that was expensed as a financing cost. On June 30, 2021, The Company converted the entirety of the note into shares eliminating the liability of this note completely.

On April 29, 2020, we issued a convertible promissory note to Julius Toth in the amount of $37,500. Mr. Toth is not an affiliate or control person of the Company and is not a related party having a direct or indirect interest in any current or proposed transaction with the Company. The note included interest of 5% per annum. The maturity date was April 29, 2021. The note included rights to convert outstanding principal and interest into shares of our common stock calculated at a discount of 20% to the lowest three trading prices over a ten-day period prior to the date a conversion notice is delivered. We repaid principal and interest on this note prior to the maturity date.

On April 29, 2020, we issued a convertible promissory note to Nina Levy in the amount of $40,000. Ms. Levy is not an affiliate or control person of the Company and is not a related party having a direct or indirect interest in any current or proposed transaction with the Company. The note included interest of 5% per annum. The maturity date was April 29, 2021. The note included rights to convert outstanding principal and interest into shares of our common stock calculated at a discount of 20% to the lowest three trading prices over a ten-day period prior to the date a conversion notice is delivered. We repaid principal and interest on this note prior to the maturity date.

On June 5, 2020, we issued a convertible promissory note to Mark Grossman in the amount of $20,000. Mr. Grossman is not an affiliate or control person of the Company and is not a related party having a direct or indirect interest in any current or proposed transaction with the Company. The note included interest of 5% per annum. The maturity date was June 5, 2020. The note included rights to convert outstanding principal and interest into shares of our common stock calculated at a discount of 20% to the lowest three trading prices over a ten-day period prior to the date a conversion notice is delivered. We repaid principal and interest on this note prior to the maturity date.

On June 8, 2020, we issued a convertible promissory note to Intellicalm, Inc. in the amount of $40,000. Neither Intellicalm, Inc. nor any Intellicalm control person is an affiliate or control person of the Company and are not related parties having a direct or indirect interest in any current or proposed transaction with the Company. The note included interest of 5% per annum. The maturity date was April 29, 2021. The note included rights to convert outstanding principal and interest into shares of our common stock calculated at a discount of 20% to the lowest three trading prices over a ten-day period prior to the date a conversion notice is delivered. We repaid principal and interest on this note prior to the maturity date.

On July 21, 2020, we issued a convertible promissory note to Intellicalm, Inc. in the amount of 100,000. Neither Intellicalm, Inc. nor any Intellicalm control person is an affiliate or control person of the Company and are not related parties having a direct or indirect interest in any current or proposed transaction with the Company. The note included interest of 5% per annum. The maturity date was July 21, 2021. The note included rights to convert outstanding principal and interest into shares of our common stock calculated at a discount of 20% to the lowest three trading prices over a ten-day period prior to the date a conversion notice is delivered. This note remains outstanding.

On October 1, 2019, the Company issued a convertible promissory note in the amount of $250,000 to First Bitcoin Capital, LLC (“First Bitcoin”). Neither First Bitcoin nor any First Bitcoin affiliate are a control person or affiliate of the Company. The note is outstanding and due on October 1, 2024, and bears interest at 5% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 80% multiplied by the average of the three lowest trading prices during the previous ten (10) day trading period ending on the latest complete trading day prior to the conversion date. Pursuant to current accounting guidelines, the Company recorded a note discount of $250,000 to account for the note’s derivative liability. In addition, the Company recorded an amount of discount in excess of the note principal of $62,500 that was expensed as a financing cost. This note was assigned by First Bitcoin to ANI Holdings, Pty. Ltd. The note remains outstanding.

On June 17th, 2021, West Virginia Economic Development and Authority (WVEDA) approved in a meeting of its board of directors to grant Kronos two loan offers with the aggregate principal amount not to exceed $2,610,000. The loans are for the Company’s acquisition of the manufacturing facility in West Virginia and for fixed equipment. The loans contain repayment terms of 15 years and 10 years respectively. Interest rates for the two notes are as follows:

Loan (1) $1,845,000: This loan shall bear interest fixed as of the third business day prior to closing equal to the rate of the 20 Year US Treasury Note rate plus 0.75%. This loan has a floor (minimum) interest rate of 2. 75% and shall be adjustable every five years. The loan will be secured by a first lien deed of trust on the project land, improvements, and appurtenances in the amount of $1,845,000, and will be cross collateralized with Loan (2), discussed below.

Loan (2) $765,000: This loan shall bear interest fixed as of the third business day prior to closing equal to the rate of the Wall Street Journal Prime rate multiplied by 0.75%. This loan has a floor (minimum) interest rate of 2.75%. The loan will be secured by a UCC-1 security filing on all assets of the Company and will be cross collateralized with Loan (1).

On April 7, 2022, we completed all conditions precedent, and the loans closed by our purchase of fixed equipment, providing proofs of hazard and flood insurance, title insurance and liability insurance. We also installed all equipment and completed all renovations at the facility, which resulted in the transfer of title of the real estate to the Company from a “contract of sale” to recorded ownership.

On January 30, 2020, the World Health Organization declared the COVID-19 outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the COVID-19 include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. COVID-19, and actions taken to mitigate it, have had, and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical areas in which the Company operates. While it is unknown how long these conditions will last and what the complete financial effect will be to the company, COVID-19 has had an adverse effect on our business, including our supply chains and distribution systems. While we are taking diligent steps to mitigate disruptions to our supply chain, through our Transition to America Manufacturing Plan, we are unable to predict the extent or nature of these impacts at this time to our future financial condition and results of operations.

The Company sustained continued operating losses during the years ended December 31, 2021, and 2020. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

We are endeavoring to expand revenue-generating operations. Without the funding provided by this registration statement, we estimate that we will be able to continue to conduct operations for 12 months. While our priority is on generating cash from operations through the sale of the Company’s products, management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity and/or debt securities, which may not be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to continue our business for as long or as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our shareholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results, and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing shareholders will be reduced, and the new equity securities may have rights, preferences, or privileges senior to those of the current holders of our shares of Common Stock.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in a start-up stage of operations and have generated very negligible revenues since inception. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Litigation

From time to time, the Company may be subject to routine litigation, claims or disputes in the ordinary course of business. The Company defends itself vigorously in all such matters. In the opinion of management, no pending or known threatened claims, actions or proceedings against the Company are expected to have a material adverse effect on its financial position, results of operations or cash flows. However, the Company cannot predict with certainty the outcome or effect of any such litigation or investigatory matters or any other pending litigations or claims. There can be no assurance as to the ultimate outcome of any such lawsuits and investigations. The Company will record a liability when it believes that it is both probable that a loss has been incurred and the amount can be reasonably estimated. The Company periodically evaluates developments in its legal matters that could affect the amount of liability that it has previously accrued, if any, and makes adjustments as appropriate. Significant judgment is required to determine both the likelihood of there being, and the estimated amount of, a loss related to such matters, and the Company’s judgment may be incorrect. The outcome of any proceeding is not determinable in advance. Until the final resolution of any such matters that the Company may be required to accrue for, there may be an exposure to loss in excess of the amount accrued, and such amounts could be material.

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Property

The Company owns its offices and turn-key manufacturing facility as of June 30, 2023. We believe that our existing facilities are adequate for our needs. Should we require additional space at that time, or prior thereto, we believe that such space can be secured on commercially reasonable terms.

DIRECTORS, EXECUTIVE OFFICERS & CORPORATE GOVERNANCE

The goal of this section is to provide an investor with a clear understanding of the identity of all the persons or entities that are involved in managing, controlling, or advising the operations, business development and disclosure of the issuer, as well as the identity of any significant or beneficial shareholders.

Using the tabular format below, please provide information, as of the period end date of this report, regarding any person or entity owning 5% of more of any class of the issuer’s securities, as well as any officer, and any director of the company, or any person that performs a similar function, regardless of the number of shares they own. If any insiders listed are corporate shareholders or entities, provide the name and address of the person(s) beneficially owning or controlling such corporate shareholders, or the name and contact information (City, State) of an individual representing the corporation or entity in the note section.

Name of Officer/Director or Control Person	Affiliation with Company (e.g., Officer Title /Director/Owner of more than 5%)	Residential Address (City / State Only)	Number of shares owned	Share type/class	Ownership Percentage of Class Outstanding	Note
Michael Rubinov	Director, President, Secretary, CFO, CEO	1461 Kadima, Zoran, Israel 6092000	1,574,325	Common	0.239%
Joseph Florence	COO	2501 Garfield Ave Parkersburg, WV 26101	1,669,821	Common	0.253%
Mary Taylor	Director	3431 Parfour Blvd, Green, OH 44685	50,000	Common	0.007%

Professional Background of our Officers and Directors

Michael Rubinov -Director, President, Secretary, CEO, CFO

EXECUTIVE MANAGEMENT

Mr. Rubinov has been an executive in the hi-tech industry for the last 20 years and served in various business roles with global companies Intel, Boeing, NICE Systems as well as with start-up companies in fintech, cyber and telecom markets. Mr. Rubinov holds BSEE (from NYIT), MsCS (Stevens Institute of Technology) and MBA from UK Bradford School of Management.

Joseph Florence – Chief Operating Officer (COO) & Chief Transformation Officer (CTO)

Prior to joining Kronos, Florence worked more than 30 years in custom electronics manufacturing, as an owner/founder, as well as running several manufacturing and supply chain solution companies. He was awarded Ernst and Young’s WV Entrepreneur of the Year. Most recently, he directed a 200-person domestic manufacturing technology company directed toward the supply chain globalization of America while improving market share and profitability. President / CEO / Chairman of the Board

Twenty-five years of experience in entrepreneurial middle-market businesses. Complete understanding of all levels of business processes and operations. Successfully lead companies as Chairman of the Board, ensuring the clear communication of strategic plans and any associated company risks to all stakeholders. Gifted at executive recruitment and retention.

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Market Development

Experienced, Sales Focused Company President having a complete understanding of all-encompassing requirements to ensure continued sales growth without compromising company ethics, profits, product quality, or customer satisfaction. Twenty-five years of Presidential experience having the sole responsibility of approving company sales strategies and executions, resulting in a lifetime of company revenues e exceeding $200 million. Skilled at motivating and controlling the unique personalities associated with both domestic and international sales forces.

Financial Management

Experienced middle-market Company Chief Financial Officer (CFO) and Treasurer. Successfully funded and provided ongoing financing through both private equity offerings and debt obligations for six companies. Skilled at financial management and cash management with a complete understanding of debt financing of middle-market companies. Expert at developing financial projections. Twenty-five years of Profit and Loss (P&L) responsibility.

Product Development

Co-Developed new internal engineering design methodologies for Fortune 100 defense contractor, focused on embedding manufacturing involvement into the design process. Achieved 40%-unit production cost savings. Twenty-five years of experience applying these methodologies to custom processes and products. Successfully conceptualized, designed, manufactured in China, and licensed patents for several consumer products.

Supply Chain Expert

Complete understanding of the Supply Chain process, including quoting, negotiating with vendors, and development of Lean, effective internal controls. Developed new processes, including MRP share, with key suppliers resulting in a 60% reduction in personnel.

Mary Taylor -Independent Director

Mary Taylor is a certified public accountant and, prior to her political career, spent 16 years in the private sector, including 12 years with Bober Markey Fedorovich, an Akron-based CPA and advisory firm. Her political background includes being on the Green City Council as well as being elected to the Ohio General Assembly and subsequently to serve as the Ohio state auditor in 2006. She also served as the 65th lieutenant governor of Ohio from 2011 to 2019. She was most recently a candidate in the Republican Party primary for Governor of Ohio in the 2018 election. Mary has two degrees from the University of Akron.

Conflicts of Interest

The Company does not currently foresee any conflict of interest.

Section 16(a) Beneficial Ownership Reporting Compliance

16(a) of the Securities Exchange Act of 1934 requires the company directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of its common stock. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the company with copies of all Section 16(a) forms they file. The Company intends to ensure to the best of its ability that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

Family Relationships

There are no family relationships among any management personnel.

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Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation, or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

●

been subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

 Except as set forth above and in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates, or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition, or operating results.

Code of Business Conduct and Ethics

Our Board plans to adopt a written code of business conduct and ethics (“Code”) that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

Director Compensation

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity. Our directors are not compensated for their role on the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Transactions

Other than as given herein, there have been no transactions and there are no currently proposed transactions, in which the Company was or is to be a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table lists, as of September 26, 2023, the number of shares of common stock of our Company that is beneficially owned by (i) each person or entity is known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all sole officer and director as a group. Information relating to beneficial ownership of the common stock by our principal shareholders and management is based upon each person’s information using “beneficial ownership” concepts under the Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 659,323,911 shares of our common stock issued and outstanding as of September 26, 2023.

EXECUTIVE AND DIRECTOR COMPENSATION

Officers and Directors

Name and Address (1)	Title of Class	Number of Shares Beneficially Owned	Percent of Class
Michael Rubinov, Director, President, CEO, CFO, Secretary	Common	1,574,325	0.239%
Joseph Florence, Chief Operating Officer	Common	1,669,821	0.253%
Mary Taylor, Director	Common	100,000	0.007%
	Common	0	0.0%
Officers and Directors as a group (3 persons)	Common	3,344,146	1.376%

(1) Addresses for all officers and directors are 2501 Garfield Avenue, Parkersburg, WV 26101.

Beneficial Owners of 5% or More of Our Issued and Outstanding Shares

Name and Address	Title of Class	Number of Shares Beneficially Owned	Percent of Class (2)
GX7 Limited Partnership (1)	Common	91,000,000	13.80%
5% Beneficial Owners as a group	Common	91,000,000	13.80%

(1) Our Chief Operating Officer Mr. Joseph Florence is the control person with voting and dispositive control of GX7 Limited Partnership.

(2) Based on total issued and outstanding shares of 659,323,911 as of September 26, 2023.

The following table represents our compensation to our directors and officers through the end of fiscal year June 30, 2023:

Name and principal position	Year	Salary(1) ($)	Bonus ($)	Stock awards(2) ($)	Option awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Michael Rubinov	2023	0	0	0	0	0	0	0	0
	2022	0	0	0	0	0	0	0	0
	2021	$0	$0	$88,260	$0	$0	$0	$0	$88,260
	2020	$0	$0	$39,150	$0	$0	$0	$0	$39,150

Joseph Florence	2023	0	0	0	0	0	0	0	0
	2022	0	0	0	0	0	0	0	0
	2021	$0	$0	$119,777	$0	$0	$0	$0	$119,777
	2020	$0	$0	$8,700	$0	$0	$0	$0	$8,700

Mary Taylor	2023	0	0	0	0	0	0	0	0
	2022	0	0	0	0	0	0	0	0
	2021	$0	$0	$1,500	$0	$0	$0	$0	$1,500
	2020	$0	$0	$4,350	$0	$0	$0	$0	$4,350

(1) None of our Directors are compensated in cash, and none have received any cash payments for the previous two fiscal years.

(2) All stock awards valued as of the price per share on the date of issuance.

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Summary Compensation Table

The following tables set forth certain information about cash compensation paid, earned, or accrued for services by (i) our Chief Executive Officer, our directors and (ii) all other executive officers (“Named Executive Officers”):

Michael Rubinov	2023		$—		$—
	2022	$	_	$
Director, Chief Executive Officer, Chief Financial Officer,	2021		$—		$—
Treasurer and Secretary	2020		$—		$—

Joseph Florence	2023		$—		$—
	2022	$		$
Chief Operating Officer	2021		$—		$—
	2020		$—		$—

Mary Taylor	2022		$—		$—
Director	2021		$—		$—
	2020		$—		$—

Outstanding Equity Awards at Fiscal Year-End

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Michael Rubinov	0	0	0	0	0	0	0	0	0
Joseph Florence	0	0	0	0	0	0	0	0	0
Mary Taylor	0	0	0	0	0	0	0	0	0

We have no plan providing for the payment of retirement benefits, or benefits that will be paid primarily following retirement, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans.

We have no agreement, plan, or arrangement, whether written or unwritten, with our named executive officers providing for payment(s) following, or in connection with, the resignation, retirement or other termination of a named executive officer, or a change in control of our company or a change in the named executive officer’s responsibilities following a change in control, with respect to each named executive officer.

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 OUR DIRECTORS AND EXECUTIVE OFFICERS

Michael Rubinov – Director, President, Secretary, Chief Executive Officer, Chief Financial Officer; Mr. Rubinov has been an executive in the hi-tech industry for the last 20 years and served in various business roles with global companies Intel, Boeing, NICE Systems as well as with start-up companies in fintech, cyber and telecom markets. Mr. Rubinov holds BSEE (from NYIT), MsCS (Stevens Institute of Technology) and MBA from UK Bradford School of Management.

From 2017 to 2019, Mr. Rubinov served as a business and accounts executive with L&T Technology, a global engineering services firm with its headquarters in India. L&T Technology hired Mr. Rubinov to help establish local presence in Israel. L&T Technology’s focus was to offer various engineering services in outsourcing model. Mr. Rubinov’s duties were to penetrate large accounts in Israel, build a local brand via marketing activities and increase sales. With Mr. Rubinov’s help, in 2 years sales increased by approximately 50% from 2 million dollars to $3.5 million dollars, and the firm developed its brand and sales from existing accounts.

From 2020 to date, Mr. Rubinov, age 55, has been our Director, President, Secretary and CEO.

Mary Taylor – Independent Director, Ms. Taylor, age 55, is a certified public accountant and, prior to her political career, spent 16 years in the private sector, including 12 years with Bober Markey Fedorovich, an Akron-based CPA and advisory firm.

From 2011 to 2019, Ms. Taylor was Lieutenant Governor for the State of Ohio, where she was elected to serve two terms and was appointed by the Governor as the Director of the Ohio Department of Insurance.

From 2019 to 2020, Ms. Taylor was the Chair of the Finance and Operations Advisory Committee, and Executive Vice President & CFO, Responsible for Finance and Accounting, and IT. Member of the Executive Leadership Team for Welty Building Company, Fairlawn, Ohio.

Joseph Florence – Chief Operating Officer; Prior to joining Kronos, Florence, age 59, worked more than 30 years in custom electronics manufacturing, as an owner/founder, as well as running several manufacturing and supply chain solution companies. He was awarded Ernst and Young’s WV Entrepreneur of the Year. Most recently, he directed a 200-person domestic manufacturing technology company directed toward the supply chain globalization of America while improving market share and profitability. Mr. Florence has twenty-five years of experience in entrepreneurial middle-market businesses, and a complete understanding of all levels of business processes and operations. He successfully led companies at the “C” level, ensuring the clear communication of strategic plans and any associated company risks to all stakeholders.

As an experienced middle-market Chief Financial Officer and Treasurer, Mr. Florence successfully funded and provided ongoing financing through both private equity offerings and debt obligations for six companies, responsible for financial management and cash management with an understanding of debt financing of middle-market companies and developing financial projections.

Mr. Florence co-developed new internal engineering design methodologies for Fortune 100 defense contractor, focused on embedding manufacturing involvement into the design process, achieving a 40%-unit production cost savings. Successfully conceptualized, designed, manufactured in China, and licensed patents for several consumer products.

Mr. Florence is a supply chain expert, including quoting, negotiating with vendors, and development of effective internal controls. His experience allowed him to develop new processes, including MRP share, with key suppliers resulting in a 60% reduction in personnel.

During the previous five years, Mr. Florence has served as an independent product consultant, focused on designing, licensing, and globally manufacturing consumer products. Additionally, Mr. Florence provided outside consulting services for a national marketing and distribution company; and provided contract accounting services and business consulting strategies. In 2020 Kronos appointed Mr. Florence as an officer focused on operations and the development of long-term business strategies for the Company.

Family Relationships

There are no family relationships among any of the directors or executive officers.

 Director Independence

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning her or his background, employment and affiliations, our board of directors has determined that Mary Taylor has no relationships that would interfere with her exercise of independent judgment in carrying out the responsibilities of a director and that she is “independent” as that term is defined under the listing standards of the New York Stock Exchange (“NYSE”). In making these determinations, our board of directors considered the current and prior relationships that Ms. Taylor has with our company and all other facts and circumstances our board of directors deemed relevant in determining her independence.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement, or similar benefits for directors or executive officers, except that our directors and executive officers receive stock options at the discretion of our Board. We do not have any material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our Board

Changes in Control

We are unaware of any contract or other arrangement the operation of which may result in a change in control of our company at a subsequent date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Our corporate headquarters are located at 2501 Garfield Avenue, Parkersburg, WV 26101. We acquired the property in a transaction on June 30, 2021, in an exchange transaction with GX7 Limited, a West Virginia limited partnership, 50% of which is owned by current Chief Operating Officer, Joseph Florence. The property includes a 62,400 square foot manufacturing facility, a 15,900 square foot warehouse, and a 7,500 square foot auxiliary building respectively. A 10-acre paved parking lot is also included. The total purchase price of the property is $5,800,000. The Company and GX7 agreed to payment terms as follows: the issuance of 91 million shares of common stock to GX7, and the payment of $2,610,000 in cash. The Company intends to pay GX7 from the proceeds of the loans offered by the West Virginia Economic Development Authority (“WVEDA”). As of the date of this filing, the loans offered by the WVEDA have not been consummated and are contingent upon the Company completing renovations to the physical buildings on the property, and the purchase of fixed equipment, including our providing proofs of hazard and flood insurance, title insurance and liability insurance. On April 7, 2022, we completed all conditions precedent, and the loans closed by our purchase of fixed equipment, providing proofs of hazard and flood insurance, title insurance and liability insurance. We also installed all equipment and completed all renovations at the facility, which resulted in the transfer of title of the real estate to the Company from a “contract of sale” to recorded ownership.

The 91,000,000 shares issued to GX7 amount represents approximately 13.80% of the issued and outstanding common stock of the Company as of September 26,2023.

DESCRIPTION OF SECURITIES

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all the rights of our stockholders and is subject to, and qualified in its entirety.

The Company is authorized to issue one class of shares of stock. The total number of shares which the Company is authorized to issue is two billion (2,000,000,000) shares of common stock, $.001 par value. As of September 26, 2023, there were 659,323,911 shares of our common stock issued and outstanding. There are 400 shareholders of record.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

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Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. A “plurality” means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

Outstanding Warrants

There are no outstanding warrants.

Options

There are no outstanding options.

Transfer Agent and Registrar, Warrant Agent

The transfer agent and registrar for our Common Stock is Worldwide Stock Transfer, LLC, 1 University Plaza, Suite 505, Hackensack, NJ 07601. The website is www.wwstr.com. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($5.00) per share or an exercise price of less than Five Dollars ($5.00) per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker- dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market.

DIVIDEND POLICY

We plan to retain any earnings for the foreseeable future for our operations. We have never paid any dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board and will depend on our financial condition, operating results, capital requirements and such other factors as our Board deems relevant.

PLAN OF DISTRIBUTION

The shares are being offered by us on a “best-efforts” basis by our officers, directors, and employees, with the assistance of independent consultants, and possibly through registered broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”) and finders, though the Company has not engaged any such persons yet.

There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” This means we will be entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, offering expenses, reimbursements, and other uses as more specifically set forth in the “Use of Proceeds” contained elsewhere in this Offering Circular.

We expect to commence the offer and sale of the Shares and warrants as of the date on which the Form 1-A Offering Statement of which this Offering Circular is a part (the “Offering Circular”) is qualified by the U.S. Securities and Exchange Commission (which we refer to as the “SEC” or the “Commission”).

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Our Offering will expire on the first to occur of (a) the sale of all [Seventy Five Million One Hundred Sixty Six Thousand Six Hundred Sixty Seven to One Hundred Twenty Million Two Hundred Sixty Six Thousand Six Hundred Sixty One [75,166,667 to 120,266,661] shares of Common Stock offered for subscription hereby, (b) December 20, 2023, subject to extension not to exceed 1 year from the date of SEC qualification of the Offering, or (c) when our board of directors elects to terminate the Offering.

Offering Period and Expiration Date

This Offering will start on or immediately after the date on which the SEC initially qualifies this Offering Statement (the “Qualification Date”) and will terminate on the Termination Date.

Minimum Purchase Requirements

The minimum investment amount is Ten Thousand Dollars ($10,000.00), however, the Company reserves the right to take investments of a lesser amount.

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the Company’s bank account designated in the Company’s subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

State Law Exemptions

This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Shares involves substantial risks and possible loss by investors of their entire investments (See Risk Factors).

The Shares have not been qualified under the securities laws of any state or jurisdiction. Because the Offering is being completed under Tier 2 of Regulation A, the offered shares will be ‘covered securities” and as such will not require state Blue Sky filings to be completed for sale of the common stock.

Investor Suitability Standards

The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have the financial capacity to hold the investment for an indefinite amount of time.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

                                                                                              42

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the Ten Percent (10%) of net worth or annual income limitation on investment in this Offering.

Advertising, Sales, and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales, and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular, and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Shares.

Issuance of Certificates

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will issue a certificate or certificates representing such investor’s purchased Shares, but the Company reserves the right to issue the Offered Shares in “book entry” with our transfer agent. If the Offered Shares are registered in book entry, you will not receive a certificate but will receive an account statement from our transfer agent acknowledging the number of Shares you own.

Transferability of the Offered Shares

The Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1933, as amended, with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov. In addition, you can find all of our public filings on the SEC’s EDGAR database, and specifically at this link: https://www.sec.gov/edgar.

                                                                                                      43

KRONOS, INC.

F-1

KRONOS ADVANCED TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(Unaudited)

	June 30,	June 30,
ASSETS	2023	2022
Current assets
Cash and cash equivalents	$499	$1,636
Inventory	223,823	227,676
Prepaid expenses	0	0
Accounts receivable	54,122	54,122
Loans Receivable	2,416	10,249
Total current assets	280,860	293,683
Property and equipment, net	5,760,276	5,781,276
Intangible assets	220,974	220,974
Total Assets	$6,262,110	$6,295,933

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$(8,466)	$(8,466)
Accrued expenses	541,723	139,723
Accrued interest payable	61,565	44,082
Operating loan	351,300	296,150
Derivative liability	302,055	302,055
Sales Tax Payable	12,612	12,409
Convertible notes payable, net of discount	282,500	232,500
Total current liabilities	1,543,289	1,018,453
Long Term Liabilities
State of West Virginia	2,467,249	2,569,215
Total Liabilities	4,010,538	3,587,668

Stockholders' Deficit:
Common stock, par value $0.001, 2,000,000,000 shares authorized 659,323,911 and 659,323,911 shares issued and outstanding as of June 30, 2023 and June 30, 2022, respectively	659,324	659,324
Additional paid in capital	43,143,410	43,143,410
Accumulated deficit	(41,551,162)	(41,094,469)

Total Kronos Advance Technologies Inc. Stockholders' Equity (Deficit)
Total Stockholders’ Equity (Deficit)	2,251,572	2,708,265
Total Liabilities and Stockholders' Equity (Deficit)	$6,262,110	6,295,933

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-2

KRONOS ADVANCED TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	For the Year Ended
	June 30, 2023	June 30, 2022
Revenue	$135,931	$83,003
Cost of goods sold	13,099	50,865
Gross Profit	122,832	32,138
Operating Expenses:
General and administrative	512,042	382,216
Total operating expenses	512,042	382,216
Loss from operations	(389,210)	(350,078)

Other Income Expense)
Capital Gain on Crypto Currency	0	(4,393)
Interest expense	(17,483)	(17,496)
Change in value of derivative liability	0	0
Bad Debt Expense	0	0
Financing cost	0	0
Amortization of debt discount	(50,000)	(50,000)
Total Other (Income) (Expense)	(67,483)	(71,889)

Net Income (Loss)	$(456,693)	$(421,967)
Net income (loss)
-Basic and diluted	$(0.01)	$(0.01)
Weighted average common shares outstanding
-Basic and diluted	659,323,911	659,323,911

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-3

Kronos Advanced Technologies Inc. And Subsidiaries

 Condensed Consolidated Statement of Stockholders' Deficit

 FOR THE FISCAL YEARS ENDING JUNE, 2023 AND 2022

	Common Shares $0.001 Par Value		Additional
	Shares Issued	Amount	Paid in Capital	Accumulated Deficit	Equity (Deficit)
Year Ended June 30, 2023
Balance, June 30, 2022	659,323,911	$659,324	$43,143,410	(41,094,469)		$2,708,265
Issuance of common stock for acquisition (in escrow)	90,000,000	—	—	—		—
Cancelled Issuance of Common Stock for Acquisition	(90,000,000)	—	—	—		—
Net loss	—	—	—	(456,693)		(456,693)
Balance, June 30, 2023	659,323,911	$659,324	$43,143,410	$(41,551,162)		$2,251,572

Year Ended June 30, 2022
Balance, June 30, 2021	659,323,911	$659,324	$43,143,410	(40,672,502)		$3,130,232
Issuance of common stock for acquisition (in escrow)	90,000,000	___	___	___		___
Cancelle Issuance of Common Stock for Acquisition	(90,000,000)	___	___	___	$	___
Net loss	—	—	—	(421,967)		$(421,967)
Balance, June 30, 2022	659,323,911	$659,324	$43,143,410	(41,094,469)		2,708,265

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-4

 Kronos Advanced Technologies, Inc. And Subsidiaries

Consolidated Statement Of Cash Flows

(Unaudited)

	For the Year Ended
	June 30, 2023	June 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(456,693)	$(421,967)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation / Amortization	21,000	21,000
Change in value of derivative liability	0	0
Financing cost	0	0
Inventory	3,853	5,478
Convertible Note Adjustments	50,000	50,000
Changes in operating liabilities	0
Accounts receivable & Loans Receivables	7,832	(44,256)
Accounts Payable & Accrued Expenses	419,483	109,321
Sales Tax Payable	203	1,119
Prepaid expenses	0	16,893
Net Cash Used in Operating Activities	45,678	(262,412)

CASH FLOWS FROM INVESTING ACTIVITIES
Machinery & Equipment	0	0
Building & Land Acquisition	0	0
Intangible Assets Adjustments	0	13,513
Intellectual Property Purchases	0	0
Net Cash Provided By Investing Activities	0	13,513

CASH FLOWS FROM FINANCING ACTIVITIES
Long-Term Loans	(101,965)	(33,285)
Additional Paid In Capital	—	0
Common Stock	—	0
Dividends Issued	—	0
Operating Loans	55,150	264,500
Loans to Officers	—	0
Net Cash Provided By Financing Activities	(46,815)	231,215

Net Increase in Cash	(1,137)	(17,684)
Cash at Beginning of Period	1,636	19,320
Cash at End of Period	$499	$1,636

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-5

KRONOS ADVANCED TECHNOLOGIES, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

For the Year Ended June 30, 2023

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

Kronos Advanced Technologies, Inc. (“Kronos”) is a Nevada corporation (the "Company"). The Company's shares began trading on the over-the-counter bulletin board exchange on August 28, 1996, under the symbol “TSET”. Effective January 12, 2002, the Company began doing business as Kronos Advanced Technologies, Inc. and, as of January 18, 2002, it changed the Company ticker symbol to “KNOS” and is trading on the OTC Markets

GENERAL

 Kronos Advanced Technologies, Inc., is a product development and Production Company that develops and patents technology that among other things fundamentally changes the way air is moved, filtered, and sterilized. Historically, Kronos has focused on developing, marketing, and selling the Company's proprietary air movement and purification technology. Serving the Indoor Air Quality (IAQ) market, Kronos technology uses state-of-the-art high voltage processes without the use of traditional HEPA filters. Kronos-based products move air silently, filter and purify the air, and dramatically reduce energy consumption to half of a 60-watt light bulb. Kronos devices can be variable in shape or size, and, therefore, have the potential to be scaled down for air purification in cars or scaled up in size for industrial and hazardous gas destruction. The technology is currently being implemented in standalone products to move and filter air replacing HEPA and other filtration systems. There are broad ranges of additional markets for standalone and embedded Kronos CORE technology-based devices. Examples of immediately addressable markets include health care facilities, operating rooms, manufacturing clean rooms, and cabins of automobiles and commercial aircraft.

 Currently, the Company is planning to file additional patents to improve its existing technology as well as enter into new market segments but will continue to market air purifiers and other consumer products. Recently the Company became the exclusive distributor and licensee of the latest generation of air purifiers based on the Company's CORE technologies.

Fourteen of the Company's U.S. patent applications and three international patent applications have been allowed for issuance. To date, our ability to execute our strategy has been restricted by our limited amount of capital.

 On July 13, 2020, Kronos filed for provisional us patent protection for new antibacterial face mask with cellphone radiation protection features.

 The Kronos technology has numerous valuable characteristics for applications in the indoor air quality market, including moving air and gases at high velocities while filtering odors, smoke and particulates and sterilizing air from bacteria and virus contamination. In the past - a number of the scientific claims of the Kronos technology have been tested by the U. S. and foreign governments, multi- national companies, and independent testing facilities (see “Independent Testing – Product Claims Platform”).

Business Overview

 Indoor air contains pollutants can affect the quality of life. Some of these pollutants come from outdoors, and others come from indoor sources and activities, such as cooking, cleaning, secondhand smoke, building materials, consumer products, and home furnishings. These indoor air pollutants can be particles or gases, including volatile organic compounds. Common contaminants that can be found indoors include both fine and coarse particulate matter, formaldehyde, mold, and pollen. Indoor air quality will vary from home to home and over the course of a day within a home. Since most people spend about 90% of their time indoors, mostly in their homes, much of their exposures to airborne pollutants will happen in the home.

 Our business focus is on the consumer air cleaning market. We do not design, market, or sell our air cleaning products as medical devices. We do not claim our products mitigate, treat, cure, or prevent disease. Our business develops and sells consumer products and new technologies that significantly change the way air is moved, filtered, and cleansed. Our product technology, uses state-of-the-art, high voltage processes, thereby eliminating the need for traditional porous HEPA filters. We believe our products move air silently, have superior filtering capabilities, and in general, cleans ambient air while offering dramatically reduced energy consumption. Our products have unique, variable, and superior filtering capabilities in both shape and size. They are available in a smaller footprint to provide air cleaning in cars. Larger units are available for consumer home use, for business use, or even in extreme industrial applications requiring the destruction of certain hazardous gases. The Company also sells bio-aerosol sensors and wearable sensors which are designed to identify aerosol contaminants in the air.

F-6

Our Products

Our technology is currently offered in the form of multiple stand-alone portable products designed to move, filter, and clean the air for businesses, homes, and vehicles. On a broader basis, additional markets that could immediately be impacted using standalone, embedded Kronos® devices include schools, universities, manufacturing clean-rooms, personal automobiles, buses, taxis, and commercial aircraft cabins. Our products are marketed under the Airdog® and KRONOS® brand names.

Our primary products include:

●       Kronos Air Purifier 5G Model 3; an ionic air purifier with washable filter. This stand-alone device measures 10.2” in length x 10.2” wide x 20.5” high and is portable weighing 11 pounds and is manufactured with flame resistant plastic, with the ability to clean the air from an area of up to 215 square feet.

●       Kronos Air Purifier 5G Model 5; FDA CLEARED, an ionic air purifier with washable filter. This stand-alone device measures 12.4” in length x 12” wide x 25.6” high and weighing 23.6 pounds and is manufactured with flame resistant plastic, with the ability to clean the air from an area of up to 450 square feet.

●       Kronos Air Purifier 5G Model 8; an ionic air purifier with washable filter. This stand-alone device measures 15” in length x 15” wide x 30” high and weighing 43.4 pounds and is manufactured with flame resistant plastic, with the ability to clean the air from an area of up to 1000 square feet.

●       Kronos Fit Air; This portable device weighs 7.8 ounces and measures 7.2” in length x 3.5” wide x 3.1” high with the ability to be attached to a wristband, tote or desk or car, clean the air from an area of up to 25 square feet.

●       Kronos Fit Air Bundle; combines the Kronos Fit Air with a connected face mask providing personal filtered air with the benefits of a mask.

●       Kronos Car Air Purifier; at 2.4” high, 8.11” long and 6.89” wide, this portable device powered by a DC 12volt car charger is designed to clean the air in a vehicle.

●       Kronosati Mini; the device is designed to be able to be held in hand on worn on a lanyard to filter the immediate airspace around an individual; the device measures 2” x 3” x &frac23;” and weighs. It contains a re-chargeable battery that connects via USB for recharging.

We also manufacture and sell the only 5-layer graphene face masks on the market in the US, that are not meant for medical use, and we also sell replacement parts for our principal products.

We also have a number of other products in various stages of research and development, including space heaters, vaporizers, disinfectors, deodorizers and/or fans. These products have all been conceptualized during our research and development efforts over the past years. Each product varies in its respective level of completion, with none having been finalized and brought to market for sale. All products are waiting on capital and should be finalized as capital becomes available.

We market and sell our products directly through our web site: https://1800safeair.com/, and also through independent sales representatives and select retail outlets.

Kronos also owns and operates special vanity phone number 1-800-SAFE-AIR that spells out words that correspond to what our business does, we believe that this is a very effective marketing tool. It positions our company as one of the experts in the field, and most certainly a toll-free number with two words that are self-explanatory looks be very memorable in any form of advertising, TV, radio, print and online.

A combination of the domain name (www.1800SafeAir.com) and telephone number 1-800-SAFE-AIR also helps prospective customers and shareholders remember our business and what it does. A customer or shareholder is more likely to call a number that they can recall easily, and it will always be easier to memorize a word than a string of random numbers. In addition, 1-800-SAFE-AIR phone number makes our business immediately memorable to new customers and returning customers needing help with our products.

F-7

On August 27, 2021, we announced our e-commerce initiative through Channelize.io, which is a Platform-as-a-Service (PaaS) product that allows any of our satisfied customers the ability to sell our products online and earn commissions from sales. Known as “Live Stream Shopping and Real-time Engagement,” we expect this to boost our sales and enhance our brand perception by connecting with our buyers who may showcase and market our products in ways that lead to informed, trusted, and accelerated purchases by new buyers. As of the date of this filing, we have not paid any commissions on customers who have sold any of our products using the PaaS product.

Our “Transition to America” Manufacturing Plan

Kronos is committed to the “Transition to America Initiative” of the Company, effectively moving our manufacturing from China to the United States. This commitment is evident by our acquisition of a 10-acre campus containing manufacturing and warehouse space of 85,000 square feet. This acquisition also included the intellectual property and manufacturing equipment necessary to manufacture electro-mechanical assemblies. As such, this acquisition provided us with the following:

● 85,000 square feet of manufacturing facilities located at our West Virginia located at 2501 Garfield Avenue, Parkersburg, West Virginia.

● High-speed electronic manufacturing equipment capable of placing 50,000 plus electronic components (resistors, capacitors, Integrated Circuits, etc.) per hour.

● Facility infrastructure and Intellectual Property including but not limited to proper lighting and power, material handling mezzanines, racks, workstations, conveyors and carts, custom manufacturing software, Standard Operating Procedures, Quality System, personnel records of trained employees, and Enterprise Resource Planning integrated software (ERP) including specialized Material Resource Planning supply chain management software (MRP).

This acquisition is a true turn-key manufacturing company ready to go.

The following constituent, and possibly the most important, is the experience and vision of our Chief Operating Officer, Joseph Florence, the architect of this vision (see “Our Directors and Executive Officers.”)

Additionally, a critical constituent is our Design For eXcellence Strategy (DFX). This strategy understands that Kronos cannot simply manufacture our products within the USA with the intent to build the same design as our globally sourced products. This will not work. Our strategy is to design, utilizing DFX, our next generation of products to be manufactured in the USA. This means we will specifically develop the products for our factory and reduce part counts, incorporating design-for-automation philosophies, all the while improving both the functionality and the aesthetics of our new USA designs. We will ensure our current proprietary and patented technologies are implemented, and we will also intend to develop and patent other technologies, as well as patent the uniqueness of our latest designs during this process. This will naturally occur as part of our process. This process will include fully embracing the new manufacturing initiative called Industry 4.0. We will push our existing highly automated electronic assembly methodologies throughout the factory, genuinely becoming a near “Touchless Manufacturing” facility.

These three items, turnkey facility, management experience and guidance, and best-in-class design process reduce much if not all of the risk of transitioning to a USA manufacturing company. The other key component to point out is that Kronos currently has a viable and best-in-class global product line. Therefore, we will continue to sell this product line and introduce our USA-designed products concurrently as we continue to market and sell our globally manufactured products. We believe this strategy will again emphasize additional risk reduction to our USA-designed products. We will let the design progression and market demand drive our introduction of these new products with little or no business operational pressures.

F-8

Our current globally sourced products are comparatively a simple supply chain. Kronos only needs to forecast and order turn-key assemblies. Kronos will continually access the current manufacturing lead time (the time Kronos issued a Purchase order until the time to receive those purchased products into the Kronos warehouses) for these products, our current inventory levels, and our estimated market demand. This ongoing analysis will drive the requirement to place the new purchase orders in a timely manner to ensure we have product inventory to meet market demand.

Kronos has had discussions with our current global manufacturers analyzing the critical sub-assemblies that Kronos could manufacture in our new USA facility to the benefit of both parties. The focus of these discussions is the cost justification when considering the potential savings related to both the tariff costs and shipping costs of sub-assemblies versus those of a completed assembly, as well as a plan to select the most economical components to manufacture in the USA. Additionally, Kronos has reached out to other global research and development companies having conceptual and early-stage manufacturing products in our Air Purification market. In doing so, we have strategically approached these companies and began conversations to jointly select the components or in some cases, the entire product, to be built in the USA.

All of these efforts have been well received. Each party is motivated to bring on new USA manufacturing capacity. They view this as an opportunity to have geographic-local manufacturing, improved supply chain management, decentralized manufacturing, and rapid response capabilities to better serve their USA customers. It is important to emphasize that these strategies do no harm to our current supply chain of products. In fact, they enhance our market viability by providing a broader offering of products of which all will represent our Brand with excellence.

Industry Trends

The global portable air cleaner market is experiencing rapid traction. This growth is primarily led by the rising adoption of portable air cleaners for residential and commercial purposes. In pre-COVID 19 periods, people had a general notion that clean air, based on proper ventilation alone, would provide a more healthful environment free of airborne particulate that may include allergens including excessive dust, plant pollen, animal dander, hair, and the like.

The onset of the novel coronavirus pandemic and its variants increased interest in the proper methods to achieve clean air. As a result, the use of air cleaners in both residential and commercial settings have increased drastically over the past year. Although undoubtedly recognized as a global disaster, the coronavirus pandemic and the spread of coronavirus variants impacted the portable air cleaner industry in a positive manner. After the onset of the pandemic, the public interest was focused on air purity, general hygiene, and the overall efforts needed to improve each individual’s health generally, and especially to invisible, airborne contaminants. Life-threatening epidemics like H1N1 Swine flu, H5N1 Avian influenza, and now the COVID 19 pandemic and variants have served to focus the general public’s attention, resulting in the increased use of air cleaners in residential and commercial locations. However, we do not market or sell our air purification products as medical devices. We do not claim our products mitigate, treat, cure, or prevent disease.

Market Opportunity

We expect that the growth of the portable air cleaner market is projected to occur in both commercial and residential markets in the future. Helping to drive this expected domestic growth is a well-educated consumer base with rising awareness of airborne contaminants; becoming accustomed to adapting to preventative measures; and, having both an expendable income and the willingness to invest in products perceived to promote a healthy environment. Other “external” factors contributing to the growth of the domestic air purifier market include global warming, including increases in national disasters, such as seasonal large forest fires and hurricanes, as well as prolonged sweltering heat zones. Such events and conditions are projected to remain and perhaps even increase for the foreseeable future.

The commercial segment can best be identified as business applications embodying offices, academic centers, stores, hotels, conference rooms, service automobiles/busing, and small indoor public gathering sites. In contrast, the residential segment consists of single-family homes, condos, and apartments. Of particular note is a recent internal study we conducted indicating that our “satisfied customers” having single-family homes often resort to secondary purchases resulting in multiple air purifiers located in separate rooms throughout their homes. This we believe should be particularly true in families having children or aging parents living at home.

We expect trends will continue to accelerate the growth of the global portable air purifier market. In fact, with improved tools and techniques, scientists and health organizations are just beginning to fully understand and accurately quantify the impact of airborne pollutants and contaminants in today’s world.

F-9

We plan to expand to a larger, more diverse product platform in the near future, offering Clean Air, Clean Water, and Clean Food solutions for the consumer. Similar to the projected exponential market growth for the portable air purifier market, independent Market Research also indicates dramatic forecasted growth for the water purifier market. As of the date of this Prospectus, we do not offer or have any timetable for the introduction to market of any Clean Air, Clean Water, and Clean Food solutions for the consumer.

Government Regulation of Air Purifiers

Federal Regulation

Under the Federal Food, Drug, and Cosmetic Act (FDCA), the U.S. Food and Drug Administration (FDA) regulates devices that include an “instrument, apparatus, implement, machine, contrivance, implant, in vitro reagent, or other similar or related article, including any component, part, or accessory” that is intended to cure, mitigate, treat, or prevent disease or is intended to affect the structure of any function of the body. The FDA regulates air purifiers intended for medical purposes that are used to destroy bacteria in the air by exposure to UV radiation or remove particles from the air through filtration or electrostatic precipitation. Our products use a high voltage electrostatic method of destroying airborne contaminants, and do not use UV radiation methods. We do not market or sell our air purification products as an instrument, apparatus, implement, machine, contrivance, implant, in vitro reagent, or other similar or related article, including any component, part, or accessory that is intended to cure, mitigate, treat, or prevent disease. We do not claim our products mitigate, treat, cure, or prevent disease or eliminate viruses from the air. Our products are not medical devices and not subject to FDA regulation.

The U.S. Environmental Protection Agency does not regulate, certify, or register air cleaning devices or manufacturers. The Agency does provide consumer information on air purification devices on its web site: https://www.epa.gov/indoor-air-quality-iaq/does-epa-certifyregister-or-provide-lists-acceptable-air-cleaners-or-1, and references to industry sources including the Association of Home Appliance Manufacturers, so that consumers may learn about air purification devices.

Pursuant to the Energy Policy and Conservation Act (“EPCA”), The U.S. Department of Energy is authorized to regulate the energy efficiency of a number of consumer products and certain industrial equipment. The EPCA established the “Energy Conservation Program for Consumer Products Other Than Automobiles,” which sets forth a variety of provisions designed to improve energy efficiency for certain consumer products, referred to generally as “covered products.” In addition to specifying a list of consumer products that are covered products, EPCA contains provisions enable the Secretary of Energy to classify additional types of consumer products as covered products The U.S. Department of Energy has tentatively determined that air cleaners qualify as a covered product under Part A of Title III of the EPCA, as amended. The Department of Energy has tentatively determined that coverage of air cleaners is necessary and appropriate to carry out the purposes of EPCA, and that the average U.S. household energy use for air cleaners is likely to exceed 100 kilowatt-hours per year. The Department of Energy is currently engaged in soliciting public comments for proposed rules governing air cleaners. The public comment period concluded November 15, 2021.

As of the date of this filing, the Department of Energy has not published an abstract of the proposed regulations or conducted a rulemaking for air cleaners. If, after public comment, the Department of Energy issues a final determination of coverage for air cleaners, it may prescribe both test procedures and energy conservation standards for these products. DOE will publish a final decision on coverage as a separate notice, an action that will be completed prior to the initiation of any test procedure or energy conservation standards rulemaking. If the Department of Energy determines that coverage is warranted, it will proceed with its typical rulemaking process for both test procedures and standards. As of the date of this filing, the Department of Energy is not proposing test procedures or energy conservation standards as part of this proposed determination. If the Department of Energy proceeds with a rulemaking to establish energy conservation standards, it would determine if air cleaners satisfied the provisions of 42 U.S.C. 6295(l)(1) (which prescribe energy conservation standards) during the course of that rulemaking.

State Regulation

On June 3, 2019, the California Air Resources Board (CARB) adopted the indoor air cleaner regulation pursuant to California Assembly Bill 2276 in response to emerging concerns about indoor ozone emissions. While several states and the U.S. Environmental Protection Agency only warn against using ozone generators in occupied indoor spaces, and the Food and Drug Administration limits ozone emissions from medical air cleaner devices, California’s program is unique in that it is the first state to promulgate regulations of air cleaners, and in its breadth and coverage.

F-10

The regulation generally imposes certification, ozone testing, electrical safety testing, labeling, notification, and recordkeeping requirements on covered devices intended for use in occupied spaces in California. The ozone emissions concentration limit is 0.050 parts per million (ppm). Personal air cleaners, air cleaners used in motor vehicles, stand-alone air cleaners, and products with a primary purpose other than air cleaning but that include an air cleaner are all examples of covered devices.

Certain exemptions are provided in the current regulation for industrial-use devices. In addition, due to the lack of available test methods and sales data at the time of adoption, the regulation exempts “in-duct” air cleaners that are physically integrated into HVAC systems.

In the years since the regulation was finalized, CARB has observed a significant increase in the use of air cleaners in the state, including in-duct air cleaners, in response to recent large fires, floods, and indoor marijuana use (https://ww2.arb.ca.gov/sites/default/files/2019-05/California%20Air%20Cleaning%20Units%20Market%202023.pdf). CARB believes that this market data along with other new sources of information, including revisions to test methods and the availability of a test method for in-duct devices, warrant regulatory changes.

On October 1, 2020, the regulation was amended with several significant changes. These changes include the immediate elimination of the ozone test requirement for portable air cleaners that use UVGI lamp(s), with or without mechanical filtration, as long as they meet other requirements that are outlined in section 94804(b) of the regulation. The exemption from the regulation of electronic in-duct air cleaning devices has also been eliminated, meaning this type of air cleaner must be CARB certified prior to sale to California residents or businesses. There is a 24-month phase-in period for meeting this new requirement, which will end on October 1, 2022. CARB is not certifying mechanical in-duct air cleaning devices that use only HEPA filtration. The text required on labels of certified air cleaners has also been changed and should now read: “Meets California ozone emissions limits. CARB certified.” The label must still meet the same size requirements. There are also changes to the industrial use exemptions, including the added requirement that ozone-producing air cleaning devices can only be used when no people are present. There are also changes made to the advisory that is required to be placed on an uncertified ozone-producing air cleaner and additional information to be included in owners, operations, and installation manuals for the device. The notification requirement has been eliminated for manufacturers of certified air cleaners, although manufacturers of uncertified ozone-producing air cleaning devices are still required to carry-out the notification requirement as described in section 94807 of the regulation.

As of the date of this filing, our products comply with all CARB regulations related to air cleaners for sale in California, and the Company’s manufacturer is registered with the State of California CARB.

Competitive Strengths

◌       Our Products are efficacious air cleaners with patented technologies, that provide superior filtering capabilities and the ability to remove airborne contaminants up to 20 times smaller than HEPA filters, while operating at levels much quieter than HEPA based air purifiers. According to the U.S. Environmental Protection Agency, HEPA filters are able to filter airborne particulates sized at 0.3 microns (https://www.epa.gov/indoor-air-quality-iaq/what-hepa-filter-1). Our products contain automatic laser sensors and electrostatic precipitators which, based on our internal testing, as well as independent third-party lab, effectively removed airborne particulate sized as small as 0.0146 microns. Thus, based on our analysis of test data and third-party studies, including that of a 2020 study on electrostatic indoor air cleaners published by the Department of the Built Environment, Aalborg University, which also discusses the efficacy of technologies used by the Company; a 2008 efficacy study of the Company’s air purifiers conducted and published by the Disinfection Research Institute in Moscow, Russia(1) and by Environmental Health and Engineering based in Needham, Massachusetts; and a study published in 2018 by the Association of Home Appliance Manufacturers. Based on the Company testing results, analysis of the test data and an independent third-party testing-our filtering technology is able to capture particulate 20 times smaller than HEPA filters.

◌       Our products operate continually to sense the amount of airborne contaminants in the air, and automatically adjust the performance of our products to filter and cleanse the air. Our Auto-Mode also adjusts noise levels ranging from 22dB (sleep mode) to 57dB (turbo mode) and averages at 34dB. This volume is half the noise level of traditional air cleaner systems while being far more effective. In fact, this noise level is as quiet as a soft hum, which, when in Auto Mode, only increases slightly when detecting and purifying the ambient air of more significant pollutants. The laser sensors in our products also alert users when to remove and clean our collector plates.

F-11

◌       HEPA filters are designed to trap pollutants such as pollen and dust. Unfortunately, based on this very design, over time, the “collection process” creates a clogged filter, and as such, HEPA air purifiers will stop working if the filter isn’t changed regularly. This clogging action can also result in pollutants that were once trapped and collected migrating through the filter elements and escaping back into the air. Furthermore, when the air temperature is warm and contains high humidity, mold and bacteria can grow on the HEPA filter, causing foul odors and potentially hazardous waste to be emitted back into the room. Kronos’s ultra-efficient air purification module, with its removable washable collector plates, solves this problem by offering to the consumer an easy-clean system that is both safe and effective by handwashing or placing the purification module in a dishwasher. The removable collector plates eliminate the need to replace otherwise expensive HEPA filters and is a significant competitive advantage to the Company’s products.

◌       Since mold and bacteria like to grow on HEPA filters, they must be replaced every six months; and most likely, more frequently if filtering heavy contaminates. Spending money on HEPA filters can easily cost $500 per year, and the better-quality HEPA filters cost even more. Kronos’s Air Purifier technology eliminates having to purchase replacement filters and saves the user a significant amount of unneeded yearly expenses, making Kronos an economical option.

◌       Air cleaners using HEPA filters are made of dangerous fiberglass materials that are not bio-degradable, making the disposed of HEPA filters a long-lasting, damaging component to our environment. Kronos’s Filterless technology creates no recurring waste stream of contaminated HEPA filters.

(1)       The laboratory testing was conducted in Russia in 2002. Since then, the Company has had no direct or indirect relationship or communication with the institute and has no present intention to re-engage with the institute or to do so in the future. There has been no direct or indirect material impact on the Company’s current business resulting from the Company’s 2002 laboratory testing in Russia, or due to the Russian invasion of Ukraine.

◌       ONE BUTTON OPERATION: The unit operates with the push of a single button. This allows the user to cycle through different airflow settings quickly and easily or simply pick the Auto Mode setting.

◌       AUTO MODE - SMART CONTROL: By selecting Auto Mode, the unit automatically adjusts the fan speed according to the contaminate levels that the internal AQI (Air Quality Index) module is reading in real-time. This feature not only provides a hands-free automated process of monitoring the room’s air quality, but it also serves to help the homeowner better manage their power bills.

◌       SMART APP WITH REAL-TIME AQI: Based on World Health Organization established Air Quality Standards, Kronos’ air purifiers display an Air Quality Index reading (AQI) on a scale ranging from 0-500. With a quick glance, the homeowner can easily verify that their immediate environment offers the highest air quality. In addition, each user can install on their mobile phone a Smart App that will display the measure AQI reading. Even from a remote location, the homeowner can not only monitor a specific room’s air quality, but they can also reset the fan speed or even turn the unit off if desired. Therefore, this Smart App serves as a remote control.

◌       NIGHT MODE: This feature allows the user, if desired, to run the air purifier without the operating lights.

◌       DETACHABLE AIR QUALITY LASER DETECTOR: The homeowner can use the detachable detector to measure the air quality in “other rooms” throughout the house. Such readings can then be compared to the AQI levels in the room being “cleansed” by the Kronos air purifier. This information can be vital in helping the homeowner decide whether or not to add additional air purifiers to the strategic locations within their living space.

◌       GREEN FRIENDLY: The need to replace HEPA filters on a periodic basis, as used in our competitor’s room-sized products, creates a secondary problem: “Non-Degradable Waste.” This seems to be an even greater issue than other non-degradable waste since HEPA filters are “collecting and storing” contaminates by their very nature. In fact, depending on the severity of the environment, used HEPA filters may be considered toxic waste. All Kronos room-sized air purifiers using the Kronos Filterless technology offer a “Green Friendly” alternative.

F-12

Technology Description and Benefits

The proprietary Kronos technology involves the management of corona discharge by applying high voltage management across paired electrical grids to create an ion exchange. Applications for efficient high voltage management, efficient corona discharge and ion exchange include but are not limited to:

•	air movement, including dielectric fluid movement and propulsion;
•	air purification, including particulate removal, bacterial and viral removal, biohazard destruction, and odor removal;
•	temperature and environmental management, including space heating and cooling;
•	microchip, MEMS and other electronics devices and components cooling;
•	air management, including sorting and separation of air streams by particle content;
•	sound generation, including high fidelity sound recreation and active noise cancellation;
•	high voltage management, including development of high voltage power supplies and control of energy surges and electrical discharges;
•	control of water and moisture content in air streams, including dehumidification and humidification; and
•	water treatment, including water purification, ionization, and water desalination.

Independent Testing - Product Claims Platform

A number of the scientific claims of the Kronos technology have been tested by the U. S. and foreign governments, multi-national companies, and independent testing facilities. To date, independent laboratory testing has verified the filtration and sterilization capability of the Kronos technology. Summary results from select independent testing facilities are provided below. The tests were conducted in the U.S. unless otherwise indicated.

Filtration Testing Results:

•

Environmental Health and Engineering - reduced particle matter by up to 47% compared to days when the Kronos air purifiers were not operating in the waiting room of a pediatric office while patients were present.

•	Aerosol and Air Quality Research Laboratory - up to 99.8% filtration of 0.02 to 0.20-micron (20 to 200 nanometers) size particles;

•	LMS Industries - removal of over 99.97% of 0.10 micron (100 nanometers) and above size particles using HVAC industry's ASHRAE 52.2 testing standard for filtration;

•	MicroTest Laboratories - HEPA Clean Room Class 1000 quality particulate reduction; and

•

Intertek - tobacco smoke elimination tests in accordance with ANSI/AHAM AC-1-1988 standard entitled "American National Standard Method for Measuring Performance of Portable Household Electric Cord-Connected Room Air Cleaners," which demonstrated a Clean Air Delivery Rate ("CADR") for the Kronos air purifier of over 300 for the larger size Kronos air purifier and 80 for the smaller size using consumer filtration testing standards for the Association of Home Appliance

Manufacturers ("AHAM").

F-13

Sterilization Testing Results

•	Environmental Health and Engineering (viral analysis by the University of Wisconsin Department of Pediatrics and Medicine):
-

collection and removal of a wide range of respiratory viruses, including influenza A, influenza B, human rhinoviruses, human coronavirus, respiratory syncytial virus, adenovirus, and bocavirus, from the waiting room of a pediatric office while patients were present.

•	Scientific Institution of Health Care, Central Clinical Hospital #2 in Moscow (clinical trial):
	-	100% decontamination of bacteria (Staphylococcus aureus) in under one hour and 80% decontamination of general bacteria in under 24 hours from a 48m (3) hospital room while people were present.
•	Pulmonary Department of Municipal Hospital #2 in Moscow (clinical trial):
	-	100% decontamination of bacteria (Staphylococcus aureus) in under five hours from a 66m (3) hospital room while four patients were present; and
	-	100% decontamination of mildew fungi in under two hours from a 113.2m(3) hospital room.

•	Disinfection Research Institute Sterilization Laboratory in Moscow:
	-	disinfected a room completely contaminated with Bacteriophage
-

a microorganism which lives in the E. Coli bacteria. (Bacteriophage is widely used in virus testing because the microorganism's biological structure and size share many functional similarities with a wide range of viruses); and

	-	100% decontamination of room infected with bacteria (Staphylococcus aureus strain 906 (S. aureus) and Bacillus cereus strain 96 (B. cereus)
	-	S. aureus is a known cause of hospital-acquired infections, including skin lesions such as boils and furunculosis and more serious infections such as pneumonia and meningitis.

•	Institute for Veterinary Medicine in the Ukraine - destroy and sterilize air which had been inseminated with Anthrax and E.coli spores;

•	New Hampshire Materials Laboratory - up to 95% reduction of hazardous gases, including numerous carcinogens found in cigarette smoke:

•	Battelle PNNL - 95% destruction of Bg (anthrax simulant); and

•	Dr. Sergey Stoylar, a bacteriologist from the American Bacteriological Society - 100% destruction of Bacillus subtilis 168 (bacteria simulant).

Medical Product Approval

In September 2006, the Russian Research Institute of Medical Equipment approved EOL's Kronos-based Tree air purification device for use in hospitals and other healthcare facilities. The device received Category I approval, which means the product has met the strictest regulations required for a device to be used in operating rooms and other areas that require a sterile environment. In November 2006, following the Russian Research Institute approval, the Ministry of Health Care and Social Development of the Russian Federation issued a Registration Certificate that designates the Kronos-based Tree air purification device for medical use.

Market Segmentation

Kronos had an initial business development strategy to attempt to develop and produce products based on the Kronos® technology to six distinct air quality market segments: (1) air movement and purification (residential, health care, hospitality, and commercial facilities); (3) air purification for unique spaces (clean rooms, airplanes, automotive, and cruise ships); (4) specialized military (naval vessels, closed vehicles and mobile facilities); (5) industrial scrubbing (produce storage and diesel and other emissions); and (6) hazardous gas destruction (incineration and chemical facilities).

F-14

Technology Application and Product Development

To best serve Kronos' targeted market segments, the Company is developing specific product applications across two distinct product application platforms. A Kronos device can be either used as a standalone product or can be embedded. Standalone products are self-contained and only require the user to plug the Kronos device into a wall outlet to obtain air movement and filtration for their home, office, or hotel room. Embedded applications of the Kronos technology require the technology be added into another system, such as a building ventilation system for more efficient air movement and filtration or into an electrical device such as computer or medical equipment to replace the cooling fan or heat sink.

Standalone Platform

Home and Office use l Products. The Company had developed a residential product SilentNight Air Purifier and in the past sold it through independent sales reps.

Medical Products. The Company is planning to engage in development of healthcare related products based on our technology.

Commercial and Other Standalone Products. Utilizing our expanded product development resources, in the past Kronos completed the initial design, development and production of a series of small multifunctional devices that can be used as space heaters, vaporizers, disinfectors, deodorizers and/or fans.

Embedded Platform

In addition, Kronos has developed an air filtration and purification mechanism capable of performing to HEPA quality standards, while eliminating bacteria and viruses. The Company believes that Kronos devices could replace current HEPA filters with a permanent, easily cleaned, low-cost solution. Among the technical advantages of the Kronos technology over HEPA filters is the ability of the Kronos-based devices to eliminate the energy burden on air handling systems, which must generate high levels of backpressure necessary to move air through HEPA-based systems. Kronos-based devices enhance the air flow, while providing better than HEPA level filtration and purification. Kronos is seeking one or more strategic partners to commercialize, market and distribute Kronos based commercial embedded air filtration and purification devices.

Market Segmentation

Kronos' initial business development strategy was to develop and produce products based on the Kronos technology to six distinct air quality market segments: (1) air movement and purification (residential, health care, hospitality, and commercial facilities); (2) embedded cooling and cleaning (electronic devices and medical equipment); (3) air purification for unique spaces (clean rooms, airplanes, automotive, and cruise ships); (4) specialized military (naval vessels, closed vehicles and mobile facilities); (5) industrial scrubbing (produce storage and diesel and other emissions); and (6) hazardous gas destruction (incineration and chemical facilities).

Patents and Intellectual Property

Kronos has received notification that fifteen of its patent applications have been allowed for issuance by the United States Patent and Trademark Office and six of its international patent applications have been allowed for issuance by the Canadian Intellectual Property Office, the Commonwealth of Australia Patent Office, and the Mexican Institute of Industrial Property. These patents are considered utility patents which describe fundamental innovations in the generation, management, and control of electrostatic fluids, including air movement, filtration, and purification. Each of the patents contain multiple part claims for both general principles as well as specific designs for incorporating the Kronos technology into air movement, filtration, and purification products. The patents provide protection for both specific product implementations of the Kronos technology, as well as more general processes for applying the unique attributes and performance characteristics of the technology.

.

F-15

 U.S. Patents

Date	U.S. Patent #	Patent Title	Description	Protection
August 2008	7,410,531	Method of Controlling Fluid Flow	an electrode array corona including an array of corona electrodes discharge electrodes and an array of acceleration flow	2025
August 2007	7,262,564	Alternative Geometries and Voltage Supply Management	geometry, voltage ratios and power requirements for improved operational performance	2024
July 2007	7,248,003	Electric Field Management	effective electric field management for reduced sparking	2025
October 2006	7,122,070	Method of and Apparatus for Electrostatic Fluid Acceleration	inertialess power supply for safe operation and spark prevention	2025
July 2006	7,150,780	Electrostatic Air Cleaning Device	method for improving the efficiency of electrodes for filtering micron and sub- micron size particles	2024
May 2006	7,053,565	Electrostatic Fluid Accelerator - Power Management	effective powering of the electrodes for high level of air velocity	2024
November 2005	6,963,479	Electrostatic Fluid Accelerator - Advanced Geometries	advanced voltage management impacts air filtration and sterilization, air flow and ozone as well as safe operation and spark prevention	2023
August 2005	6,937,455	Spark Management Method and Device	analysis, detection and prevention of sparks in a high voltage field - creating safe, effective electrostatic technology Products	2022

F-16

May 2005	6,888,314	Electrostatic Fluid Accelerator - Electrode Design Geometries	electrode design geometries and attributes including micro channeling to achieve unique air movement and purification performance	2022
April 2004	6,727,657	Electrostatic Fluid Accelerator for and a Method of Controlling Fluid	synchronization of multiple stages of arrays - increasing air flow and air flow efficiency	2022
December 2003	6,664,741	Method of and Apparatus for Electrostatic Fluid Acceleration Control of a Fluid Flow	ratio of voltage for producing ion discharge to create air movement and base level filtration	2022
January 2003	6,504,308	Electrostatic Fluid Accelerator	electrode density core for producing ion discharge to create air movement and base level filtration	2019

International Patents

Kronos intends to continue to aggressively file patent applications in the U.S. and internationally. On July 13, 2020, Kronos filed for provisional us patent protection for new antibacterial face mask with cellphone radiation protection features.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation The consolidated financial statements of the Company include those of the Company and its subsidiary for the periods in which the subsidiary was owned/held by the Company. All significant intercompany accounts and transactions have been eliminated in the preparation of the consolidated financial statements. At June 30, 2022, and 2021, respectively, the Company had only one subsidiary, Kronos Advanced Technologies, LLC. On March 7, 2022, the Company formed Kronos Advanced Technologies WV Inc as an additional 100 % owned subsidiary -as of 06-30-2023 this subsidiary is not yet operational.

Accounting Estimates The preparation of financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions made in estimated useful lives of property and equipment, assumptions inherent in a purchase price allocation, accruals for potential liabilities, certain assumptions used in deriving the fair value of derivative liabilities, share-based compensation, and beneficial conversion feature of notes payable, and realization of deferred tax assets.

Stock-Based Compensation  The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by the Financial Accounting Standards Board whereas the value of the award is measured on the date of grant and recognized over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the Financial Accounting Standards Board whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Non-employee stock-based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the non-employee, option grants are immediately vested and the total stock- based compensation charge is recorded in the period of the measurement date.

F-17

The fair value of the Company's common stock option and warrant grants is estimated using the Black-Scholes option pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the common stock options, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes option pricing model and based on actual experience. The assumptions used in the Black-Scholes option pricing model could materially affect compensation expense recorded in future periods.

Fair Value of Financial Instruments The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP) and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

  Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s derivative liability of $302,055 and $302,055 as of June 30, 2022, and June 30, 2021, respectively and was based on Level 3 measurements.

The carrying amounts of the Company’s other financial assets and liabilities, such as cash, prepaid expense, accounts payable and accrued payables and notes payable, approximate their fair values because of the short maturity of these instruments.

Acquisitions and Business Combinations The Company allocates the fair value of purchase consideration to the tangible assets acquired, liabilities assumed, and separately identified intangible assets acquired based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from, acquired technology, trademarks and trade names, useful lives, and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, which is one year from the acquisition date, we may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded to earnings.

Derivative Financial Instruments The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.Cash Equivalents The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                                                                                           F-18

Accounts Receivable All of the Company’s accounts receivable balance is related to trade receivables. Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts, if any, is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company will maintain allowances for doubtful accounts, estimating losses resulting from the inability of its customers to make required payments for products. Accounts with known financial issues are first reviewed and specific estimates are recorded. The remaining accounts receivable balances are then grouped into categories by the number of days the balance is past due, and the estimated loss is calculated as a percentage of the total category based upon past history. Account balances are charged off against the allowance when it is probable that the receivable will not be recovered.

Net Income (Loss) Per Share Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed using the weighted-average number of common shares and the dilutive effect of contingent shares outstanding during the period. Potentially dilutive contingent shares, which primarily consist of convertible notes, stock issuable to the exercise of stock options and warrants have been excluded from the diluted loss per share calculation because their effect is anti-dilutive.

Segments The Company determined its reporting units in accordance with ASC 280, “Segment Reporting” (“ASC 280”). Management evaluates a reporting unit by first identifying its’ operating segments under ASC 280. The Company then evaluates each operating segment to determine if it includes one or more components that constitute a business. If there are components within an operating segment that meet the definition of a business, the Company evaluates those components to determine if they must be aggregated into one or more reporting units. If applicable, when determining if it is appropriate to aggregate different operating segments, the Company determines if the segments are economically similar and, if so, the operating segments are aggregated.

Management has determined that the Company has one consolidated operating segment. The Company’s reporting segment reflects the manner in which its chief operating decision maker reviews results and allocates resources. The Company’s reporting segment meets the definition of an operating segment and does not include the aggregation of multiple operating segments.

Property and Equipment Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets, which range from three to seven years. Expenditures for major renewals and betterments that extend the original estimated economic useful lives of the applicable assets are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss is included in operations.

Digital Assets Translations and Remeasurements Digital Assets are included in current assets in the consolidated balance sheets. Digital Assets are recorded at cost less impairment.

An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

Realized gain (loss) on sale of Digital Assets are included in other income (expense) in the consolidated statements of operations. The Company assesses impairment of Digital Assets quarterly if the fair value of digital assets is less than its cost basis. The Company recognizes impairment losses on Digital Assets caused by decreases in fair value using the average U.S. dollar spot price of the related Digital Asset as of each impairment date. Such impairment in the value of Digital Assets is recorded as a component of costs and expenses in our consolidated statements of operations. There were no impairment losses related to Digital Assets during the period ended June 30, 2023.

F-19

Intangibles The Company uses assumptions in establishing the carrying value, fair value and estimated lives of the Company’s long-lived assets and goodwill. The criteria used for these evaluations include management's estimate of the assets’ continuing ability to generate positive income from operations and positive cash flow in future periods compared to the carrying value of the asset, the strategic significance of any identifiable intangible asset in its business objectives, as well as the market capitalization of the Company. Cash flow projections used for recoverability and impairment analysis use the same key assumptions and are consistent with projections used for internal budgeting, and for lenders and other third parties. If assets are considered to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Useful lives and related amortization or depreciation expense are based on the Company’s estimate of the period that the assets will generate revenues or otherwise be used by Kronos. Factors that would influence the likelihood of a material change in the Company’s reported results include significant changes in the assets’ ability to generate positive cash flow, loss of legal ownership or title to the asset, a significant decline in the economic and competitive environment on which the asset depends, significant changes in the Company’s strategic business objectives, and utilization of the asset.

Income Taxes Income taxes are accounted for in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized, but no less than quarterly. Currently the company has not valued any NOL because of the expectation that it will not be used.

Research and Development Expenses Costs related to research and development are charged to research and development expense as incurred.

Revenue Recognition The Company accounts for revenues in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contract(s), which includes (1) identifying the contract(s) or agreement(s) with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. Under ASC 606, revenue is recognized when performance obligations under the terms of a contract are satisfied, which occurs for the Company upon shipment or delivery of products or services to our customers based on written sales terms, which is also when control is transferred. Revenue is measured as the amount of consideration we expect to receive in exchange for transferring the products or services to a customer.

Recently Issued Accounting Pronouncements In February 2016, the FASB issued ASU No. 2016-02, Leases. This ASU establishes a right-of-use model that requires a lessee to record a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. This ASU and all the related amendments are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company adopted this guidance in the first quarter of fiscal 2020, the quarter ended September 30, 2019, using the optional transitional method afforded under ASU No. 2018-11, Leases (Topic 842): Targeted Improvements. Results for reporting periods beginning after the adoption date are presented under Topic 842, while prior period amounts are not adjusted and continue to be reported in accordance with the Company’s historic accounting under ASC 840 (see Note 7 - Leases).

F-20

The Company elected and applied the available transition practical expedients. By electing these practical expedients, the Company did:

a.	not reassess whether expired or existing contracts contain leases under the new definition of a lease;
b.	not reassess lease classification for expired or existing leases; and
c.	not reassess whether previously capitalized initial direct costs would qualify for capitalization under Topic 842.

       In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The amendments in this ASU replace the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. This ASU is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019. In November 2018, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments - Credit Losses. The amendments in this ASU align the implementation date for nonpublic entities’ annual financial statements with the implementation date for their interim financial statements. In addition, the amendment clarifies that receivables arising from operating leases are not within the scope of Subtopic 326-20; instead, impairment of receivables arising from operating leases should be accounted for in accordance with Topic 842: Leases. This ASU is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. In April 2019, the FASB issued ASU No. 2019-04, Codification Improvements to Topic 326, Financial Instruments - Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825 Financial Instruments. The amendments in this ASU further clarify certain aspects of ASU No. 2016-13. For entities that have not yet adopted ASU No. 2016-13, this ASU is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. In May 2019, the FASB issued ASU No. 2019-05, Financial Instruments - Credit Losses (Topic 326): Targeted Transition Relief. The amendments in this ASU provide transition relief for ASU No. 2016-13 by providing an option to irrevocably elect the fair value option for certain financial assets measured at an amortized cost basis. For entities that have not yet adopted ASU No. 2016-13, this ASU is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company is currently evaluating the impact this ASU will have on its financial statements and related disclosures. Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants and the SEC did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statement presentation or disclosures.

NOTE 3 - REALIZATION OF ASSETS AND GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has sustained losses from operations in recent years, and such losses have continued through the current year ended June 30, 2022. In addition, the Company has used, rather than provided, cash in its operations. The Company has attempted during the period to use its resources to commercialize its technology and develop viable commercial products and to provide for its working capital needs. In view of the matters described in the preceding paragraph, recoverability of a major portion of the asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements on a continuing basis, to maintain present financing and to succeed in its future operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 4. ACQUISITION OF CERTAIN ASSETS

On October 1, 2019, the Company entered into an operating assets purchase agreement wherein the Company acquired three check cashing kiosks operating in the United States. The purchase price for the assets was $250,000 in the form of a convertible note payable. (See Note 6.)

On June 30, 2021, the Company completed an acquisition that begun on June 18, 2020, wherein the Company acquired an electronics manufacturing facility, all intellectual property belonging to the seller regarding the facility, and all manufacturing equipment within the facility located in Parkersburg, WV. The purchase price for the assets was $5,800,000 in the form of partial cash payment ($2,610,000) with the remainder paid in shares totaling $3,190,000.

F-21

Kronos has purchased a turn-key manufacturing campus centrally located in the USA in a Federal Opportunity Zone. This factory is situated on 10.5 acres of land with three buildings: the Main Manufacturing Facility, Auxiually Facility, and Warehouse totaling 85,000 square feet. This acquisition included Machinery and Equipment,

Intellectual Property, Infrastructure, IT assets, and has completed initial Renovations. This acquisition is a Critical-To- Success Tactic for Kronos in our pursuit of manufacturing our products "In America by Americans" (Transition to America initiative) and executing our Touchless Manufacturing Initiative.

NOTE 5 – INVENTORY VALUATION AND PREPAID EXPENSES

As of June 30, 2022, Kronos has $227,676 worth of inventory stored partially in their newly acquired manufacturing facility in West Virginia and partially in other 3PL warehouse distribution locations. Majority of their inventory consists of air purifiers and other related products to sell to consumers. Kronos values their inventory based on FIFO (First-In-First-out) accounting method.

As of June 30, 2022, there were no prepaid expenses for Kronos Advanced Technologies Inc.

NOTE 6 - INTANGIBLES

Intangible assets consisted of the following on June 30, 2022

Developed and purchased patent technology	$10,000
Less Accumulated Amortization	$-
Intellectual Property	$65,974
Goodwill	$145,000
Net Tangible Assets	$220,974

Developed and purchased patent technology includes developed technology as well as property that was acquired in the Kronos acquisition. See Note 1. Management had assessed that the value is not more than $10,000 and the patents were written down to that amount in 2009.

Intellectual property includes IT software, computer programming software, and other such intangibles assets acquired during the acquisition of the West Virginia manufacturing facility deal.

Intangible assets will be amortized on a straight-line basis over 10 years once operations increase.

F-22

NOTE 7 – CONVERTIBLE NOTES PAYABLE

On December 31, 2018, the Company issued a convertible promissory note in the amount of $1,000,000. The note is due on December 31, 2023, and bears interest at 5% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 80% multiplied by the average of the three lowest trading price during the previous ten (10) day trading period ending on the latest completed trading day prior to the conversion date. Pursuant to current accounting guidelines, the Company recorded a note discount of $1,000,000 to account for the note’s derivative liability. In addition, the Company recorded an amount of discount in excess of the note principal of $250,000 that was expensed as a financing cost.

On June 30, 2021, The Company converted the entirety of the note into shares eliminating the liability of this note completely.

On October 1, 2019, the Company issued a convertible promissory note in the amount of $250,000. The note is due on October 1, 2024, and bears interest at 5% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 80% multiplied by the average of the three lowest trading price during the previous ten (10) day trading period ending on the latest complete trading day prior to the conversion date. Pursuant to current accounting guidelines, the Company recorded a note discount of $250,000 to account for the note’s derivative liability. In addition, the Company recorded an amount of discount in excess of the note principal of $62,500 that was expensed as a financing cost.

In April 2020 the Company issued four convertible promissory notes with investors totaling $137,500. These convertible notes payable are due one year from issuance, with interest at 5% per annum and are convertible at 80% multiplied by the Market Price (representing a discount rate of 20%). Market Price is defined as the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending one trading day prior to the date the conversion. Pursuant to current accounting guidelines, the Company recorded a note discount of $137,500 to account for the note’s derivative liability. In addition, the Company recorded an amount of discount in excess of the note principal of $48,177 that was expensed as a financing cost.

On July 21, 2020, the Company issued a convertible promissory note in the amount of $100,000. The note is due on July 21, 2021, and bears interest at 5% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 80% multiplied by the average of the three lowest trading price during the previous three (3) day trading period ending on the latest complete trading day prior to the conversion date.

During the period ended June 30, 2022, the Company amortized $50,000 of debt discount, and as of June 30, 2022, the balance of the unamortized debt discount was $125,000.

F-23

 NOTE 8- LONG-TERM LIABILITIES

On June 17th, 2021, West Virginia Economic Development and Authority (WVEDA) approved in a meeting of its board of directors to grant Kronos a loan with the aggregate principal amount not to exceed $2,610,000. This is to be considered a loan as part of the acquisition of the manufacturing facility in West Virginia. This loan is to serve as a cash payment for the acquisition of the manufacturing facility as part of the agreement. The loan is broken down into real estate improvement loan and equipment loan with repayment terms of 15 years and 10 years respectively.

Interest rates for the two notes are as follows:

1.

Loan #1: This loan shall bear interest fixed as of the third business day prior to closing equal to the rate of the 20 Year US Treasury Note rate plus 0.75%. This loan has a floor (minimum) interest rate of 2. 75% and shall be adjustable every five years.

2.

Loan #2: This loan shall bear interest fixed as of the third business day prior to closing equal to the rate of the Wall Street Journal Prime rate multiplied by 0.75%. This loan has a floor (minimum) interest rate of 2.75%.

NOTE 9- DERIVATIVE LIABILITY

The FASB has issued authoritative guidance whereby instruments which do not have fixed settlement provisions are deemed to be derivative instruments. Certain warrants issued to investors and conversion features of notes payable did not have fixed settlement provisions because either their exercise prices will be lowered if the Company issues securities at lower prices in the future or the conversion price is variable. In addition, since the number of shares to be issued is not explicitly limited, the Company is unable to conclude that enough authorized and unissued shares are available to share settle the conversion option. In accordance with the FASB authoritative guidance, the conversion feature of the notes was separated from the host contract (i.e., the notes) and the fair value of the warrants have been recognized as a derivative and will be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

The derivative liabilities were valued at the following dates using a Binomial Lattice Model with the following average assumptions:

	June 30, 2022	June 30, 2021
Stock Price	$0.013	$0.057
Risk free interest rate	0.46	0.46
Expected Volatility	424	424
Expected life in years	1.50 - 2.25	2.50-3.25
Expected dividend yield	0	0

Fair Value – Warrants	$0	$0
Fair Value – Note Conversion Feature	302,055	302,055
Total	$302,055	$302,055

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its common stock to estimate the future volatility for its common stock. The expected life of the derivative securities was determined by the remaining contractual life of the derivative instrument. For derivative instruments that already matured, the Company used the estimated life. The expected dividend yield was based on the fact that the Company has not paid dividends to its common stockholders in the past and does not expect to pay dividends to its common stockholders in the future.

F-24

NOTE 10 – LEASES

The Company owns its offices and turn-key manufacturing facility as of June 30, 2023.

NOTE 11 – LEGAL PROCEEDINGS

From time to time, the Company may be subject to routine litigation, claims or disputes in the ordinary course of business. The Company defends itself vigorously in all such matters. In the opinion of management, no pending or known threatened claims, actions or proceedings against the Company are expected to have a material adverse effect on its financial position, results of operations or cash flows. However, the Company cannot predict with certainty the outcome or effect of any such litigation or investigatory matters or any other pending litigations or claims. There can be no assurance as to the ultimate outcome of any such lawsuits and investigations. The Company will record a liability when it believes that it is both probable that a loss has been incurred and the amount can be reasonably estimated. The Company periodically evaluates developments in its legal matters that could affect the amount of liability that it has previously accrued, if any, and makes adjustments as appropriate. Significant judgment is required to determine both the likelihood of there being, and the estimated amount of, a loss related to such matters, and the Company’s judgment may be incorrect. The outcome of any proceeding is not determinable in advance. Until the final resolution of any such matters that the Company may be required to accrue for, there may be an exposure to loss in excess of the amount accrued, and such amounts could be material.

NOTE 12 - MAJOR CUSTOMERS

N/A

NOTE 13 - SEGMENTS OF BUSINESS

The Company operates principally in one segment of business: the Kronos segment licenses, manufactures, and distributes air movement and purification devices utilizing the Kronos technology. The Company operates primarily in the United States of America and Israel.

NOTE 14 - RELATED PARTIES

As of June 30, 2022, in accordance with the Exchange Transaction, GX7 Limited, partially owned by current CTO Joseph Florence, received 91,000,000 shares as part of the purchase agreement of the newly owned warehouse facility by Kronos. This share amount stock represents 13.79% of the issued and outstanding common stock of the Company as of June 30, 2021.

F-25

NOTE 15 - STOCKHOLDERS' EQUITY/ (DEFICIT)

During the year ended June 30, 2022, total amount of shares issued and later cancelled throughout the period were 90,000,000 shares.

NOTE 16 - SUBSEQUENT EVENTS

        As of June 30, 2023, 4,250,000 shares have been allocated for stock-based compensation. Shares have not been issued and are being held as a liability on the books until issuance of shares.

As of June 30, 2022, 4,250,000 shares have been allocated for stock-based compensation. Shares have not been issued and are being held as a liability on the books until issuance of shares.

As of July 05, 2022, Kronos Advanced Technologies issued a one-year convertible note to PharmaConsult LTD in the amount of $11,074 with an interest rate of 10% per annum.

As of July 21, 2022, Intellicalm’s $100,000 promissory note plus interest due is scheduled to be converted in full at $0.007 per share for a total of 15,827,850 shares. The shares have not been issued yet, however a resolution for the conversion has been recorded.

F-26

WEINSTEIN INTERNATIONAL

C.P.A.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of Kronos Advanced Technologies, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Kronos Advanced Technologies, Inc. (“the Company”) as of June 30, 2021, and 2020 and the related statements of operations, changes in stockholders’ deficit and cash flows, for each of the years ended June 30, 2021, and 2020, and the related notes and schedules (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2021, and 2020, and the results of its operations and its cash flows for each of the periods ended June 30, 2021, and 2020, in conformity with generally accepted accounting principles in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As more fully described in Note 3, the Company has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Weinstein International. C.P.A.

We have served as the Company's a

Tel - Aviv, Israel Sep 26, 2021

US Number: 1-661-466-2466 Local: +972 58-6886666 Email: i@dwacc.com Web: www.dwacc.com

F-27

KRONOS ADVANCED TECHNOLOGIES, INC.

Consolidated Balance Sheets

For the Fiscal Year Ended June 30, 2021

(Audited)

	June 30, 2021	June 30, 2020
ASSETS
Current assets
Cash and cash equivalents	$19,320	$19,381
Inventory	233,154	—
Prepaid expenses	16,893	123,382
Accounts receivable	20,115	7,721
Loans to officer	0	3,780
Total current assets	289,482	154,264
Property and equipment, net	5,802,276	234,250
Intangible assets	234,486	1,010,000
Total Assets	$6,326,244	$1,398,514

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$10,200	$9,601
Accrued expenses	29,232	182,216
Accrued Interest Payable	26,585	0
Operating loan	31,650	31,650
Derivative liability	302,055	1,679,276
Sales Tax Payable	11,290	—
Convertible notes payable, net of discount	175,000	354,823
Total current liabilities	586,012	2,257,566

Long Term Liabilities
State of West Virginia	2,610,000	—

Total Liabilities	3,196,012	2,257,566

Stockholder Deficit:
Common stock, par value $0.001, 2,000,000,000 shares authorized 659,323,911 and 499,689,291 shares issued and outstanding as of June 30, 2021 and June 30, 2020, respectively	659,324	499,689
Additional paid in capital	43,143,410	36,848,900
Accumulated deficit	(40,672,502)	(38,207,641)
Total Stockholders’ Equity (Deficit)	3,130,232	(859,052)

Total Liabilities and Stockholder’s Deficit	$6,326,244	$1,398,514

The accompanying notes are an integral part of these consolidated financial statements.

F-28

Kronos Advanced Technologies, Inc.

Consolidated Statements of Operations

For the Fiscal Year Ended June 30, 2021

(Audited)

	June 30, 2021	June 30, 2020
Revenue	$503,742	$41,215
Cost of goods sold	276,083	6,756
Gross Profit	227,658	34,459
Operating Expenses:
General and administrative	2,164,633	171,334
Total operating expenses	2,164,633	171,334
Loss from operations	(1,936,975)	(136,875)
Other (Income) Expense
Capital Gain on Crypto Currency	(19,635)	—
Interest expense	183,463	59,969
Change in value of derivative liability	(1,377,221)	(68,901)
Bad Debt Expense	4,027	110,677
Financing cost	0
Amortization of debt discount	737,500	254,823
Total Other (Income) Expense	(471,866)	356,568
Net Income (Loss)	$(1,465,109)	$(493,443)
Net income (loss) -Basic and diluted	$(0.01)	$(0.01)
Weighted average common shares outstanding - Basic and diluted	659,323,911	489,189,291

The accompanying notes are an integral part of these consolidated financial statements.

F-29

Kronos Advanced Technologies, Inc.

Consolidated Statement of Stockholders’ Equity

For the Fiscal Year Ended June 30, 2021

(Audited)

	Common Shares $0.001 Par Value		Additional
	Shares Issued	Amount	Paid in Capital	Accumulated Deficit	Equity (Deficit)
Year Ended June 30, 2021
Balance, June 30, 2020	499,689,291	$499,689	$36,848,900	(38,207,393)	$(858,805)
Issuance of common stock for services rendered	10,986,115	10,986	877,288		888,275
Issuance of common stock for retirement	13,100,000	13,100	1,126,600		1,139,700
Issuance of common stock for notes payable conversions	44,548,505	44,549	1,191,622		1,236,171
Issuance of common stock for acquisition	91,000,000	91,000	3,099,000		3,190,000
Dividend Declared				(1,000,000)	$(1,000,000)
Net loss				(1,465,109)	$(1,465,109)
Balance, June 30, 2021	659,323,911	$659,324	$43,143,410	$(40,672,502)	$(3,130,232)

Year Ended June 30, 2020
Balance, June 30, 2019	487,689,291	$487,689	$36,837,900	$(37,714,198)	$(388,609)
Issuance of common stock upon conversion of accrued interest	12,000,000	12,000	11,000		23,000
Net loss				(493,443)	$(493,443)
Balance, June 30, 2020	499,689,291	$499,689	$36,848,900	$(38,207,641)	$(859,052)

The accompanying notes are an integral part of these consolidated financial statements.

F-30

Kronos Advanced Technologies, Inc.

Consolidated Statements of Cash Flows

For the Fiscal Year Ended June 30, 2021

(Audited)

	For the Year ended
	June 30, 2021	June 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,465,109)	$(493,443)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	21,000	15,750
Change in value of derivative liability	(1,377,221)	0
Financing cost	0	110,677
Consulting Fees	-	254,823
Inventory	(233,154)	—
Convertible Notes Adjustments	(179,823)	—
Changes in operating liabilities
Accounts receivable	(10,967)	(7,721)
Prepaid expenses	106,490	(123,282)
Sales Tax Payable	11,190
Accounts payable and accrued expenses	(125,699)	111,361
Net Cash Used in Operating Activities	(3,253,293)	(131,935)
CASH FLOWS FROM INVESTING ACTIVITIES:
Machinery & Equipment	(315,000)
Building & Land Acquisition	(5,419,026)
Intangible Assets Adjustments	986,487
Intellectual Property Purchases	(65,974)
Net Cash Used in Investing Activities	(4,813,513)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible notes payable	0	137,500
Operating loan	0	8,150
Long-Term Loans	2,610,000
Additional Paid-in Capital	6,294,511
Common Stock	159,634
Dividends Declared	(1,000,000)
Loans to officer	4,027	(32)
Net Cash Provided by Financing Activities	8,068,172	145,618
Net Increase in Cash	1,366	13,683
Cash at Beginning of Period	19,381	5,698
Cash at End of Period	$20,747	$19,381
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$—	$—
Income taxes paid	$—	$—
Fair value of common stock upon conversion of accrued interest	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-31

KRONOS ADVANCED TECHNOLOGIES, INC.

NOTES TO AUDITED FINANCIAL STATEMENTS

For the Year Ended June 30, 2021, and 2020

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

Kronos Advanced Technologies, Inc. (“Kronos”) is a Nevada corporation (the “Company”). The Company’s shares began trading on the over-the-counter bulletin board exchange on August 28, 1996, under the symbol “TSET.” Effective January 12, 2002, the Company began doing business as Kronos Advanced Technologies, Inc. and, as of January 18, 2002, it changed the Company ticker symbol to “KNOS” and is trading on the OTC Markets

GENERAL

Kronos Advanced Technologies, Inc., is a product development and Production Company that develops and patents technology that among other things fundamentally changes the way air is moved, filtered, and sterilized. Historically, Kronos has focused on developing, marketing, and selling the Company’s proprietary air movement and purification technology. Serving the Indoor Air Quality (IAQ) market, Kronos technology uses state-of-the-art high voltage processes without the use of traditional HEPA filters. Kronos-based products move air silently, filter and purify the air, and dramatically reduce energy consumption to half of a 60-watt light bulb. Kronos devices can be variable in shape or size, and, therefore, have the potential to be scaled down for air purification in cars or scaled up in size for industrial and hazardous gas destruction. The technology is currently being implemented in standalone products to move and filter air replacing HEPA and other filtration systems. There are broad ranges of additional markets for standalone and embedded Kronos CORE technology-based devices. Examples of immediately addressable markets include health care facilities, operating rooms, manufacturing clean rooms, and cabins of automobiles and commercial aircraft.

Currently, the Company is planning to file additional patents to improve its existing technology as well as enter into new market segments but will continue to market air purifiers and other consumer products. Recently the Company became the exclusive distributor and licensee of the latest generation of air purifiers based on the Company’s CORE technologies.

Fourteen of the Company’s U.S. patent applications and three international patent applications have been allowed for issuance. To date, our ability to execute our strategy has been restricted by our limited amount of capital.

On July 13, 2020, Kronos filed for provisional us patent protection for new antibacterial face mask with cellphone radiation protection features

The Kronos technology has numerous valuable characteristics for applications in the indoor air quality market, including moving air and gases at high velocities while filtering odors, smoke and particulates and sterilizing air from bacteria and virus contamination. In the past - a number of the scientific claims of the Kronos technology have been tested by the U. S. and foreign governments, multi- national companies, and independent testing facilities (see “Independent Testing – Product Claims Platform”).

Technology Description and Benefits

The proprietary Kronos technology involves the management of corona discharge by applying high voltage management across paired electrical grids to create an ion exchange. Applications for efficient high voltage management, efficient corona discharge and ion exchange include but are not limited to:

●	air movement, including dielectric fluid movement and propulsion;

●	air purification, including particulate removal, bacterial and viral removal, biohazard destruction, and odor removal;

F-32

●	temperature and environmental management, including space heating and cooling;
●	microchip, MEMS and other electronics devices and components cooling;
●	air management, including sorting and separation of air streams by particle content;
●	sound generation, including high fidelity sound recreation and active noise cancellation;
●	high voltage management, including development of high voltage power supplies and control of energy surges and electrical discharges;
●	control of water and moisture content in air streams, including dehumidification and humidification; and,
●	water treatment, including water purification, ionization, and water desalination.

Independent Testing - Product Claims Platform

A number of the scientific claims of the Kronos technology have been tested by the U. S. and foreign governments, multi-national companies, and independent testing facilities. These include the 2017 research article published by the China Medical University/National Taiwan University discussing technologies used by the Company; a 2020 study on electrostatic indoor air cleaners published by the Department of the Built Environment, Aalborg University, which also discusses the efficacy of technologies used by the Company; a 2008 efficacy study of the Company’s air purifiers conducted and published by the Disinfection Research Institute in Moscow, Russia and by Environmental Health and Engineering based in Needham, Massachusetts; and a study published in 2018 by the Association of Home Appliance Manufacturing that discussed technologies used by the Company. To date, independent laboratory testing conducted in the joint study by the Disinfection Research Institute in Moscow and the Environmental Health and Engineering, Inc. has verified the filtration and sterilization capability of the Kronos technology.

Filtration Testing Results:

●

Environmental Health and Engineering - reduced particle matter by up to 47% compared to days when the Kronos air purifiers were not operating in the waiting room of a pediatric office while patients were present.

●	Aerosol and Air Quality Research Laboratory - up to 99.8% filtration of 0.02 to 0.20-micron (20 to 200 nanometers) size particles;
●	LMS Industries - removal of over 99.97% of 0.10 micron (100 nanometers) and above size particles using HVAC industry’s ASHRAE 52.2 testing standard for filtration;
●	Micro Test Laboratories - HEPA Clean Room Class 1000 quality particulate reduction; and
●

Intertek - tobacco smoke elimination tests in accordance with ANSI/AHAM AC-1-1988 standard entitled “American National Standard Method for Measuring Performance of Portable Household Electric Cord-Connected Room Air Cleaners,” which demonstrated a Clean Air Delivery Rate (“CADR”) for the Kronos air purifier of over 300 for the larger size Kronos air purifier and 80 for the smaller size using consumer filtration testing standards for the Association of Home Appliance Manufacturers (“AHAM”).

Sterilization Testing Results

●	Environmental Health and Engineering (viral analysis by the University of Wisconsin Department of Pediatrics and Medicine):
–

collection and removal of a wide range of respiratory viruses, including influenza A, influenza B, human rhinoviruses, human coronavirus, respiratory syncytial virus, adenovirus, and bocavirus, from the waiting room of a pediatric office while patients were present.

F-33

●	Scientific Institution of Health Care, Central Clinical Hospital #2 in Moscow (clinical trial):
	–	100% decontamination of bacteria (Staphylococcus aureus) in under one hour and 80% decontamination of general bacteria in under 24 hours from a 48m (3) hospital room while people were present.
●	Pulmonary Department of Municipal Hospital #2 in Moscow (clinical trial):
	–	100% decontamination of bacteria (Staphylococcus aureus) in under five hours from a 66m (3) hospital room while four patients were present; and
	–	100% decontamination of mildew fungi in under two hours from a 113.2m(3) hospital room.

●	Disinfection Research Institute Sterilization Laboratory in Moscow:
	–	disinfected a room completely contaminated with Bacteriophage
–

a microorganism which lives in the E. Coli bacteria. (Bacteriophage is widely used in virus testing because the microorganism’s biological structure and size share many functional similarities with a wide range of viruses); and

	–	100% decontamination of room infected with bacteria (Staphylococcus aureus strain 906 (S. aureus) and Bacillus cereus strain 96 (B. cereus)
	–	S. aureus is a known cause of hospital-acquired infections, including skin lesions such as boils and furunculosis and more serious infections such as pneumonia and meningitis.

●	Institute for Veterinary Medicine in the Ukraine - destroy and sterilize air which had been inseminated with Anthrax and E. coli spores;

●	New Hampshire Materials Laboratory - up to 95% reduction of hazardous gases, including numerous carcinogens found in cigarette smoke:

●	Battelle PNNL - 95% destruction of Bg (anthrax simulant); and,

●	Dr. Sergey Stoylar, a bacteriologist from the American Bacteriological Society - 100% destruction of Bacillus subtilis 168 (bacteria simulant).

Market Segmentation

Kronos had an initial business development strategy to attempt to develop and produce products based on the Kronos® technology to six distinct air quality market segments: (1) air movement and purification (residential, health care, hospitality, and commercial facilities); (3) air purification for unique spaces (clean rooms, airplanes, automotive, and cruise ships); (4) specialized military (naval vessels, closed vehicles and mobile facilities); (5) industrial scrubbing (produce storage and diesel and other emissions); and (6) hazardous gas destruction (incineration and chemical facilities).

Technology Application and Product Development

To best serve Kronos’ targeted market segments, the Company is developing specific product applications across two distinct product application platforms. A Kronos device can be either used as a standalone product or can be embedded. Standalone products are self- contained and only require the user to plug the Kronos device into a wall outlet to obtain air movement and filtration for their home, office, or hotel room. Embedded applications of the Kronos technology require the technology be added into another system, such as a building ventilation system for more efficient air movement and filtration or into an electrical device such as computer or medical equipment to replace the cooling fan or heat sink.

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Standalone Platform

Residential Products. The Company had developed a residential product “SilentNight” Air Purifier and in the past sold it through independent sales reps.

Medical Products. The Company is planning to engage in development of healthcare related products based on our technology.

Commercial and Other Standalone Products. Utilizing our expanded product development resources, in the past Kronos completed the initial design, development and production of a series of small multifunctional devices that can be used as space heaters, vaporizers, disinfectors, deodorizers and/or fans.

Embedded Platform

In addition, Kronos has developed an air filtration and purification mechanism capable of performing to HEPA quality standards, while eliminating bacteria and viruses. The Company believes that Kronos devices could replace current HEPA filters with a permanent, easily cleaned, low-cost solution. Among the technical advantages of the Kronos technology over HEPA filters is the ability of the Kronos-based devices to eliminate the energy burden on air handling systems, which must generate high levels of backpressure necessary to move air through HEPA-based systems. Kronos-based devices enhance the air flow, while providing better than HEPA level filtration and purification. Kronos is seeking one or more strategic partners to commercialize, market and distribute Kronos based commercial embedded air filtration and purification devices.

Market Segmentation

 Kronos’ initial business development strategy was to develop and produce products based on the Kronos technology to six distinct air quality market segments: (1) air movement and purification (residential, health care, hospitality, and commercial facilities); (2) embedded cooling and cleaning (electronic devices and medical equipment); (3) air purification for unique spaces (clean rooms, airplanes, automotive, and cruise ships); (4) specialized military (naval vessels, closed vehicles and mobile facilities); (5) industrial scrubbing (produce storage and diesel and other emissions); and (6) hazardous gas destruction (incineration and chemical facilities).

Patents and Intellectual Property

 Kronos has received notification that fifteen of its patent applications have been allowed for issuance by the United States Patent and Trademark Office and six of its international patent applications have been allowed for issuance by the Canadian Intellectual Property Office, the Commonwealth of Australia Patent Office, and the Mexican Institute of Industrial Property. These patents are considered utility patents which describe fundamental innovations in the generation, management, and control of electrostatic fluids, including air movement, filtration, and purification. Each of the patents contain multiple part claims for both general principles as well as specific designs for incorporating the Kronos technology into air movement, filtration, and purification products. The patents provide protection for both specific product implementations of the Kronos technology, as well as more general processes for applying the unique attributes and performance characteristics of the technology.

U.S. Patents

i.	December, 2003; #664741; Method and Apparatus for Electrostatic Fluid Acceleration Control of a Fluid Flow; Expires 2022;
ii.	April, 2004; #6,727,657; Electrostatic Fluid Accelerator for and a Method for Controlling Fluid; Expires 2022;
iii.	May, 2005; #6,888,314; Electrostatic Fluid Accelerator – Electrode design Geometries; Expires 2022;
iv.	August 2005; #6,937,455; Spark Management Method & Device; Expires 2022;
v.	November 2005; #6,963,479; Electrostatic Fluid Accelerator – Electrode design Geometries; Expires 2023;
vi.	May 2006; #7,053,565; Electrostatic Fluid Accelerator – Power Management; Expires 2024;
vii.	July 2006; #7,150,780; Electrostatic Air Cleaning Device; Expires 2024;
viii.	October 2006; #7,122,070; Method of and Apparatus for Electrostatic Fluid Acceleration; Expires 2025;
ix.	July, 2007; #7,248,003; Electric Field Management; Expires 2025;
x.	August 2007; #7,262,564; Alternative Geometries and Voltage Supply Management; Expires 2024; and,
xi.	August 2008; #7,410,531; Method of Controlling Fluid Control; Expires 2025.
xii.	January 7, 2003; #6,504,308; Electrostatic Fluid Accelerator; Expires 2023.
xiii.	July 19, 2005; #6,919,698; Electrostatic Fluid Accelerator and for Method of Controlling Fluid Flow; Expires 2025.
xiv.	January 2, 2007; #7,157,704; Corona Discharge Electrode and Method for Operating Same; Expires 2027.
xv.	January 7, 2003; #6,504,308; Electrostatic Fluid Accelerator; Expires 2023.
xvi.	May 3, 2005; # 6,888,314; Electrostatic Fluid Accelerator; Expires 2025.

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International Patents

Kronos intends to continue to aggressively file patent applications in the U.S. and internationally. On July 13, 2020, Kronos filed for provisional us patent protection for new antibacterial face mask with cellphone radiation protection features.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements of the Company include those of the Company and its subsidiary for the periods in which the subsidiary was owned/held by the Company. All significant intercompany accounts and transactions have been eliminated in the preparation of the consolidated financial statements. On March 22, 2021, the Company formed DogeSPAC, LLC in Puerto Rico as a wholly owned subsidiary. In April and May 2021, the Company decided to no longer hold or acquire significant amounts of digital assets and began a process whereby the resulting 600,000,000 Dogecoin Cash tokens would be transferred in a spin off transaction to DogeSPAC, LLC, in exchange for DogeSPAC, LLC issuing to all our shareholders one restricted unit in DogeSPAC, LLC for each share of our common stock. The spin off and unit dividend were completed on June 15, 2021, based on the record date, and subsequently paid to all shareholders. The Company is no longer an affiliate of DogeSPAC, LLC and does not maintain any ownership or control over it. The only operating subsidiary of the Company at June 30, 2021, is Kronos Advanced Technologies L.L.C., a Colorado limited liability company.

Accounting Estimates

The preparation of financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions made in estimated useful lives of property and equipment, assumptions inherent in a purchase price allocation, accruals for potential liabilities, certain assumptions used in deriving the fair value of derivative liabilities, share-based compensation, and beneficial conversion feature of notes payable, and realization of deferred tax assets.

Stock-Based Compensation

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by the Financial Accounting Standards Board whereas the value of the award is measured on the date of grant and recognized over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the Financial Accounting Standards Board whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Non-employee stock-based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the non-employee, option grants are immediately vested and the total stock- based compensation charge is recorded in the period of the measurement date.

The fair value of the Company’s common stock option and warrant grants is estimated using the Black-Scholes option pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the common stock options, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes option pricing model and based on actual experience. The assumptions used in the Black-Scholes option pricing model could materially affect compensation expense recorded in future periods.

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Fair Value of Financial Instruments The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP) and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s derivative liability of $302,055 and $1,679,276 as of June 30, 2021, and June 30, 2020, respectively and was based on Level 3 measurements.

The carrying amounts of the Company’s other financial assets and liabilities, such as cash, prepaid expense, accounts payable and accrued payables and notes payable, approximate their fair values because of the short maturity of these instruments.

Acquisitions and Business Combinations The Company allocates the fair value of purchase consideration to the tangible assets acquired, liabilities assumed, and separately identified intangible assets acquired based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from, acquired technology, trademarks and trade names, useful lives, and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, which is one year from the acquisition date, we may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded to earnings.

Derivative Financial Instruments The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

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Accounts Receivable All of the Company’s accounts receivable balance is related to trade receivables. Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts, if any, is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company will maintain allowances for doubtful accounts, estimating losses resulting from the inability of its customers to make required payments for products. Accounts with known financial issues are first reviewed and specific estimates are recorded. The remaining accounts receivable balances are then grouped into categories by the number of days the balance is past due, and the estimated loss is calculated as a percentage of the total category based upon past history. Account balances are charged off against the allowance when it is probable that the receivable will not be recovered.

Net Income (Loss) Per Share Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed using the weighted-average number of common shares and the dilutive effect of contingent shares outstanding during the period. Potentially dilutive contingent shares, which primarily consist of convertible notes, stock issuable to the exercise of stock options and warrants have been excluded from the diluted loss per share calculation because their effect is anti-dilutive.

Segments The Company determined its reporting units in accordance with ASC 280, “Segment Reporting” (“ASC 280”). Management evaluates a reporting unit by first identifying its’ operating segments under ASC 280. The Company then evaluates each operating segment to determine if it includes one or more components that constitute a business. If there are components within an operating segment that meet the definition of a business, the Company evaluates those components to determine if they must be aggregated into one or more reporting units. If applicable, when determining if it is appropriate to aggregate different operating segments, the Company determines if the segments are economically similar and, if so, the operating segments are aggregated.

Management has determined that the Company has one consolidated operating segment. The Company’s reporting segment reflects the manner in which its chief operating decision maker reviews results and allocates resources. The Company’s reporting segment meets the definition of an operating segment and does not include the aggregation of multiple operating segments.

Property and Equipment Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets, which range from three to seven years. Expenditures for major renewals and betterments that extend the original estimated economic useful lives of the applicable assets are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss is included in operations.

Digital Assets Translations and Remeasurements Digital Assets are included in current assets in the consolidated balance sheets. Digital Assets are recorded at cost less impairment.

An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired.

Impairment exists when the carrying amount exceeds its fair value. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

Realized gain (loss) on sale of Digital Assets are included in other income (expense) in the consolidated statements of operations.

The Company assesses impairment of Digital Assets quarterly if the fair value of digital assets is less than its cost basis. The Company recognizes impairment losses on Digital Assets caused by decreases in fair value using the average U.S. dollar spot price of the related Digital Asset as of each impairment date. Such impairment in the value of Digital Assets is recorded as a component of costs and expenses in our consolidated statements of operations. There were no impairment losses related to Digital Assets during the period ended June 30, 2021.

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Intangibles

The Company uses assumptions in establishing the carrying value, fair value and estimated lives of the Company’s long-lived assets and goodwill. The criteria used for these evaluations include management’s estimate of the assets’ continuing ability to generate positive income from operations and positive cash flow in future periods compared to the carrying value of the asset, the strategic significance of any identifiable intangible asset in its business objectives, as well as the market capitalization of the Company. Cash flow projections used for recoverability and impairment analysis use the same key assumptions and are consistent with projections used for internal budgeting, and for lenders and other third parties. If assets are considered to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Useful lives and related amortization or depreciation expense are based on the Company’s estimate of the period that the assets will generate revenues or otherwise be used by Kronos. Factors that would influence the likelihood of a material change in the Company’s reported results include significant changes in the assets’ ability to generate positive cash flow, loss of legal ownership or title to the asset, a significant decline in the economic and competitive environment on which the asset depends, significant changes in the Company’s strategic business objectives, and utilization of the asset.

Income Taxes

Income taxes are accounted for in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 109. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized, but no less than quarterly. Currently the company has not valued any NOL because of the expectation that it will not be used.

Research and Development Expenses

Costs related to research and development are charged to research and development expense as incurred.

Revenue Recognition

The Company accounts for revenues in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contract(s), which includes (1) identifying the contract(s) or agreement(s) with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. Under ASC 606, revenue is recognized when performance obligations under the terms of a contract are satisfied, which occurs for the Company upon shipment or delivery of products or services to our customers based on written sales terms, which is also when control is transferred. Revenue is measured as the amount of consideration we expect to receive in exchange for transferring the products or services to a customer.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases. This ASU establishes a right-of-use model that requires a lessee to record a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. This ASU and all the related amendments are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company adopted this guidance in the first quarter of fiscal 2020, the quarter ended September 30, 2019, using the optional transitional method afforded under ASU No. 2018-11, Leases (Topic 842): Targeted Improvements. Results for reporting periods beginning after the adoption date are presented under Topic 842, while prior period amounts are not adjusted and continue to be reported in accordance with the Company’s historic accounting under ASC 840 (see Note 7 - Leases).

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The Company elected and applied the available transition practical expedients. By electing these practical expedients, the Company did:

a.	not reassess whether expired or existing contracts contain leases under the new definition of a lease;
b.	not reassess lease classification for expired or existing leases; and
c.	not reassess whether previously capitalized initial direct costs would qualify for capitalization under Topic 842.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The amendments in this ASU replace the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. This ASU is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019. In November 2018, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments - Credit Losses. The amendments in this ASU align the implementation date for nonpublic entities’ annual financial statements with the implementation date for their interim financial statements. In addition, the amendment clarifies that receivables arising from operating leases are not within the scope of Subtopic 326-20; instead, impairment of receivables arising from operating leases should be accounted for in accordance with Topic 842: Leases. This ASU is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. In April 2019, the FASB issued ASU No. 2019-04, Codification Improvements to Topic 326, Financial Instruments - Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825 Financial Instruments. The amendments in this ASU further clarify certain aspects of ASU No. 2016-13. For entities that have not yet adopted ASU No. 2016-13, this ASU is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. In May 2019, the FASB issued ASU No. 2019-05, Financial Instruments - Credit Losses (Topic 326): Targeted Transition Relief. The amendments in this ASU provide transition relief for ASU No. 2016-13 by providing an option to irrevocably elect the fair value option for certain financial assets measured at an amortized cost basis. For entities that have not yet adopted ASU No. 2016-13, this ASU is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company is currently evaluating the impact this ASU will have on its financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants and the SEC did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statement presentation or disclosures.

NOTE 3 - REALIZATION OF ASSETS AND GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has sustained losses from operations in recent years, and such losses have continued through the current year ended June 30, 2021. In addition, the Company has used, rather than provided, cash in its operations. The Company has attempted during the period to use its resources to commercialize its technology and develop viable commercial products and to provide for its working capital needs.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to meet its financing requirements on a continuing basis, to maintain present financing and to succeed in its future operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 4. ACQUSITION OF CERTAIN ASSETS

On October 1, 2019, the Company entered into an operating assets purchase agreement wherein the Company acquired three check cashing kiosks operating in the United States. The purchase price for the assets was $250,000 in the form of a convertible note payable. (See Note 6.)

On June 30, 2021, the Company completed an acquisition that begun on June 18, 2020, wherein the Company acquired an electronic manufacturing facility, all intellectual property belonging to the seller regarding the facility, and all manufacturing equipment within the facility located in Parkersburg, WV. The purchase price for the assets was $5,800,000 in the form of partial cash payment ($2,610,000) with the remainder paid in shares totaling $3,190,000.

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Kronos has purchased a turn-key manufacturing campus centrally located in the USA in a Federal Opportunity Zone. This factory is situated on 10.5 acres of land with three buildings: the Main Manufacturing Facility, Auxiliary Facility, and Warehouse totaling 85,000 square feet. This acquisition included Machinery and Equipment, Intellectual Property, Infrastructure, IT assets, and planned initial Renovations. The closing of this acquisition is pending facility improvements and is scheduled to be completed before year’s end. This acquisition is a Critical-To-Success Tactic for Kronos in our pursuit of manufacturing our products “In America by Americans” (Transition to America initiative) and executing our Touchless Manufacturing Initiative.

NOTE 5 – INVENTORY VALUATION AND PREPAID EXPENSES

As of June 30, 2021, Kronos has $233,154 worth of inventory stored in their newly acquired manufacturing facility in West Virginia. Majority of their inventory consists of air purifiers and other related products to sell to consumers. Kronos values their inventory based on FIFO (First-In-First-out) accounting method.

As of June 30, 2021, prepaid expenses were $16,893. Prepaid expenses consist of prepaid advertising expenses for promotions and marketing that will be realized in future months.

NOTE 6 - INTANGIBLES

Intangible assets consisted of the following on June 30, 2021:

Crypto Currency	$13,512
Developed and Purchased Patent Technology (devalued)	10,000
Less accumulated amortization	—
Goodwill	$145,000
Intellectual Property	$65,974
Net intangible assets	$89,486

Developed and purchased patent technology includes developed technology as well as property that was acquired in the Kronos acquisition. See Note 1. Management had assessed that the value is not more than $10,000 and the patents were written down to that amount in 2009.

Intellectual property includes IT software, computer programming software, and other such intangibles assets acquired during the acquisition of the West Virginia manufacturing facility deal.

Intangible assets will be amortized on a straight-line basis over 10 years once operations increase.

NOTE 7 – CONVERTIBLE NOTES PAYABLE

On December 31, 2018, the Company issued a convertible promissory note in the amount of $1,000,000. The note is due on December 31, 2023, and bears interest at 5% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 80% multiplied by the average of the three lowest trading price during the previous ten (10) day trading period ending on the latest completed trading day prior to the conversion date. Pursuant to current accounting guidelines, the Company recorded a note discount of $1,000,000 to account for the note’s derivative liability. In addition, the Company recorded an amount of discount in excess of the note principal of $250,000 that was expensed as a financing cost.

 On June 30, 2021, The Company converted the entirety of the note into shares eliminating the liability of this note completely.

 On October 1, 2019, the Company issued a convertible promissory note in the amount of $250,000. The note is due on October 1, 2024, and bears interest at 5% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 80% multiplied by the average of the three lowest trading price during the previous ten (10) day trading period ending on the latest complete trading day prior to the conversion date. Pursuant to current accounting guidelines, the Company recorded a note discount of $250,000 to account for the note’s derivative liability. In addition, the Company recorded an amount of discount in excess of the note principal of $62,500 that was expensed as a financing cost. The lender elected to convert 12 months interest totaling 12,000 into 12 million shares of common stock.

 During the period ended June 30, 2021, the Company amortized $21,875 of debt discount, and as of June 30, 2021, the balance of the unamortized debt discount was $175,000.

F-41

In April and June 2020, the Company issued four convertible promissory notes with investors totaling $137,500. These convertible notes payable is due one year from issuance, with interest at 5% per annum and are convertible at 80% multiplied by the Market Price (representing a discount rate of 20%). Market Price is defined as the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending one trading day prior to the date the conversion. Pursuant to current accounting guidelines, the Company recorded a note discount of $137,500 to account for the note’s derivative liability. In addition, the Company recorded an amount of discount in excess of the note principal of $48,177 that was expensed as a financing cost.

On July 21, 2020, the Company issued a convertible promissory note in the amount of $100,000. The note is due on July 21, 2021, and bears interest at 5% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 80% multiplied by the average of the three lowest trading price during the previous three (3) day trading period ending on the latest complete trading day prior to the conversion date.

NOTE 8- LONG-TERM LIABILITIES

On June 17th, 2021, West Virginia Economic Development and Authority (WVEDA) approved in a meeting of its board of directors to grant Kronos a loan with the aggregate principal amount not to exceed $2,610,000. This is to be considered a loan as part of the acquisition of the manufacturing facility in West Virginia. This loan is to serve as a cash payment for the acquisition of the manufacturing facility as part of the agreement. The loan is broken down into real estate improvement loan and equipment loan with repayment terms of 15 years and 10 years respectively.

Interest rates for the two notes are as follows:

Loan #1: This loan shall bear interest fixed as of the third business day prior to closing equal to the rate of the 20 Year US Treasury Note rate plus 0.75%. This loan has a floor (minimum) interest rate of 2. 75% and shall be adjustable every five years.

Loan #2: This loan shall bear interest fixed as of the third business day prior to closing equal to the rate of the Wall Street Journal Prime rate multiplied by 0.75%. This loan has a floor (minimum) interest rate of 2.75%.

NOTE 9- DERIVATIVE LIABILITY

The FASB has issued authoritative guidance whereby instruments which do not have fixed settlement provisions are deemed to be derivative instruments. Certain warrants issued to investors and conversion features of notes payable did not have fixed settlement provisions because either their exercise prices will be lowered if the Company issues securities at lower prices in the future or the conversion price is variable. In addition, since the number of shares to be issued is not explicitly limited, the Company is unable to conclude that enough authorized and unissued shares are available to share settle the conversion option. In accordance with the FASB authoritative guidance, the conversion feature of the notes was separated from the host contract (i.e., the notes) and the fair value of the warrants have been recognized as a derivative and will be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

 The derivative liabilities were valued at the following dates using a Binomial Lattice Model with the following average assumptions:

	June 30, 2021	June 30, 2020
Stock Price	0.057	0.0909
Risk free interest rate	0.46	0.37
Expected Volatility	424	506
Expected life in years	2.50 - 3.25	3.75 - 4.50
Expected dividend yield	0	0

Fair Value – Warrants	0	0
Fair Value – Note Conversion Feature	302,055	1,679,276
Total	302,055	1,679,276

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its common stock to estimate the future volatility for its common stock. The expected life of the derivative securities was determined by the remaining contractual life of the derivative instrument. For derivative instruments that already matured, the Company used the estimated life. The expected dividend yield was based on the fact that the Company has not paid dividends to its common stockholders in the past and does not expect to pay dividends to its common stockholders in the future.

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NOTE 10 – LEASES

The Company owns its offices as of June 30, 2021.

NOTE 11 – LEGAL PROCEEDINGS

The company had several lawsuits from 2008 and prior. These have all run their course as far as the statute of limitations is concerned. It is the opinion of management that no debts exist as of June 30, 2021.

From time to time, the Company may be subject to routine litigation, claims or disputes in the ordinary course of business. The Company defends itself vigorously in all such matters. In the opinion of management, no pending or known threatened claims, actions or proceedings against the Company are expected to have a material adverse effect on its financial position, results of operations or cash flows. However, the Company cannot predict with certainty the outcome or effect of any such litigation or investigatory matters or any other pending litigations or claims. There can be no assurance as to the ultimate outcome of any such lawsuits and investigations. The Company will record a liability when it believes that it is both probable that a loss has been incurred and the amount can be reasonably estimated. The Company periodically evaluates developments in its legal matters that could affect the amount of liability that it has previously accrued, if any, and makes adjustments as appropriate. Significant judgment is required to determine both the likelihood of there being, and the estimated amount of, a loss related to such matters, and the Company’s judgment may be incorrect. The outcome of any proceeding is not determinable in advance. Until the final resolution of any such matters that the Company may be required to accrue for, there may be an exposure to loss in excess of the amount accrued, and such amounts could be material.

NOTE 12 - MAJOR CUSTOMERS

As of June 30, 2021, Kronos’ major customers are Walmart.com and School Districts.

NOTE 13 - SEGMENTS OF BUSINESS

The Company operates principally in one segment of business: the Kronos segment licenses, manufactures, and distributes air movement and purification devices utilizing the Kronos technology. The Company operates primarily in the United States of America and Israel.

NOTE 14 - RELATED PARTIES

As of June 30, 2021, in accordance with the Exchange Transaction, GX7 Limited, partially owned by current CTO Joseph Florence, received 91,000,000 shares as part of the purchase agreement of the newly owned warehouse facility by Kronos. This share amount stock represents 13.79% of the issued and outstanding common stock of the Company as of June 30, 2021.

NOTE 15 - STOCKHOLDERS’ EQUITY/ (DEFICIT)

During the year ended June 30, 2021, total amount of shares issued throughout the period were 159,634,620 shares:

●	10,986,115 shares of common stock issued for services rendered
●	13,100,000 shares of common stock issued to former officer of the company for retirement shares
●	44,548,505 shares of common stock issued for notes payable conversions
●	91,000,000 shares of common stock issued for acquisition of facility in West Virginia

Kronos distributed $1,000,000 worth of its assets pro rata based on record date of June 15, 2021, to its shareholders in the form of membership interest in its former subsidiary, DodgeSPAC LLC. Kronos acquired such membership equity through the transfer of its $1,000,000 cost basis of its crypto assets in April of 2021. As form of dividend, Kronos distributed to all shareholders one unit of DogeSPAC for each one share of KNOS held wherein each shareholder received one unit of DodgeSPAC LLC for each share of KNOS held as of June 15, 2021.

NOTE 16 - SUBSEQUENT EVENTS

 No Subsequent events have occurred.

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 PART III - EXHIBITS

Index to Exhibits

Exhibit No.	Description of Exhibit	Location

2.1	Certificate of Incorporation.	Incorporated by reference to Exhibit 2.1 to the Form 1-A filed January 11, 2023

2.1(a)	Amendment to Certificate of Incorporation; Name Change from TSET to Kronos Advanced Technologies, Inc.	Incorporated by reference to Exhibit 2.1(a) to the Form 1-A filed January 11, 2023

2.1(b)	Amendment to Certificate of Incorporation; Name Change from Technology Selection, Inc. to TSET	Incorporated by reference to Exhibit 2.1(b) to the Form 1-A filed January 11, 2023.

2.2	Corporate Bylaws.	Incorporated by reference to Exhibit 2.2 to the Form 1-A filed January 11, 2023

4.1	Form of Subscription Agreement.	Incorporated by reference to Exhibit 4.1 to the Form 1-A filed January 11, 2023

6.1	Employment Contract: Joseph Florence.	Incorporated by reference to Exhibit 6.1 to the Form 1-A filed January 11, 2023

6.2	Amendment to Employment Contract: Joseph Florence.	Incorporated by reference to Exhibit 6.2 to the Form 1-A filed January 11, 2023

6.3	Employment Contract: Mary Taylor.	Incorporated by reference to Exhibit 6.3 to the Form 1-A filed January 11, 2023

6.4	Employment Contract: Michael Rubinov.	Incorporated by reference to Exhibit 6.4 to the Form 1-A filed January 11, 2023

6.5	Approval letter from West Virginia Economic Development Authority.	Incorporated by reference to Exhibit 6.5 to the Form 1-A filed January 11, 2023

6.6	Commitment letter from West Virginia Economic Development Authority.	Incorporated by reference to Exhibit 6.6 to the Form 1-A filed January 11, 2023

6.7	Convertible Promissory Note, April 29, 2020; Julius Toth.	Incorporated by reference to Exhibit 6.7 to the Form 1-A filed January 11, 2023

6.8	Convertible Promissory Note, June 5, 2020; Mark Grossman.	Incorporated by reference to Exhibit 6.8 to the Form 1-A filed January 11, 2023

6.9	Convertible Promissory Note, June 8, 2020; Intellicalm, Inc.	Incorporated by reference to Exhibit 6.9 to the Form 1-A filed January 11, 2023

6.10	Convertible Promissory Note, July 21, 2020; Intellicalm, Inc.	Incorporated by reference to Exhibit 6.10 to the Form 1-A filed January 11, 2023

6.11	Convertible Promissory Note, April 29, 2020; Nina Levy.	Incorporated by reference to Exhibit 6.11 to the Form 1-A filed January 11, 2023

6.12	Agreement of Conveyance, Transfer and Assignment of Assets; Assumption of Obligations and Spin Off	Incorporated by reference to Exhibit 6.12 to the Form 1-A filed January 11, 2023

6.13	West Virginia Economic Development Authority Certificate of Completion, Equity Injection & Sources and Uses of Funds	Incorporated by reference to Exhibit 6.13 to the Form 1-A filed January 11, 2023

6.14	West Virginia Economic Development Authority Documents List	Incorporated by reference to Exhibit 6.14 to the Form 1-A filed January 11, 2023

6.15	West Virginia Economic Development Authority Loan Agreement	Incorporated by reference to Exhibit 6.15 to the Form 1-A filed January 11, 2023

6.16	Promissory Note; Equipment Loan	Incorporated by reference to Exhibit 6.16 to the Form 1-A filed January 11, 2023

6.17	Promissory Note; Real Estate Loan	Incorporated by reference to Exhibit 6.17 to the Form 1-A filed January 11, 2023

6.18	Kronos Advanced Technology, Inc. Secretary’s, and Incumbency Certificate	Incorporated by reference to Exhibit 6.18 to the Form 1-A filed January 11, 2023

6.19	Kronos Advanced Technology, Inc. WV Secretary’s, and Incumbency Certificate	Incorporated by reference to Exhibit 6.19 to the Form 1-A filed January 11, 2023

6.20	Security Agreement between Kronos Advanced Technology, Inc., and West Virginia Economic Development Authority	Incorporated by reference to Exhibit 6.20 to the Form 1-A filed January 11, 2023

6.21	Credit Line Deed of Trust	Incorporated by reference to Exhibit 6.21 to the Form 1-A filed January 11, 2023

6.22	Recorded Deed of Trust; GX7-Kronos Advanced Technology, Inc. April 7, 2022	Incorporated by reference to Exhibit 6.22 to the Form 1-A filed January 11, 2023

6.23	Recorded Deed of Trust; Fixture Filing	Incorporated by reference to Exhibit 6.23 to the Form 1-A filed January 11, 2023

6.24	Written Consent; Board of Directors; Kronos to Spin Off transaction	Incorporated by reference to Exhibit 6.24 to the Form 1-A filed January 11, 2023

6.25	Corporate Advisory Services Agreement with Pinnacle Consulting Services, Inc.	Incorporated by reference to Exhibit 6.25 to the Form 1-A filed January 11, 2023

11.1	Consent of Weinstein International	Filed herewith

11.2	Consent of Mailander Law Office, Inc. (contained is 12.1)	Filed herewith

12.1	Opinion of Mailander Law Office, Inc.	Filed herewith

99.1	Kronos Patent US6664741	Incorporated by reference to Exhibit 99.1 to the Form 1-A filed January 11, 2023

99.2	Kronos Patent US6727657	Incorporated by reference to Exhibit 99.2 to the Form 1-A filed January 11, 2023

99.3	Kronos Patent US6888314	Incorporated by reference to Exhibit 99.3 to the Form 1-A filed January 11, 2023

99.4	Kronos Patent US6937455	Incorporated by reference to Exhibit 99.4 to the Form 1-A filed January 11, 2023

99.5	Kronos Patent US6963479	Incorporated by reference to Exhibit 99.5 to the Form 1-A filed January 11, 2023

99.6	Kronos patent US7053565	Incorporated by reference to Exhibit 99.6 to the Form 1-A filed January 11, 2023

99.7	Kronos Patent US7150780	Incorporated by reference to Exhibit 99.7 to the Form 1-A filed January 11, 2023

99.8	Kronos Patent US7122070	Incorporated by reference to Exhibit 99.8 to the Form 1-A filed January 11, 2023

99.9	Kronos Patent US7248003	Incorporated by reference to Exhibit 99.9 to the Form 1-A filed January 11, 2023

99.10	Kronos Patent US7262564B2	Incorporated by reference to Exhibit 99.10 to the Form 1-A filed January 11, 2023

99.11	Kronos Patent US7410532	Incorporated by reference to Exhibit 99.11 to the Form 1-A filed January 11, 2023

99.12	Kronos Patent US6504308	Incorporated by reference to Exhibit 99.12 to the Form 1-A filed January 11, 2023

99.13	Kronos Patent US6919698B2	Incorporated by reference to Exhibit 99.13 to the Form 1-A filed January 11, 2023

99.14	Kronos Patent US7157704	Incorporated by reference to Exhibit 99.14 to the Form 1-A filed January 11, 2023

99.15	Kronos Patent US6504308	Incorporated by reference to Exhibit 99.15 to the Form 1-A filed January 11, 2023

99.16	Kronos Patent US6888314	Incorporated by reference to Exhibit 99.16 to the Form 1-A filed January 11, 2023

99.17	Current Account Statement Registrant Crypto Currency Balance	Incorporated by reference to Exhibit 99.17 to the Form 1-A filed January 11, 2023

99.18	Kronos Patent Application Confirmation US 17/372,170	Incorporated by reference to Exhibit 99.18 to the Form 1-A filed January 11, 2023

III-3

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has authorized this registration statement to be signed on its behalf by the undersigned, in Tel-Aviv, Israel, on February 3, 2023.

KRONOS ADVANCED TECHNOLOGIES, INC.
(Registrant)

By:	/s/ Michael Rubinov
Name:	Michael Rubinov
Title:	Director, President and CEO (principal executive officer

By:	/s/ Mary Taylor
Name:	Mary Taylor
Title:	Independent Director

By:	/s/ Michael Rubinov
Name:	Michael Rubinov
Title:	CFO (principal financial and accounting officer)

III-4